As filed with the Securities and Exchange Commission on July 22, 2011
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MedAssets, Inc.
Subsidiary Guarantors Listed on Schedule A hereto
(Exact name of co-registrants as specified in their charters)

Delaware	7372	51-0391128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 200
Alpharetta, Georgia 30022
(678) 323-2500
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Jonathan H. Glenn, Esq.
MedAssets, Inc.
Executive Vice President and Chief Legal and Administrative Officer
100 North Point Center East, Suite 200
Alpharetta, Georgia 30022
(678) 323-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Morgan D. Elwyn, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8000

Approximate date of commencement of proposed sale of securities to the public:
As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities	Amount to be	Proposed maximum offering	Proposed maximum	Amount of
to be registered	registered	price per unit (1)	aggregate offering price	registration fee
8.0% Senior Notes due 2018	$325,000,000	100%	$325,000,000	$37,732.50

Guarantees of the Senior Notes listed above	(2)	(2)	(2)	(2)

Total	$325,000,000	100%	$325,000,000	$37,732.50

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Pursuant to Rule 457(n), no registration fee is payable with respect to the guarantees by Aspen Healthcare Metrics LLC, MedAssets Analytical Systems, LLC, MedAssets Supply Chain Systems, LLC, MedAssets Net Revenue Systems, LLC, MedAssets Services LLC, Dominic & Irvine, LLC, Broadlane Intermediate Holdings, Inc., Broadlane NY, Inc., MedAssets Ventures, LLC, MedAssets Insurance Solutions, LLC, Health Equipment Logistics and Planning, Inc., Healthcare Performance Partners, Inc., KP Select, Inc. and The Broadlane Group, Inc. The guarantees are not traded separately.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Subsidiary Guarantors

Address, Including Zip
Code, and Telephone
Number, Including
	State or Other Jurisdiction		Area Code, of
Exact Name of Registrant as	of Incorporation or	I.R.S. Employer	Principal Executive
Specified in Its Charter	Organization	Identification Number	Offices
Aspen Healthcare Metrics LLC	Delaware	06-1672317	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Analytical Systems, LLC	Delaware	20-2943091	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Supply Chain Systems, LLC	Delaware	58-2612223	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Net Revenue Systems, LLC	Delaware	43-2018849	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

Dominic & Irvine, LLC	Delaware	20-4173534	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Services, LLC	Delaware	20-8867606	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

Broadlane Intermediate Holdings, Inc.	Delaware	80-0232632	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

Address, Including Zip
Code, and Telephone
Number, Including
	State or Other Jurisdiction		Area Code, of
Exact Name of Registrant as	of Incorporation or	I.R.S. Employer	Principal Executive
Specified in Its Charter	Organization	Identification Number	Offices
Broadlane NY, Inc.	Delaware	26-1406974	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Ventures, LLC	Delaware	45-2675946	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

MedAssets Insurance Solutions, LLC	Delaware	27-3449890	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

Health Equipment Logistics and Planning, Inc.	Delaware	27-2394723	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

Healthcare Performance Partners, Inc.	Delaware	27-1204639	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

KP Select, Inc.	Delaware	94-3385977	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

The Broadlane Group, Inc.	Delaware	75-2851713	c/o MedAssets, Inc. 100 North Point Center East, Suite 200 Alpharetta, Georgia 30022 (678) 323-2500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 22, 2011
PRELIMINARY PROSPECTUS

Offers to Exchange

$325.0 million principal amount of its 8.0%
senior notes due 2018,
which have been registered under the
Securities Act of 1933, for any and all of its outstanding
8.0% senior notes due 2018.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME,
ON            , 2011, UNLESS EXTENDED.

•	We are offering to exchange registered 8.0% senior notes due 2018 for any or all of our outstanding unregistered 8.0% senior notes. We refer herein to the unregistered notes as the “original notes.” We refer herein to the registered notes as the “exchange notes.” We refer herein to the exchange notes and the original notes, collectively, as the “notes.”

•	The exchange offer expires at 5:00 P.M., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	The exchange offer is subject to customary conditions that may be waived by us.

•	All original notes outstanding that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged for the exchange notes.

•	Tenders of original notes may be withdrawn at any time before 5:00 P.M., New York City time, on the expiration date of the exchange offer.

•	The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the exchange notes to be issued are substantially identical to the terms of the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

•	If you fail to tender your original notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

•	There is no established trading market for the notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or market quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to herein as the “Securities Act.” This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See “Plan of distribution.”

See “Risk factors” beginning on page 14 for a discussion of matters you should consider before you participate in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2011.

Page

Special note regarding forward looking statements	iii
Prospectus summary	1
Selected historical consolidated financial data	7
Selected unaudited pro forma condensed combined financial information	10
Risk factors	14
Use of proceeds	38
The exchange offer	38
Description of other indebtedness	48
Description of exchange notes	50
Book-entry settlement and clearance	107
Material United States federal income tax considerations	110
Certain ERISA considerations	114
Plan of distribution	116
Legal matters	117
Experts	117
Where you can find more information	117
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This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to Jonathan H. Glenn, MedAssets, Inc., 100 North Point Center East, Suite 200, Alpharetta, Georgia, 30022, telephone number (678) 323-2500. In order to ensure timely delivery of this information, any request should be made by            , 2011, five business days prior to the expiration date of the exchange offer.

Unless otherwise indicated or the context otherwise requires, the terms “MedAssets,” “we,” “our,” “us,” and the “company” refer to MedAssets, Inc. and its subsidiaries on a consolidated basis.

All years represented in this prospectus are fiscal years of MedAssets, unless otherwise indicated. Our fiscal year is the 12 months ending on December 31 of the specified year.

The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implications that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

Notice to investors

This prospectus contains summaries of the terms of certain agreements in a manner we believe to be accurate in all material respects. However, we refer you to the actual agreements for complete information relating to those agreements. All summaries of such agreements contained in this prospectus are qualified in their entirety by this reference.

i

Notice to New Hampshire residents

Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes Annotated, 1955, as amended, with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

ii

Special note regarding forward looking statements

This prospectus contains and incorporates by reference certain “forward-looking statements” (as defined in Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that reflect our expectations regarding our future growth, results of operations, performance and business prospects and opportunities. Words such as “believes,” “plans,” “expects,” “anticipates,” “seeks,” “aims,” “intends,” “estimates,” “projects,” “targets,” “can,” “could,” “may,” “should,” “will,” “would,” and similar expressions have been used to identify these forward-looking statements, but are not the exclusive means of identifying these statements. For purposes of this prospectus, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. These statements reflect our current beliefs and expectations and are based on information currently available to us. As such, no assurance can be given that our future growth, results of operations, performance and business prospects and opportunities covered by such forward-looking statements will be achieved. We have no intention or obligation to update or revise these forward-looking statements to reflect new events, information or circumstances.

Such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

A number of important factors could cause our actual results to differ materially from those indicated by such forward-looking statements, including those described in the section entitled “Risk factors” of this prospectus.

All written and oral forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this section or elsewhere in this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

iii

Prospectus summary

This summary highlights selected information about us and this exchange offering which is contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the exchange notes. You should read the entire prospectus carefully, especially the section describing the risks of investing in our notes captioned “Risk factors” consolidated financial statements and accompanying footnotes thereto and the unaudited pro forma condensed combined financial information included elsewhere herein or incorporated herein by reference before making any investment decision.

Overview

MedAssets, Inc., a Delaware corporation, provides technology-enabled products and services (“solutions”) that, together, help mitigate the increasing financial pressures faced by hospitals, health systems, and other non-acute healthcare providers. These pressures include lower revenues due to shortfalls in and the increasing complexity of healthcare reimbursement, rising bad debt and higher levels of uncompensated care delivery, and higher costs resulting from increasing operational complexity, increasing clinical acuity and increasing supply costs. According to a survey of not-for-profit hospitals by Moody’s Investor Service, the median hospital operating margins were 2.3% in 2009, and 19% of the surveyed hospitals reported an operating loss for the year. We believe that hospital and health system operating margins will remain under long-term and continual financial pressure due to shortfalls in available government reimbursement, commercial insurance pricing leverage, and continued escalation of supply utilization and operating costs.

We deliver our solutions through our two business segments, Spend and Clinical Resource Management (“SCM”) and Revenue Cycle Management (“RCM”). Our solutions are designed to improve operating margins and cash flow for our customers, which are primarily hospitals and health systems. We believe implementation of our full suite of solutions has the potential to improve customer operating margins by 1.5% to 5.0% of revenues by increasing revenue capture, decreasing supply costs and improving clinical resource utilization. The sustainable financial improvements provided by our solutions typically occur in a matter of months and can be quantified and confirmed by our customers. Our solutions integrate with our customers’ existing operations and enterprise software systems, and require minimal upfront costs or capital expenditures.

Corporate information

MedAssets is headquartered in Alpharetta, Georgia, and was incorporated in 1999. Our principal executive offices are located at 100 North Point Center East, Suite 200, Alpharetta, Georgia 30022, and our telephone number at that address is (678) 323-2500. Our website address is www.medassets.com. Our website and the information contained on our website are not part of this prospectus.

The exchange offer

On November 16, 2010, we completed an offering of $325.0 million aggregate principal amount of 8.0% senior notes due 2018 which we refer to herein as the “original notes,” in a transaction exempt from registration under the Securities Act. In connection with the offering of the original notes, we entered into a registration rights agreement, dated as of November 16, 2010, with the initial purchasers of the original notes. In the registration rights agreement, we agreed to offer our new 8.0% senior notes due 2018, which will be registered under the Securities Act, and which we refer to herein as the “exchange notes,” in exchange for the original notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. We also agreed to deliver this prospectus to the holders of the original notes. In this prospectus, we refer to the original notes and the exchange notes as the “notes.” You should read the discussions under the headings “—Summary of the terms of the exchange notes” and “Description of exchange notes” for information regarding the exchange notes.

The exchange offer	We are offering to exchange registered notes for any and all of our original notes.

You may only exchange outstanding notes issued in denominations of $2,000 and larger integral multiples of $1,000. The exchange notes are substantially identical to the original notes, except that the exchange notes will not have transfer restrictions and you will not have registration rights.

Resale	Based upon interpretations by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no action letters issued to unrelated third parties, we believe that you can transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act if you:

• acquire the exchange notes in the ordinary course of your business;

• are not and do not intend to become engaged in a distribution of the exchange notes;

• are not an “affiliate” (within the meaning of the Securities Act) of ours;

• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes from us or our affiliates; and

• are not a broker-dealer (within the meaning of the Securities Act) that acquired the original notes in a transaction as part of its market-making or other trading activities.

If any of these conditions are not satisfied and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. See “The exchange offer—Purpose of the exchange offer.”

Registration rights agreement	Under the registration rights agreement, we have agreed to use our commercially reasonable efforts to consummate the exchange offer or cause the original notes to be registered under the Securities Act to permit resales. If we are not in compliance with our obligations under the registration rights agreement, liquidated damages will accrue on the original notes in addition to the interest that otherwise is due on the original notes. If the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages will be payable on the original notes. The exchange notes will not contain any provisions regarding the payment of liquidated damages. See “The exchange offer—Liquidated damages.”

Minimum condition	The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered in the exchange offer.

Expiration date	The exchange offer will expire at 5:00 P.M., New York City time, on , 2011, unless we extend it. We do not currently intend to extend the expiration date.

Exchange date	We will accept original notes for exchange at the time when all conditions of the exchange offer are satisfied or waived. We will deliver the exchange notes promptly after we accept the original notes.

Conditions to the exchange offer	Our obligation to complete the exchange offer is subject to certain conditions. We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of certain specified events. See “The exchange offer—Conditions to the exchange offer.”

Withdrawal rights	You may withdraw the tender of your original notes at any time before the expiration of the exchange offer on the expiration date. Any original notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for tendering original notes	See “The exchange offer—How to tender.”

United States federal income tax consequences	The exchange of the original notes for the exchange notes will not be a taxable exchange for United States federal income tax purposes, and holders will not recognize any taxable gain or loss as a result of such exchange. See “Material United States federal income tax considerations.”

Effect on holders of original notes	If the exchange offer is completed on the terms and within the period contemplated by this prospectus, holders of original notes will have no further registration or other rights under the registration rights agreement, except under limited circumstances. See “The exchange offer—Other.”

Holders of original notes who do not tender their original notes will continue to hold those original notes. All untendered, and tendered but unaccepted, original notes will continue to be subject to the transfer restrictions provided for in the original notes and the indenture governing the original notes.

To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes could be adversely affected. See “Risk factors—Risks associated with the exchange offer—You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer,” “Risk factors—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer,” and “The exchange offer—Other.”

Use of proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer.

Exchange agent	Wells Fargo Bank, National Association is serving as the exchange agent in connection with the exchange offer.

Summary of the terms of the exchange notes

Issuer	MedAssets, Inc.

Securities offered	$325.0 million in aggregate principal amount of 8.0% senior notes due 2018.

Maturity	November 15, 2018.

Interest payment dates	May 15 and November 15 of each year, commencing on November 15, 2011.

Ranking	The exchange notes will:

• be our general unsecured, senior obligations;

• rank equally in right of payment with all of our existing and future senior debt;

• be effectively junior in right of payment to our secured debt, including the Credit Agreement (as defined in “Risk factors— Our indebtedness could adversely affect our financial health and reduce the funds available to us for other purposes”), to the extent of the value of the assets securing such debt;

• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the notes; and

• be senior in right of payment to all of our existing and future subordinated debt.

The guarantees will:

• be general unsecured, senior obligations of the guarantors;

• rank equally in right of payment with all of the existing and future senior debt of the guarantors;

• be effectively junior in right of payment to the secured debt of the guarantors, including the Credit Agreement, to the extent of the value of the assets securing such debt;

• be structurally subordinated to all of the existing and future liabilities (including trade payables) of each non-guarantor subsidiaries; and

• be senior in right of payment to all of the existing and future subordinated debt of the guarantors.

As of March 31, 2011:

• the outstanding indebtedness of MedAssets and the guarantors was $958.4 million, (which does not include $120.7 million due to be paid in January 2012 in connection with the Broadlane Acquisition, as defined herein) of which $633.4 million constituted senior secured indebtedness;

• non-guarantor subsidiaries of MedAssets had no indebtedness outstanding; and

• an additional $149.0 million is available for borrowing under our revolving credit facility, all of which would have constituted secured indebtedness if borrowed.

See “Description of exchange notes—Ranking.”

Optional redemption	The exchange notes will be redeemable at our option, in whole or in part, at any time on or after November 15, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to November 15, 2013, we may redeem up to 35% of the aggregate original principal amount of the exchange notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 108% of the principal amount of the exchange notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to November 15, 2014, we may also redeem some or all of the exchange notes at a price equal to 100% of the principal amount of the exchange notes plus accrued and unpaid interest plus a “make-whole” premium.

Mandatory offers to purchase	The occurrence of a change of control will require us to offer to purchase from you all or a portion of your exchange notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions may require us to use the proceeds from those asset dispositions to make an offer to purchase the exchange notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if certain indebtedness (with a corresponding permanent reduction in commitment, if applicable) or to invest in capital assets related to our business or capital stock of a restricted subsidiary (as defined under the heading “Description of exchange notes”).

Guarantees	The exchange notes will be guaranteed on a senior unsecured basis by all of our restricted subsidiaries that guarantee our indebtedness under the Credit Agreement. All future domestic restricted subsidiaries that guarantee our indebtedness under the Credit Agreement will also guarantee the exchange notes. The guarantees will be released when the guarantees of our indebtedness under our Credit Agreement are released and in certain other circumstances as described in “Description of exchange notes—Subsidiary guarantees.”

Covenants	The exchange notes will be issued under an indenture with Wells Fargo Bank, National Association, as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

• incur, assume or guarantee additional indebtedness;

• issue redeemable stock and preferred stock;

• pay dividends, make distributions or redeem or repurchase capital stock;

• prepay, redeem or repurchase debt that is junior in right of payment to the exchange notes;

• make loans and investments;

• grant or incur liens;

• engage in sale/leaseback transactions;

• restrict dividends, loans or asset transfers from our subsidiaries;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• enter into transactions with affiliates; and

• consolidate or merge with or into, or sell substantially all of our assets to, another person.

These covenants will be subject to a number of important exceptions and qualifications. In addition, for as long as the exchange notes have an investment grade rating from both Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc., we will not be subject to certain of the covenants listed above. For more details, see “Description of exchange notes—Certain covenants.”

Use of proceeds	We will not receive any proceeds from the issuance under the indenture governing the exchange offer.

Trustee	Wells Fargo Bank, National Association is the trustee for the holders of the exchange notes.

Governing law	The exchange notes, the indenture and the other documents for the offering of the exchange notes are governed by the laws of the State of New York.

Certain ERISA considerations	Each person investing the assets of any plan, account or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any similar law should determine that the purchase, exchange, holding and disposition of the notes will comply with ERISA, the Code and other similar laws and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a similar violation under any applicable similar law.

For additional information about the exchange notes, see the section of this prospectus entitled “Description of exchange notes.”

Regulatory approvals

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Appraisal rights

Holders of original notes do not have appraisal or dissenters’ rights under applicable law or the indenture governing the original notes as a result of the exchange offer. See “The exchange offer—Appraisal rights”.

Risk factors

Investment in the notes involves certain risks. You should carefully consider the information under “Risk factors” and all other information included in this prospectus before participating in the exchange offer.

Selected historical consolidated financial data

The following table presents selected historical consolidated financial data of MedAssets for the fiscal years ended December 31, 2010, December 31, 2009, December 31, 2008, December 31, 2007 and December 31, 2006 and for the three months ended March 31, 2010 and March 31, 2011. The selected historical consolidated financial data has been derived from MedAssets’ audited consolidated financial statements.

The results presented below are not necessarily indicative of the results to be expected for any future period, and the results for any interim period are not necessarily indicative of the results that may be expected for a full year. You should read the summary financial and other data set forth below along with the consolidated financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended December 31,					Three Months Ended
(Unaudited and in thousands, except per share amounts)	2006	2007	2008	2009	2010	March 31, 2010	March 31, 2011
Consolidated statement of operations data:
Net revenue:
Administrative fees, net	$85,778	$94,792	$105,765	$108,223	$119,070	$28,590	$56,582
Other service fees	60,457	93,726	173,891	233,058	272,261	64,816	73,977

Total net revenue	146,235	188,518	279,656	341,281	391,331	93,406	130,559
Operating expenses:
Cost of revenue	15,601	27,983	51,548	74,651	100,737	21,722	30,555
Product development expenses	7,163	7,785	16,393	18,994	20,011	5,370	6,673
Selling and marketing expenses	32,205	35,748	43,205	45,282	46,736	10,668	12,601
General and administrative expenses	55,363	64,817	91,481	110,661	124,379	32,151	49,141
Acquisition and integration-related expenses	-	-	-	-	21,591	-	12,143
Depreciation	4,822	7,115	9,793	13,211	19,948	4,293	5,679
Amortization of intangibles	11,738	15,778	23,442	28,012	31,027	6,084	20,240
Impairment of property and equipment, goodwill and intangibles	4,522	1,204	2,272	-	46,423	-	-

Total operating expenses	131,414	160,430	238,134	290,811	410,852	80,288	137,032

Operating income (loss)	14,821	28,088	41,522	50,470	(19,521)	13,118	(6,473)
Other income (expense)
Interest expense	(10,921)	(20,391)	(21,271)	(18,114)	(27,508)	(3,932)	(18,049)
Other (expense) income	(3,917)	3,115	(1,921)	417	650	67	171

Income (loss) before income taxes	(17)	10,812	18,330	32,773	(46,379)	9,253	(24,351)
Income tax (benefit)	(8,860)	4,516	7,489	12,826	(14,255)	3,733	(8,181)

Net income (loss)	8,843	6,296	10,841	19,947	(32,124)	5,520	(16,170)
Preferred stock dividends and accretion	(14,713)	(16,094)	-	-	-	-	-

Net (loss) income attributable to common stockholders	$ (5,870)	$ (9,798)	$ 10,841	$ 19,947	$ (32,124)	$ 5,520	$(16,170)
(Loss) income per share basic	$ (0.67)	$ (0.75)	$ 0.22	$ 0.36	$ (0.57)	$ 0.10	$(0.28)

(Loss) income per share diluted	$ (0.67)	$ (0.75)	$ 0.21	$ 0.34	$ (0.57)	$ 0.09	$(0.28)

Shares used in per share calculation basic	8,752	12,984	49,843	54,841	56,434	55,817	57,233
Shares used in per share calculation diluted	8,752	12,984	52,314	57,865	56,434	58,829	57,233

	As of December 31,					As of March 31,
(Unaudited and in thousands)	2006	2007	2008	2009	2010	2010	2011
Consolidated balance sheet data:
Cash	$23,459	$136,952	$5,429	$5,498	$46,836	$4,981	$57,396
Accounts receivable, net	21,329	33,679	55,048	67,617	100,020	70,323	92,963
Property and equipment, net	23,494	32,490	42,417	54,960	77,737	58,720	79,452
Total assets	277,204	526,379	773,860	778,544	1,845,353	785,318	1,828,281
Notes payable	170,764	198,284	245,626	215,161	635,000	203,264	633,413
Bonds payable	-	-	-	-	325,000	-	325,000
Total liabilities	248,546	296,864	390,921	341,172	1,409,770	336,125	1,403,547
Redeemable convertible preferred stock	196,030	-	-	-	-	-	-
Stockholders’ equity (deficit)	(167,372)	229,515	382,939	437,372	435,583	449,193	424,734

	Fiscal Year Ended December 31,					Three Months Ended
(Unaudited and in thousands)	2006	2007	2008	2009	2010	March 31, 2010	March 31, 2011

Consolidated cash flows and other financial data:
Net cash provided by operating activities	$26,126	$41,624	$52,128	$60,303	$105,911	$17,075	$18,009
Net cash used in investing activities	(89,300)	(107,654)	(227,996)	(46,462)	(779,781)	(8,291)	(7,713)
Net cash provided by (used in) financing activities	18,302	179,523	44,345	(13,772)	715,208	(9,301)	264

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

(Unaudited and in thousands,	Fiscal Year Ended December 31,					Three Months Ended
except ratio amounts)	2006	2007	2008	2009	2010	March 31, 2010	March 31, 2011

Other financial data:
EBITDA	$26,833	$53,063	$72,969	$95,249	$35,566	$24,450	$20,004
Adjusted EBITDA	50,753	60,571	89,716	111,438	128,040	27,812	40,945
Earnings
Pre-tax (loss) income	(17)	10,812	18,330	32,773	(46,379)	9,253	(24,351)
Fixed charges	10,921	20,391	21,271	18,114	27,508	3,932	18,049

Total earnings	10,904	31,203	39,601	50,887	(18,871)	13,185	(6,302)
Total fixed charges	$10,921	$20,391	$21,271	$18,114	$27,508	$3,932	$18,049
Ratio of earnings to fixed charges(1)	1.0	1.5	1.9	2.8	-	3.4	-
Earnings deficiency to cover fixed charges	-	-	-	-	($46,379)	-	($24,351)

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that management believes is representative of the interest component of rental expense. Due to our loss, the ratio coverage was less than 1:1 in 2010 on an actual basis and for the three months ended March 31, 2011.

The following table reconciles EBITDA and Adjusted EBITDA to net income attributable to MedAssets, which we consider to be the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA:

	Fiscal Year Ended December 31,					Three Months Ended
(Unaudited and in thousands)	2006	2007	2008	2009	2010	March 31, 2010	March 31, 2011

Net income (loss)	$ 8,843	$ 6,296	$ 10,841	$ 19,947	($32,124)	$ 5,520	($16,170)
Depreciation	4,822	7,115	9,793	13,211	19,948	4,293	5,679
Depreciation (included in cost of revenue)	0	0	708	2,426	2,894	722	255
Amortization of intangibles	11,738	15,778	23,442	28,012	31,027	6,084	20,240
Amortization of intangibles (included in cost of revenue)	745	1,145	873	740	648	185	139
Interest expense, net of interest income(1)	9,545	18,213	19,823	18,087	27,428	3,913	18,042
Income tax expense (benefit)	(8,860)	4,516	7,489	12,826	(14,255)	3,733	(8,181)

EBITDA	26,833	53,063	72,969	95,249	35,566	24,450	20,004
Impairment of intangibles(2)	4,522	1,204	2,272	-	46,423	-	-
Share-based compensation expense(3)	3,257	5,611	8,550	16,652	11,493	3,472	3,343
Debt issuance cost extinguishment(4)	2,158	-	-	-	-	-	-
Rental income from capitalizing building lease(5)	(438)	(438)	(438)	(439)	(439)	(110)	(109)
Litigation expenses(6)	8,629	-	-	-	-	-	-
Purchase accounting adjustments(7)	4,906	1,131	2,449	(24)	13,406	-	5,564
Interest rate swap cancellation(8)	-	-	3,914	-	-	-	-
Acquisition and integration-related expenses(9)	886	-	-	-	21,591	-	12,143

Adjusted EBITDA	$50,753	$60,571	$89,716	$111,438	$128,040	$27,812	$40,945

(1)	Interest income is included in other income (expense) and is not netted against interest expense in MedAssets’ Consolidated Statement of Operations.

(2)	The impairment of intangibles during fiscal year ended December 31, 2006 and 2007 represents the write-off of in-process research and development from the Avega acquisition in 2006 and the XactiMed acquisition in May 2007, respectively. The impairment of intangibles during the fiscal year ended December 31, 2008 primarily relates to acquired developed technology from prior acquisitions, revenue cycle management trade name and internally developed software products, mainly due to the integration of Accuro’s operations and products. The impairment during the fiscal year ended December 31, 2010 primarily consisted of (i) a $44.5 million write-off of goodwill relating to our decision support services operating unit; and (ii) $1.3 million relating to an SCM trade name and a customer base intangible asset from prior acquisitions that were deemed to be impaired as part of the product and service offering integration associated with the Broadlane Acquisition (as defined below).

(3)	Represents non-cash share-based compensation expense for both employees and directors. We believe excluding this non-cash expense allows us to compare our operating performance without regard to the impact of share-based compensation expense, which varies from period to period based on the amount and timing of grants.

(4)	Represents the unamortized debt issuance costs upon refinancing our credit facilities. We believe this expense relating to our financing and investing activities does not relate to our continuing operating performance.

(5)	The imputed rental income recognized with respect to a capitalized building lease is deducted from net income (loss) due to its non-cash nature. We believe this income is not a useful measure of continuing operating performance.

(6)	These legal expenses related to litigation that was brought against one of our subsidiaries and settled in May 2006. This litigation, and associated litigation expense, is considered by management to be non-recurring as it relates to isolated litigation outside the ordinary course of business.

(7)	For the fiscal years ended December 2006 and 2007, these adjustments include the effect on revenue of adjusting acquired deferred revenue balances, net of any reduction in associated deferred costs, to fair value as of the respective acquisition dates for Avega and XactiMed.

For the fiscal years ended December 31, 2008 and 2009, these adjustments include the effect on revenue of adjusting acquired deferred revenue balances, net of any reduction in associated deferred costs, to fair value as of the respective acquisition dates for XactiMed and Accuro.

Upon the acquisition of The Broadlane Group (“Broadlane” and such acquisition, the “Broadlane Acquisition”) on November 16, 2010, we made certain purchase accounting adjustments that reflect the fair value of administrative fees related to customer purchases that occurred prior to November 16, 2010 but were reported to us subsequent to that. Under our revenue recognition accounting policy, which is in accordance with GAAP, these administrative fees would be ordinarily recorded as revenue when reported to us; however, the acquisition method of accounting requires us to estimate the amount of purchases occurring prior to the transaction date and to record the fair value of the administrative fees to be received from those purchases as an account receivable (as opposed to recognizing revenue when these transactions are reported to us) and record any corresponding revenue share obligation as a liability.

(8)	During the fiscal year ended December 31, 2008, we recorded an expense associated with the cancellation of our interest rate swap arrangements. In connection with the cancellation, we paid the counterparty $3.9 million in termination fees. During 2010, we terminated an interest rate swap as part of the Broadlane Acquisition that was originally set to terminate in March 2012. In consideration of the early termination, we paid the swap counterparty, and incurred an expense of, $1.6 million for the fiscal year ended December 31, 2010. That termination amount is included in interest expense for the fiscal year ended December 31, 2010. We believe such expenses are infrequent in nature and not indicative of continuing operating performance.

(9)	Represents (i) transaction costs incurred (not related to the financing) to complete the Broadlane Acquisition such as due diligence, consulting and other relates fees; (ii) integration and restructuring-type costs associated with the Broadlane Acquisition, such as severance, retention, certain performance-related salary-based compensation, and operating infrastructure costs and (iii) acquisition-related fees associated with an unsuccessful acquisition attempt. We consider these charges to be non-operating expenses and unrelated to our underlying results of operations.

Selected unaudited pro forma condensed combined financial information

The following selected unaudited pro forma condensed combined financial information combines the operating results of MedAssets after giving effect to the closing of the Broadlane Acquisition on November 16, 2010. The unaudited pro forma condensed combined statement of operations gives effect to the closing of the Broadlane Acquisition as if it were completed on January 1, 2010, and includes all adjustments which give effect to the events that are directly attributable to the Broadlane Acquisition, as long as the impact of such events that are directly attributable to the Broadlane Acquisition are expected to continue and are factually supportable. This information should be read in conjunction with the annual and quarterly reports and other information MedAssets has filed with the SEC and incorporated by reference in this document and with the unaudited pro forma condensed combined financial statements and related notes included in this document. See section titled “Where you can find more information”.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined business had the acquisition actually been completed at the beginning of the period presented, nor the impact of possible business model changes. The unaudited pro forma condensed combined financial information also does not consider any potential impact of current market conditions on revenues, cost savings, and asset dispositions, among other factors. Certain preliminary estimates have been made to the selected unaudited pro forma condensed combined financial information that may change materially including, but not limited to, administrative fee receivable, the fair value of acquired identified intangible assets, purchase price and related income taxes.

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010

			Pro forma
(In thousands, except per share amounts)	MedAssets	Broadlane	adjustments(a)		Pro forma

Revenue
Administrative fees, net	$119,070	$103,160	$12,661		$234,891
Service fees	272,261	49,504	745		322,510

Total net revenue	391,331	152,664	13,406	(b)	557,401

Operating expenses
Cost of revenue	100,737	68,585	-		169,322
Product development expenses	20,011	11,254	-		31,265
Selling and marketing expenses	46,736	6,937	-		53,673
General and administrative expenses	124,379	26,038	-		150,417
Acquisition and integration-related expenses	21,591	9,606	(28,420)	(c)	2,777
Depreciation	19,948	9,300	(4,790)	(d)	24,458
Amortization of intangibles	31,027	14,039	40,032	(e)	85,098
Impairment of property and equipment, goodwill and intangibles	46,423	-	-		46,423

Total operating expense	410,852	145,759	6,822		563,433
Operating (loss) income	(19,521)	6,905	6,584		(6,032)
Other income (expense)
Interest (expense)	(27,508)	(13,804)	(31,032)	(f)	(72,344)
Loss on extinguishment of debt	-	(11,754)	11,754	(g)	-
Other income	650	311	(160)	(h)	801

Loss before income taxes	(46,379)	(18,342)	(12,854)		(77,575)
Income tax benefit	(14,255)	(3,975)	(7,354)	(i)	(25,584)

Net loss	(32,124)	(14,367)	(5,500)		(51,991)

Loss per share - basic	$(0.57)	-	-		$(0.92)
Loss per share - diluted	$(0.57)	-	-		$(0.92)
Shares used in per share calculation - basic	56,434	-	-		56,434
Shares used in per share calculation - diluted	56,434	-	-		56,434

Notes to unaudited pro forma condensed combined
statement of operations

(a)	The pro forma adjustments do not reflect the following that is non-recurring and expected to result directly from the Broadlane Acquisition and which is expected to impact our statement of operations within twelve months following the acquisition:

(i) The effect of anticipated cost savings or operating efficiencies expected to be realized and related restructuring charges which will be material such as severance, relocation expenses, facility consolidation expense, impairment of duplicative assets and other costs related to the integration of Broadlane into MedAssets.

(b)	Upon acquiring Broadlane, we made a purchase accounting adjustment that reflects the fair value of administrative fees related to customer purchases that occurred prior to November 16, 2010, but were reported to us subsequent to that. Under our revenue recognition accounting policy, which is in accordance with GAAP, these administrative fees would be ordinarily recorded as revenue when reported to us; however, the acquisition method of accounting requires us to estimate the amount of purchases occurring prior to the transaction date and to record the fair value of the administrative fees to be received from those purchases as an account receivable (as opposed to recognizing revenue when these transactions are reported to us) and record any corresponding revenue share obligation as a liability. The $13.4 million represents the net amount of (i) $26.1 million in administrative fees based on vendor reporting received from the acquisition date up through December 31, 2010; (ii) a corresponding revenue share obligation of $13.4 million; and (iii) $0.7 in other service fees.

(c)	Represents (i) the elimination of $20.0 million in transaction costs attributable to professional advisors and other fees directly associated with the completion of the Broadlane Acquisition which were recorded in MedAssets’ and Broadlane’s historical statement of operations for the fiscal year ended December 31, 2010; and (ii) the elimination of involuntary termination and integration costs associated with the Broadlane Acquisition which amounted to $8.4 million.

(d)	For purposes of computing pro forma adjustments, we have estimated a fair value for the tangible fixed assets such as leasehold improvements, equipment and furniture and fixtures of $7.2 million based on our valuation study. The leasehold improvements, equipment and furniture and fixtures are being depreciated using the straight-line method over the estimated useful lives of one, five and seven years, respectively. In addition, Broadlane’s historical depreciation expense includes depreciation of capitalized software. We have estimated the value of the acquired developed technology assets (software) and included amortization expense for the fair value of the software in footnote (e). As a result, the amount in the pro forma condensed consolidated statement of operations represents the net adjustment to depreciation expense, which incorporates removing the effect of Broadlane’s historical software amortization that was included in depreciation expense.

(e)	For purposes of computing pro forma adjustments, we have estimated a fair value for identifiable assets such as a non-compete agreement; developed technology assets, trade names and customer relationship assets of $419.9 million based on our valuation study. The non-compete agreement, trade names and developed technology assets are being amortized using the straight-line method over assumed estimated useful lives of one and one-half, three, and five years, respectively. Cost related to the customer relationship identified intangible asset is being amortized over an estimated useful life of ten years based on the estimated pattern of economic benefit that is expected to be realized from the customer relationships. As a result, the amount in the pro forma condensed consolidated statement of operations represents the incremental adjustment to amortization expense.

The estimated five year impact on operating results using the expected pattern of economic benefit of the customer relationship identified intangible asset is as follows (in thousands):

Expected five year customer
relationship amortization

Year 1	55,769
Year 2	52,430
Year 3	48,923
Year 4	45,751
Year 5	42,411

(f)	For purposes of computing pro forma adjustment for interest expense, we have made certain assumptions regarding our debt structure and interest rates on our outstanding debt. We have assumed no specific embedded features in the debt instruments, including embedded derivatives. The following reflects the pro forma adjustment to estimated interest expense (in thousands):

Year ended
December 31,
2010

Senior secured term loan facility(1)	$33,212
Bonds payable(2)	26,000
Revolving credit facility borrowings(3)	-

Fees on outstanding letters of credit(4)	38
Commitment fees(5)	1,117

Total pro forma increase to cash interest expense	60,367
Amortization of capitalized debt issuance costs(6)	7,444
Interest accretion on deferred payment amount(7)	3,569

Total pro forma increase to total interest expense	71,380
Less: Reduction of MedAssets’ existing interest expense and fees(8)	(26,544)
Less: Broadlane’s historical interest expense and fees(9)	(13,804)

Total pro forma adjustment to interest expense	$31,032

(1)	Reflects estimated pro forma interest expense on the $635.0 million senior secured term loan facility at an assumed minimum LIBOR rate of 1.50% plus an applicable margin of 3.75%. The calculation of the estimated pro forma interest expense is inclusive of required quarterly principal repayments as per the terms of the senior secured credit facility. A 0.125% increase in the interest rate on the floating rate debt would result in an increase in total annual pro forma interest expense of approximately $0.8 million.

(2)	Reflects pro forma interest expense on the $325.0 million bonds at 8.0% per annum.

(3)	Reflects no assumed borrowings under the revolving credit facility. Interest on any borrowings under the revolving credit facility would be based on the prevailing LIBOR rate plus an applicable margin of 3.75%.

(4)	Reflects pro forma annual fees of 3.75% on outstanding letters of credit of $1.0 million.

(5)	Reflects pro forma commitment fees of 0.75% on the unused portion of the revolving credit facility.

(6)	Reflects non-cash amortization of estimated capitalized deferred financing costs over the term of the related facilities.

(7)	Reflects non-cash interest to accrete the deferred payment amount to face value.

(8)	Reflects MedAssets’ historical interest expense on its existing term loan, letter of credit fees and commitment fees on its unused revolving credit facility. Excludes interest expense on our finance obligation.

(9)	Reflects Broadlane’s historical interest expense on its existing senior term loan and commitment fees on its unused revolving credit facility.

(g)	Reflects the pro forma adjustment to eliminate the loss on extinguishment of debt from Broadlane’s historical statements of operations relating to Broadlane’s refinancing of their senior term loan. Broadlane’s refinancing would not have occurred had the acquisition been completed as of the beginning of the period as the recorded loss was directly impacted by the acquisition; therefore, the loss was eliminated in the pro forma condensed consolidated statements of operations.

(h)	Reflects the pro forma adjustment to eliminate the effect of Broadlane’s interest rate swap and interest rate cap from Broadlane’s historical statement of operations. These transactions would not have occurred had the acquisition been completed as of the beginning of the period as the recorded amounts were directly impacted by the acquisition; therefore, they were eliminated in the pro forma condensed consolidated statements of operations.

(i)	Represents the estimated pro forma tax adjustment resulting from the combination of the consolidated tax groups of MedAssets and Broadlane, consideration of their resulting tax attributes and the impact of the pro forma adjustments. The amount was calculated using the MedAssets blended statutory tax rate for the period.

Risk factors

Participating in the exchange offer involves a high degree of risk. You should carefully consider the risks described below, together with the other information contained in this prospectus, before making your decision whether to participate in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business operations. If any of the events described in the risk factors below occur, our business, financial condition and results of operations could be materially and adversely affected, which in turn could adversely affect our ability to pay interest and/or principal on the exchange notes.

Risks relating to the exchange notes

Our level of indebtedness following the original notes issuance could adversely affect our ability to operate our business, remain in compliance with debt covenants, react to changes in our business or the industry in which we operate, or prevent us from making payments on our indebtedness, including the exchange notes.

As a result of the original notes issuance, we have incurred a significant amount of indebtedness. As of March 31, 2011, our total indebtedness was $958.4 million (which does not include $120.7 million due to be paid in January 2012 in connection with the Broadlane Acquisition) of which $633.4 million was secured indebtedness. As of March 31, 2011, we had $1.0 million outstanding under a standby letter of credit. As of March 31, 2011, availability under our revolving line of credit was $149.0 million (net of such letter of credit).

This level of indebtedness could have important consequences for you. For example, it could:

• make it more difficult for us to satisfy our debt obligations, including with respect to the exchange notes;

• increase our vulnerability to general adverse economic and industry conditions;

• impair our ability to obtain additional debt or equity financing in the future for working capital, capital expenditures, product development, acquisitions or general corporate or other purposes;

• require us to dedicate a material portion of our cash flows from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of our cash flows to fund working capital needs, capital expenditures, product development, acquisitions and other general corporate purposes;

• limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

• place us at a disadvantage compared to our competitors that have less indebtedness; and

• limit our ability to adjust to changing market conditions.

Any of these risks could materially impact our ability to fund our operations or limit our ability to expand our business, which could have a material adverse effect on our business, financial condition and results of operations.

The terms of the indenture that will govern the exchange notes will permit us, subject to specified limitations, to incur additional indebtedness, including secured indebtedness, which could further increase the risks associated with our leverage.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and fund our working capital and capital expenditures, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness, including the exchange notes, will depend upon our future operating performance and on our ability to generate cash flow in the future, which is subject to general economic, financial, business, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings, including borrowings under the Credit Agreement, will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investment and capital expenditures or to dispose of material assets or operations, seek additional equity capital or restructure or refinance our indebtedness, including the exchange notes. We may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow us to meet our scheduled debt service obligations. The Credit Agreement restricts, and the indenture that will govern the exchange notes will restrict, our ability to dispose of assets and use the proceeds from any such disposition.

If we cannot make scheduled payments on our debt, we will be in default and, as a result, the holders of the exchange notes could declare all outstanding principal and interest to be due and payable, the lenders under the Credit Agreement could terminate their commitments to loan money and foreclose against the assets securing the borrowings under the Credit Agreement, and we could be forced into bankruptcy or liquidation, which could result in you losing all or a portion of your investment in the exchange notes.

We may be unable to refinance our indebtedness.

We may need to refinance all or a portion of our indebtedness, including the exchange notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the Credit Agreement, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.

Covenants in our debt agreements restrict our business and could limit our ability to implement our business plan.

The Credit Agreement contains, and the indenture that will govern the exchange notes will contain, covenants that may restrict our ability to implement our business plan, finance future operations, respond to changing business and economic conditions, secure additional financing and engage in opportunistic transactions, such as strategic acquisitions. In addition, if we fail to satisfy the covenants contained in the Credit Agreement, our ability to borrow under the Credit Agreement may be restricted. The Credit Agreement includes, and the indenture that will govern the exchange notes will include, covenants restricting, among other things, our ability to do the following:

• incur, assume or guarantee additional indebtedness;

• issue redeemable stock and preferred stock;

• grant or incur liens;

• sell or otherwise dispose of assets, including capital stock of subsidiaries;

• make loans and investments;

• pay dividends, make distributions or redeem or repurchase capital stock;

• enter into transactions with affiliates; and

• consolidate or merge with or into, or sell substantially all of our assets to, another person.

The covenants in the Credit Agreement are generally more restrictive than the indenture that will govern the exchange notes. In addition, the Credit Agreement requires us to comply with certain financial covenants, including a maximum leverage ratio and minimum cash interest coverage ratio.

If we default under the indenture governing the exchange notes or the Credit Agreement because of a covenant breach or otherwise, all outstanding amounts thereunder could become due and payable. We cannot assure you that we will be able to comply with our financial or other covenants under the Credit Agreement or the indenture governing the exchange notes or that any covenant violations will be waived. Any violation that is not waived could result in an event of default, permitting our lenders to declare outstanding indebtedness and interest thereon due and payable, and permitting the lenders under the Credit Agreement to suspend commitments to make any advance and to require any outstanding letters of credit to be collateralized by an interest bearing cash account, any or all of which could have a material adverse effect on our business, financial condition and results of operations. In addition, if we fail to comply with our financial or other covenants under the Credit Agreement or the indenture governing the exchange notes, we may need additional financing in order to service or extinguish our indebtedness. We may not be able to obtain financing or refinancing on terms acceptable to us, if at all. We cannot assure you that we would have sufficient funds to repay all the outstanding amounts under the Credit Agreement or the indenture for the exchange notes, and any acceleration of amounts due would have a material adverse effect on our liquidity and financial condition. See “Description of other indebtedness.”

If the exchange notes are rated investment grade at any time by both S&P and Moody’s, certain covenants contained in the indenture will be suspended, and the holders of the exchange notes will lose the protection of these covenants.

The indenture contains certain covenants that will be suspended and cease to have any effect from and after the first date when the exchange notes are rated investment grade by both S&P and Moody’s. See “Description of exchange notes—Certain covenants—Suspension of covenants.” These covenants restrict, among other things, our ability to pay dividends, incur certain liens, incur additional debt and to enter into certain types of transactions. Because we would not be subject to these restrictions at any time that the exchange notes are rated investment grade, we would be able to make dividends and distributions, incur substantial additional debt and grant additional liens on our property. If after these covenants are suspended, S&P or Moody’s were to downgrade their ratings of the exchange notes to a non-investment grade level, the covenants would be reinstated and the holders of the exchange notes would again have the protection of these covenants. However, any liens or indebtedness incurred or other transactions entered into during such time as the exchange notes were rated investment grade would be permitted.

Your right to receive payments on the exchange notes and the guarantees is effectively subordinated to our and the guarantors’ secured indebtedness.

The exchange notes and the guarantees will be effectively subordinated to the existing and future secured indebtedness of MedAssets and the subsidiary guarantors, respectively, to the extent of the value of the assets securing such indebtedness. In particular, the exchange notes and the guarantees will be effectively subordinated to the indebtedness under the Credit Agreement, which is secured by first-priority liens on substantially all of the assets of MedAssets and the subsidiary guarantors. As of March 31, 2011, we had $633.4 million of secured indebtedness outstanding and $149.0 million of available secured borrowings under the revolving credit facility. See “Description of other indebtedness”. We and our subsidiaries may incur additional secured indebtedness in the future.

If MedAssets or a subsidiary guarantor becomes insolvent or is liquidated, the lenders under MedAssets’ or the subsidiary guarantors’ secured indebtedness will have claims on the assets securing their indebtedness and will have priority over any claim for payment under the exchange notes or the guarantees to the extent of such security. If the lenders under the Credit Agreement accelerate the payment of any funds borrowed thereunder and we are unable to repay such indebtedness, the lenders could foreclose on substantially all of our assets and the assets of our guarantors securing such collateral. In this event, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including holders of the exchange notes. Holders of the exchange notes will participate in our remaining assets ratably with all holders of any of our unsecured indebtedness that is deemed to be of the same class as the exchange notes, and potentially with all of our other general creditors, and it is possible that there would be no assets remaining after satisfaction of the claims of such secured creditors from which claims of the holders of the exchange notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully.

The exchange notes will be structurally subordinated to all indebtedness of our future subsidiaries that do not become guarantors of the exchange notes.

You will not have any claim as a creditor against any of our future subsidiaries that do not become guarantors of the exchange notes. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will be effectively senior to your claims against those subsidiaries.

In addition, the indenture governing the exchange notes will, subject to some limitations, permit these subsidiaries to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

If we experience certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of the principal amount of the exchange notes plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. Certain change of control events constitute an event of default under the Credit Agreement. Therefore, upon the occurrence of a change of control, the lenders under the Credit Agreement may have the right, among other things, to terminate their lending commitments or to cause all outstanding debt obligations under the Credit Agreement to become due and payable and proceed against the assets securing such debt, any of which would prevent us from borrowing under the Credit Agreement to finance a repurchase of the exchange notes. We cannot assure you that we will have available funds sufficient to repurchase the exchange notes and satisfy other payment obligations that could be triggered upon the change of control. If we do not have sufficient financial resources to effect a change of control offer, we would be required to seek additional financing from outside sources to repurchase the exchange notes. We cannot assure you that financing would be available to us on satisfactory terms, or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture governing the exchange notes. See “Description of exchange notes—Repurchase at the option of holders—Change of control.”

The definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale, assignment, conveyance, transfer or other disposition of “all or substantially all” of our and our restricted subsidiaries’ assets, taken as a whole. There is a limited body of case law interpreting the phrase “substantially all,” and there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase such exchange notes as a result of a sale, assignment, conveyance, transfer or other disposition of less than all of our and our restricted subsidiaries’ assets taken as a whole to another person or group may be uncertain.

Federal and state statutes would allow courts, under specific circumstances, to void guarantees and require holders of the exchange notes to return payments received from us or the guarantors.

Our creditors or the creditors of the guarantors of the exchange notes could challenge the guarantees as fraudulent conveyances or on other grounds. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the delivery of the guarantees could be found to be a fraudulent transfer and declared void if a court determined that the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) delivered the guarantee with the intent to hinder, delay or defraud its existing or future creditors, or (2) received less than reasonably equivalent value or did not receive fair consideration for the delivery of the guarantee and, in the case of (2) only, one of the following is also true:

• the guarantor was insolvent or rendered insolvent by reason of such transactions at the time it delivered the guarantee,

• the guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital, or

• the guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts at maturity.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the exchange notes from any such guarantor would be effectively subordinated to all indebtedness and other liabilities of that guarantor.

If a court declares the guarantees to be void, or if the guarantees must be limited or voided in accordance with their terms, any claim you may make against us for amounts payable on the exchange notes would, with respect to amounts claimed against the guarantors, be subordinated to the indebtedness of our guarantors, including trade payables. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Further, the voiding of the guarantees could result in an event of default with respect to our other debt and that of our guarantors that could result in the acceleration of such debt. Generally, however, a guarantor would be considered insolvent if:

• the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets,

• if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts or liabilities, including contingent liabilities, as they become absolute and mature, or

• it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established public market, and we cannot assure you that an active trading market will develop for the exchange notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all. We do not intend to list the exchange notes on any securities exchange. Future trading prices of the exchange notes will depend on many factors, including, among other things, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have advised us that they intend to make a market in the exchange notes, if issued, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes and they may discontinue their market-making activities at any time without notice. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a shelf registration statement is pending. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

• the number of holders of exchange notes;

• our operating performance and financial condition;

• our ability to complete the exchange offer;

• the market for similar securities;

• the interest of securities dealers in making a market in the exchange notes; and

• prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes. Therefore, we cannot assure you that you will be able to sell your exchange notes at a particular time or the price that you receive when you sell will be favorable.

The trading prices for the exchange notes will be directly affected by many factors, including our credit rating.

Credit rating agencies continually revise their ratings for companies they follow, including us. Any ratings downgrade could adversely affect the trading price of the exchange notes or the trading market for the exchange notes, to the extent a trading market for the exchange notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the exchange notes.

Risks associated with the exchange offer

You may not be able to sell your original notes if you do not exchange them for registered exchange notes in the exchange offer.

If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the legends on the original notes. In general, you may not offer, sell or otherwise transfer the original notes in the United States unless they are: registered under the Securities Act; offered or sold under an exemption from the Securities Act and applicable state securities laws; or offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Currently, we do not anticipate that we will register the original notes under the Securities Act. Except for limited instances involving the initial purchasers or holders of original notes who are not eligible to participate in the exchange offer, we will not be under any obligation to register the original notes under the Securities Act under the registration rights agreement or otherwise. Also, if the exchange offer is completed on the terms and within the time period contemplated by this prospectus, no liquidated damages will be payable on your original notes.

Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.

To the extent that original notes are exchanged in the exchange offer, the trading market for the original notes that remain outstanding may be significantly more limited. As a result, the liquidity of the original notes not tendered for exchange in the exchange offer could be adversely affected. The extent of the market for original notes will depend upon a number of factors, including the number of holders of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than would be comparable to an issue of securities with a greater float. As a result, the market price for original notes that are not exchanged in the exchange offer may be affected adversely to the extent that original notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the original notes that are not exchanged more volatile.

You may not be able to offer or resell the exchange notes due to state securities law restrictions on the resale of the exchange notes.

In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder, unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and the requirements of such exemption have been satisfied. Currently, we do not intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, generally an exemption is available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws also may be available.

Some holders who exchange their original notes may be deemed to be underwriters and must comply with Securities Act requirements governing resale of their exchange notes.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

We will not accept your original notes for exchange if you fail to follow the exchange offer procedures and, as a result, your original notes will continue to be subject to existing transfer restrictions and you may not be able to sell your original notes.

We will issue exchange notes as part of the exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange. See “The exchange offer.”

Risks related to our business

We face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share, our business and operating results will be harmed.

The market for our products and services is fragmented, intensely competitive and characterized by the frequent introduction of new products and services and by rapidly evolving industry standards, technology and customer needs. Our revenue cycle management products and services compete with products and services provided by large, well-financed and technologically sophisticated entities, including: information technology providers such as Allscripts Corporation, Epic Systems Corporation, McKesson Corporation, and Siemens AG; consulting and outsourcing firms such as Accenture Ltd., Accretive Health, Inc., Deloitte & Touche LLP, Ernst & Young LLP, Huron Consulting, Inc., Navigant Consulting, Inc. and The Advisory Board Company; and providers of competitive products and services such as Craneware Inc., Ingenix (a subsidiary of UnitedHealth Group, Inc.), Passport Health Communications, Inc. and The SSI Group, Inc. We also compete with hundreds of smaller niche companies. The primary competitors to our SCM products and services are other large GPOs, such as Amerinet Inc., HealthTrust LLC, Novation LLC and Premier, Inc., as well as a number of the consulting firms named above.

With respect to both our RCM and SCM products and services, we compete on the basis of several factors, including breadth, depth and quality of product and service offerings, ability to deliver financial improvement through the use of products and services, quality and reliability of services, ease of use and convenience, brand recognition, ability to integrate services with existing technology and price. Many of our competitors are more established, benefit from greater name recognition, have larger customer bases and have substantially greater financial, technical and marketing resources. Other of our competitors have proprietary technology that differentiates their product and service offerings from ours. As a result of these competitive advantages, our competitors and potential competitors may be able to respond more quickly to market forces, undertake more extensive marketing campaigns for their brands, products and services and make more attractive offers to customers. In addition, many GPOs are owned by the provider-customers of the GPO, which enables our competitors to distinguish themselves on that basis.

We cannot be certain that we will be able to retain our current customers or expand our customer base in this competitive environment. If we do not retain current customers or expand our customer base, our business and results of operations will be harmed. Additionally, as a result of larger agreements that we have entered into in the recent past with certain of our customers, a larger portion of our revenue is now attributable to a smaller group of customers. Although no single customer accounts for more than 10% of our total net revenue for the three months ended March 31, 2011, any significant loss of business from these large customers could have a material adverse effect on our business, results of operations and financial condition. Moreover, we expect that competition will continue to increase as a result of consolidation in both the information technology and healthcare industries. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could also adversely affect our ability to compete effectively and could harm our business. Many healthcare providers are consolidating to create integrated healthcare delivery systems with greater market power and economic conditions may force additional consolidation. Some of these large systems may choose to contract directly with vendors for some supply categories; just as some vendors may seek to contract directly with providers rather than with group purchasing organizations. As the healthcare industry consolidates, competition to provide services to industry participants will become more intense and the importance of existing relationships with industry participants will become greater.

We may face pricing pressures that could limit our ability to maintain or increase prices for our products and services.

We may be subject to pricing pressures with respect to our future sales arising from various sources, including, without limitation, competition within the industry, consolidation of healthcare industry participants, practices of managed care organizations, government action affecting reimbursement and certain of our customers who experience significant financial stress. If our competitors are able to offer products and services that result, or that are perceived to result, in customer financial improvement that is substantially similar to or better than the financial improvement generated by our products and services, we may be forced to compete on the basis of additional attributes, such as price, to remain competitive. In addition, as healthcare providers consolidate to create integrated healthcare delivery systems with greater market power, these providers may try to use their market power to negotiate fee reductions for our products and services. Our customers and the other entities with which we have a business relationship are affected by changes in regulations and limitations in governmental spending for Medicare and Medicaid programs. Government actions could limit government spending for the Medicare and Medicaid programs, limit payments to healthcare providers, and increase emphasis on competition and other programs that could have an adverse effect on our customers and the other entities with which we have a business relationship. Additionally, if our current and prospective customers do not benefit from any broader economic recovery, this may exacerbate pricing pressure.

If our pricing experiences significant downward pressure, our business will be less profitable and our results of operations will be adversely affected. In addition, because cash flow from operations funds our working capital requirements, reduced profitability could require us to raise additional capital sooner than we would otherwise need.

If we are not able to offer new and valuable products and services, we may not remain competitive and our revenue and results of operations may suffer.

Our success depends on providing products and services that healthcare providers use to improve financial performance. Our competitors are constantly developing products and services that may become more efficient or appealing to our customers. In addition, certain of our existing products may become obsolete in light of rapidly evolving industry standards, technology and customer needs, including changing regulations and provider reimbursement policies. As a result, we must continue to invest significant resources in research and development in order to enhance our existing products and services and introduce new high-quality products and services that customers and potential customers will want. Many of our customer relationships are nonexclusive or terminable on short notice, or otherwise terminable after a specified term. If our new or modified product and service innovations are not responsive to user preferences or industry or regulatory changes, are not appropriately timed with market opportunity, or are not effectively brought to market, we may lose existing customers and be unable to obtain new customers and our results of operations may suffer.

We may experience significant delays in generating, or an inability to generate, revenues if potential customers take a long time to evaluate our products and services.

A key element of our strategy is to market our products and services directly to large healthcare providers, such as health systems and acute care hospitals and to increase the number of our products and services utilized by existing health system and acute care hospital customers. The evaluation process is often lengthy and involves significant technical evaluation and commitment of personnel by these organizations. The use of our products and services may also be delayed due to an inability or reluctance to change or modify existing procedures. If we are unable to sell additional products and services to existing health system and hospital customers, or enter into and maintain favorable relationships with other large healthcare providers, our revenue could grow at a slower rate or even decrease.

Unsuccessful implementation of our products and services with our customers may harm our future financial success.

Some of our new-customer projects are complex and require lengthy and significant work to implement our products and services. Each customer’s situation may be different, and unanticipated difficulties and delays may arise as a result of failure by us or by the customer to meet respective implementation responsibilities. If the customer implementation process is not executed successfully or if execution is delayed, our relationships with some of our customers may be adversely impacted and our results of operations will be impacted negatively. In addition, cancellation of any implementation of our products and services after it has begun may involve loss to us of time, effort and resources invested in the cancelled implementation as well as lost opportunity for acquiring other customers over that same period of time. These factors may contribute to substantial fluctuations in our quarterly operating results, particularly in the near term and during any period in which our sales volume is relatively low.

If we are unable to maintain our third-party providers, strategic alliances or enter into new alliances, we may be unable to grow our current base business.

Our business strategy includes entering into strategic alliances and affiliations with leading healthcare service providers. We work closely with our strategic partners to either expand our penetration in certain areas or classes of trade, or expand our market capabilities. We may not achieve our objectives through these alliances. Many of these companies have multiple relationships and they may not regard us as significant to their business. These companies may pursue relationships with our competitors or develop or acquire products and services that compete with our products and services. In addition, in many cases, these companies may terminate their relationships with us with little or no notice. If existing alliances are terminated or we are unable to enter into alliances with leading healthcare service providers, we may be unable to maintain or increase our market presence.

If the protection of our intellectual property is inadequate, our competitors may gain access to our technology or confidential information and we may lose our competitive advantage.

Our success as a company depends in part upon our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of intellectual property rights, including trade secrets, copyrights and trademarks, as well as customary contractual protections.

We utilize a combination of internal and external measures to protect our proprietary software and confidential information. Such measures include contractual protections with employees, contractors, customers, and partners, as well as U.S. copyright laws.

We protect the intellectual property in our software pursuant to customary contractual protections in our agreements that impose restrictions on our customers’ ability to use such software, such as prohibiting reverse engineering and limiting the use of copies. We also seek to avoid disclosure of our intellectual property by relying on non-disclosure and intellectual property assignment agreements with our employees and consultants that acknowledge our ownership of all intellectual property developed by the individual during the course of his or her work with us. The agreements also require each person to maintain the confidentiality of all proprietary information disclosed to them. Other parties may not comply with the terms of their agreements with us, and we may not be able to enforce our rights adequately against these parties. The disclosure to, or independent development by, a competitor of any trade secret, know-how or other technology not protected by a patent could materially adversely affect any competitive advantage we may have over any such competitor.

We cannot assure you that the steps we have taken to protect our intellectual property rights will be adequate to deter misappropriation of our rights or that we will be able to detect unauthorized uses and take timely and effective steps to enforce our rights. If unauthorized uses of our proprietary products and services were to occur, we might be required to engage in costly and time-consuming litigation to enforce our rights. We cannot assure you that we would prevail in any such litigation. If others were able to use our intellectual property, our business could be subject to greater pricing pressure.

If we are alleged to have infringed on the rights of others, we could incur unanticipated costs and be prevented from providing our products and services.

We could be subject to intellectual property infringement claims as the number of our competitors grows and our applications’ functionality overlaps with competitor products. While we do not believe that we have infringed or are infringing on any proprietary rights of third parties, we cannot assure you that infringement claims will not be asserted against us or that those claims will be unsuccessful. Any intellectual property rights claim against us or our customers, with or without merit, could be expensive to litigate, cause us to incur substantial costs and divert management resources and attention in defending the claim. Furthermore, a party making a claim against us could secure a judgment awarding substantial damages, as well as injunctive or other equitable relief that could effectively block our ability to provide products or services. In addition, we cannot assure you that licenses for any intellectual property of third parties that might be required for our products or services will be available on commercially reasonable terms, or at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense.

In addition, a number of our contracts with our customers contain indemnity provisions whereby we indemnify them against certain losses that may arise from third-party claims that are brought in connection with the use of our products.

Our exposure to risks associated with the use of intellectual property may be increased as a result of acquisitions, as we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement risks. In addition, third parties may make infringement and similar or related claims after we have acquired technology that had not been asserted prior to our acquisition.

Our sources of data might restrict our use of or refuse to license data, which could adversely impact our ability to provide certain products or services.

A portion of the data that we use is either purchased or licensed from third parties or is obtained from our customers for specific customer engagements. We also obtain a portion of the data that we use from public records. We believe that we have all rights necessary to use the data that is incorporated into our products and services. However, in the future, data providers could withdraw their data from us if there is a competitive reason to do so; if legislation is passed restricting the use of the data; or if judicial interpretations are issued restricting use of the data that we currently use in our products and services. Further, we cannot assure you that our licenses for information will allow us to use that information for all potential or contemplated applications and products. If a substantial number of data providers were to withdraw their data, our ability to provide products and services to our customers could be materially adversely impacted.

Our use of “open source” software could adversely affect our ability to sell our products and subject us to possible litigation.

A significant portion of the products or technologies acquired, licensed or developed by us may incorporate so-called “open source” software, and we may incorporate open source software into other products in the future. Such open source software is generally licensed by its authors or other third parties under open source licenses, including, for example, the GNU General Public License, the GNU Lesser General Public License, “Apache-style” licenses, “Berkeley Software Distribution,” “BSD-style” licenses and other open source licenses. We attempt to monitor our use of open source software in an effort to avoid subjecting our products to conditions we do not intend; however, there can be no assurance that our efforts have been or will be successful. There is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses, and therefore the potential impact of these terms on our business is somewhat unknown and may result in unanticipated obligations regarding our products and technologies. For example, we may be subjected to certain conditions, including requirements that we offer our products that use particular open source software at no cost to the user; that we make available the source code for modifications or derivative works we create based upon, incorporating or using the open source software; and/or that we license such modifications or derivative works under the terms of the particular open source license.

If an author or other party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to incur significant legal costs defending ourselves against such allegations. If our defenses were not successful, we could be subject to significant damages; be enjoined from the distribution of our products that contained the open source software; and be required to comply with the foregoing conditions, which could disrupt the distribution and sale of some of our products. In addition, if we combine our proprietary software with open source software in a certain manner, under some open source licenses we could be required to release the source code of our proprietary software, which could substantially help our competitors develop products that are similar to or better than ours.

Our failure to license and integrate third-party technologies could harm our business.

We depend upon licenses from third-party vendors for some of the technology and data used in our applications, and for some of the technology platforms upon which these applications are built and operate, including Microsoft and Oracle. We also integrate into our proprietary applications and use third-party software to maintain and enhance, among other things, content generation and delivery, and to support our technology infrastructure. Some of this software is proprietary and some is open source. These technologies might not continue to be available to us on commercially reasonable terms or at all and could be difficult to replace once integrated into our own proprietary applications.. Most of these licenses can be renewed only by mutual consent and may be terminated if we breach the terms of the license and fail to cure the breach within a specified period of time. Our inability to obtain any of these licenses could delay development until equivalent technology can be identified, licensed and integrated, which will harm our business, financial condition and results of operations.

Most of our third-party licenses are non-exclusive and our competitors may obtain the right to use any of the technology covered by these licenses to compete directly with us. Our use of third-party technologies exposes us to increased risks, including, but not limited to, risks associated with the integration of new technology into our solutions, the diversion of our resources from development of our own proprietary technology and our inability to generate revenue from licensed technology sufficient to offset associated acquisition and maintenance costs. In addition, if our vendors choose to discontinue support of the licensed technology in the future, we might not be able to modify or adapt our own solutions.

We may experience difficulties in integrating Broadlane’s business and the anticipated benefits of the Broadlane Acquisition may not be realized fully (or at all) and may take longer to realize than expected.

On November 16, 2010, we completed the acquisition of Broadlane, a leading provider of group purchasing, clinical and lean process consulting, supply chain outsourcing, procurement services, capital equipment lifecycle management, and workforce optimization solutions. Our future performance will depend in large part on whether we can successfully integrate the Broadlane business, which is our largest acquisition to date, in an effective and efficient manner. Integrating our business with the Broadlane business is a complex, time-consuming and expensive process and involves a number of risks, including:

•	the diversion of our management’s attention, as integrating the operations and assets of the acquired business requires a substantial amount of our management’s time;

•	difficulties associated with assimilating the operations of the acquired business, including differing technology, business systems and corporate cultures;

•	increased demand from customers for pricing concessions based on the broader product offering;

•	the ability to achieve operating and financial synergies anticipated to result from the Broadlane Acquisition;

•	greater than expected costs of integration; and

•	failure to retain key personnel and customers of Broadlane.

Delays or unexpected difficulties or additional costs in the integration process could have a material adverse effect on our business, financial condition and results of operations. Even if we are able to integrate the Broadlane business successfully, this integration may not result in the realization of the full benefits of synergies, cost savings, revenue enhancements, growth, operational efficiencies and other benefits that we expect. We cannot assure you that we will successfully integrate the Broadlane business with our business or achieve the desired benefits from the Broadlane Acquisition within a reasonable period of time or at all.

Uncertainty regarding the Broadlane Acquisition may cause actual or potential customers, suppliers, distributors and others to delay or defer decisions concerning us, which may have a material adverse effect on our business, financial condition or results of operation.

In response to the completion of the Broadlane Acquisition, actual or potential customers, suppliers, distributors, resellers and others may delay or defer purchasing, supply or distribution decisions or otherwise alter existing relationships with us. Prospective customers could be reluctant to purchase our products and services due to uncertainty about the direction of the combined company and willingness to support and service existing products and services, given the differences between our service offerings and those historically at Broadlane. Existing customers, suppliers and distributors may seek to terminate and/or renegotiate their relationships with the combined company as a result of the Broadlane Acquisition. Existing customers may not accept new products or continue as customers of the combined company, and the combined company may fail to compete effectively against companies already serving the broader market opportunities expected to be available to the combined company. These and other actions by customers, suppliers, distributors, resellers or others could negatively affect the business of the combined company.

We intend to continue to pursue acquisition opportunities, which may subject us to considerable business and financial risk.

We have grown through, and anticipate that we will continue to grow through, acquisitions of competitive and complementary businesses. We evaluate potential acquisitions on an ongoing basis and regularly pursue acquisition opportunities. We may not be successful in identifying acquisition opportunities, assessing the value, strengths and weaknesses of these opportunities and consummating acquisitions on acceptable terms. Furthermore, suitable acquisition opportunities may not even be made available or known to us. In addition, we may compete for certain acquisition targets with companies having greater financial resources than we do and may expend significant resources in acquisition attempts that prove unsuccessful. We anticipate that we may finance acquisitions through cash provided by operating activities, borrowings under the existing credit facility and other indebtedness. Borrowings necessary to finance acquisitions may not be available on terms acceptable to us, or at all. Future acquisitions may also result in potentially dilutive issuances of equity securities. Acquisitions may expose us to particular business and financial risks that include, but are not limited to:

• diverting management’s attention;

• incurring additional indebtedness and assuming liabilities, known and unknown;

• incurring significant additional capital expenditures, transaction and operating expenses and nonrecurring acquisition-related charges;

• experiencing an adverse impact on our earnings from the amortization of acquired intangible assets, as well as from any future impairment of goodwill and other acquired intangible assets as a result of certain economic, competitive or regulatory changes impacting the fair value of these assets;

• failing to integrate the operations and personnel of the acquired businesses;

• entering new markets with which we are not familiar; and

• failing to retain key personnel of, vendors to and customers of the acquired businesses.

If we are unable to successfully implement our acquisition strategy or address the risks associated with acquisitions, or if we encounter unforeseen expenses, difficulties, complications or delays frequently encountered in connection with the integration of acquired entities and the expansion of operations, our growth and ability to compete may be impaired, we may fail to achieve acquisition synergies and we may be required to focus resources on integration of operations rather than on our primary product and service offerings.

Our indebtedness could adversely affect our financial health and reduce the funds available to us for other purposes.

We have and may continue to have a significant amount of indebtedness. On November 16, 2010, to help finance the Broadlane Acquisition, we entered into a new credit agreement (the “Credit Agreement”), consisting of a six-year $635 million senior secured term loan facility and a five-year $150 million senior secured revolving credit facility, including a letter of credit sub-facility of $25 million and a swing line sub-facility of $25 million. In addition, we closed the offering with respect to the original notes. As of March 31, 2011, we had total indebtedness of $958.4 million, excluding the deferred payment of $120.7 million.

Our substantial indebtedness could adversely affect our financial health in the following ways:

•	a material portion of our cash flow from operations must be dedicated to the payment of interest on and principal of our outstanding indebtedness, thereby reducing the funds available to us for other purposes, including working capital, acquisitions and capital expenditures;

•	our substantial degree of leverage could make us more vulnerable in the event of a downturn in general economic conditions or other adverse events in our business or our industry;

•	our substantial degree of leverage could impair our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes limiting our ability to maintain the value of our assets and operations; and

•	our revolving credit facility matures in November 2015 and our term loan facility matures in November 2016. If cash flow from operations is less than our debt service responsibilities, we may face financial risk that could increase interest expense and hinder our ability to refinance our debt obligations.

In addition, our credit facilities and indenture contain, and future indebtedness may contain, financial and other restrictive covenants, ratios and tests that limit our ability to incur additional debt and engage in other activities that may be in our long-term best interests. For example, our credit facilities and indenture include covenants restricting, among other things, our ability to incur indebtedness, create liens on assets, engage in certain lines of business, engage in certain mergers or consolidations, dispose of assets, make certain investments or acquisitions, engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments. Our credit facilities also include financial covenants, including requirements that we maintain compliance with a total leverage ratio and an interest coverage ratio.

Our ability to comply with the covenants and ratios contained in our credit facilities and indenture or in the agreements governing our future indebtedness may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Our credit facilities prohibit us from making dividend payments on our common stock if we are not in compliance with each of our financial covenants and our existing credit facilities and indenture prohibit us from making dividend payments on our common stock if we are not in compliance with our restricted payment covenants. Our first financial covenant compliance report under our credit facility began for the period ending March 31, 2011. If we were to experience any future event of default, if not waived or cured, it could result in the acceleration of the maturity of our indebtedness under our credit facilities and indenture. If we were unable to repay those amounts, the lenders under our credit facilities could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of our indebtedness, our assets may not be sufficient to repay in full such indebtedness.

We may need to obtain additional financing which may not be available or, if it is available, may result in a reduction in the percentage ownership of our existing stockholders.

We may need to raise additional funds in order to:

•	finance unanticipated working capital requirements;

•	develop or enhance our technological infrastructure and our existing products and services;

•	fund strategic relationships;

•	respond to competitive pressures; and

•	acquire complementary businesses, technologies, products or services.

Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to fund our expansion, take advantage of unanticipated opportunities, develop or enhance technology or services or otherwise respond to competitive pressures would be significantly limited. If we raise additional funds by issuing equity or convertible debt securities, the percentage ownership of our then-existing stockholders will be reduced, and these securities may have rights, preferences or privileges senior to those of our existing stockholders.

If we are required to collect sales and use taxes on the solutions we sell in certain jurisdictions, we may be subject to tax liability for past sales and our future sales may decrease.

Rules and regulations applicable to sales and use tax vary significantly from state to state. In addition, the applicability of these rules given the nature of our products and services, is subject to change.

We may lose sales or incur significant costs should various tax jurisdictions be successful in imposing sales and use taxes on a broader range of products and services. A successful assertion by one or more tax jurisdictions that we should collect sales or other taxes on the sale of our solutions could result in substantial tax liabilities for past sales, decrease our ability to compete and otherwise harm our business.

If one or more taxing authorities determines that taxes should have, but have not, been paid with respect to our services, we may be liable for past taxes in addition to taxes going forward. Liability for past taxes may also include very substantial interest and penalty charges. If we are required to collect and pay back taxes and the associated interest and penalties and if our customers fail or refuse to reimburse us for all or a portion of these amounts, we will have incurred unplanned costs that may be substantial. Moreover, imposition of such taxes on our services going forward will effectively increase the cost of such services to our customers and may adversely affect our ability to retain existing customers or to gain new customers in the areas in which such taxes are imposed.

Any significant increase in bad debt in excess of recorded estimates would have a negative impact on our business, financial condition and results of operations.

We initially evaluate the collectability of our accounts receivable based on a number of factors, including a specific customer’s ability to meet its financial obligations to us, the length of time the receivables are past due and historical collections experience. Based on these assessments, we record a reserve for specific account balances as well as a general reserve based on our historical experience for bad debt to reduce the related receivables to the amount we expect to collect from customers. Many of our customers are under intense financial pressure and their operations are characterized by declining or negative margins. If circumstances related to specific customers change, especially those of our larger customers, as a result of economic conditions or otherwise, such as a limited ability to meet financial obligations due to bankruptcy, or if conditions deteriorate such that our past collection experience is no longer relevant, the amount of accounts receivable that we are able to collect may be less than our previous estimates as we experience bad debt in excess of reserves previously recorded.

Our quarterly results of operations have fluctuated in the past and may continue to fluctuate in the future as a result of certain factors, some of which may be outside of our control.

Certain of our customer contracts contain terms that result in revenue that is deferred and cannot be recognized until the occurrence of certain events. For example, accounting principles do not allow us to recognize revenue associated with the implementation of products and services until the implementation has been completed, at which time we begin to recognize revenue over the life of the contract or the estimated customer relationship period, whichever is longer. In addition, subscription-based fees generally commence only upon completion of implementation. As a result, the period of time between contract signing and recognition of associated revenue may be lengthy, and we are not able to predict with certainty the period in which implementation will be completed.

Certain of our contracts provide that some portion or all of our fees are at risk and refundable if our products and services do not result in the achievement of certain financial performance targets. To the extent that any revenue is subject to contingency for the non-achievement of a performance target, we only recognize revenue upon customer confirmation that the financial performance targets have been achieved. If a customer fails to provide such confirmation in a timely manner, our ability to recognize revenue will be delayed.

Our SCM segment relies on participating vendors to provide periodic reports of their sales volumes to our customers and resulting administrative fees to us. If a vendor fails to provide such reporting in a timely and accurate manner, our ability to recognize administrative fee revenue will be delayed or prevented.

Certain of our fees are based on timing and volume of customer invoices processed and payments received, which are often dependent upon factors outside of our control.

Other fluctuations in our quarterly results of operations may be due to a number of other factors, some of which are not within our control, including:

• the extent to which our products and services achieve or maintain market acceptance;

• the purchasing and budgeting cycles of our customers;

• the lengthy sales cycles for our products and services;

• the impact of transaction fee and contingency fee arrangements with customers;

• changes in our or our competitors’ pricing policies or sales terms;

• the timing and success of our or our competitors’ new product and service offerings;

• customer decisions, especially those involving our larger customer relationships, regarding renewal or termination of their contracts;

• the amount and timing of operating costs related to the maintenance and expansion of our business, operations and infrastructure;

• the amount and timing of costs related to the development or acquisition of technologies or businesses;

• the financial condition of our current and potential clients;

• unforeseen legal expenses, including litigation and settlement costs; and

• general economic, industry and market conditions and those conditions specific to the healthcare industry.

We base our expense levels in part upon our expectations concerning future revenue, and these expense levels are relatively fixed in the short term. If we have lower revenue than expected, we may not be able to reduce our spending in the short term in response. Any significant shortfall in revenue would have a direct and material adverse impact on our results of operations. We believe that our quarterly results of operations may vary significantly in the future and that period-to-period comparisons of our results of operations may not be meaningful. You should not rely on the results of one quarter as an indication of future performance. If our quarterly results of operations fall below the expectations of securities analysts or investors, the price of our common stock could decline substantially.

If we lose key personnel or if we are unable to attract, hire, integrate and retain key personnel, our business would be harmed.

Our future success depends in part on our ability to attract, hire, integrate and retain key personnel. Our future success also depends on the continued contributions of our executive officers and other key personnel, each of whom may be difficult to replace. In particular, John A. Bardis, our chairman, president and chief executive officer and Rand A. Ballard, our chief operating officer and chief customer officer, are critical to the management of our business and operations and the development of our strategic direction. The loss of services of Messrs. Bardis or Ballard or any of our other executive officers or key personnel could have a material adverse effect on our business. The replacement of any of these key individuals would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Risks related to our product and service offerings

If our products fail to perform properly due to undetected errors or similar problems, our business could suffer.

Because of the large amount of data that we collect and manage, it is possible that hardware failures or errors in our systems could result in data loss or corruption or cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant.

Complex software such as ours may contain errors or failures that are not detected until after the software is introduced or updates and new versions are released. We continually introduce new software and updates and enhancements to our software. Despite testing by us, from time to time we have discovered defects or errors in our software, and such defects or errors may appear in the future. Defects and errors that are not timely detected and remedied could expose us to risk of liability to customers and the government and could cause delays in the introduction of new products and services, result in increased costs and diversion of development resources, require design modifications, decrease market acceptance or customer satisfaction with our products and services or cause harm to our reputation. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

Furthermore, our customers might use our software together with products from other companies. As a result, when problems occur, it might be difficult to identify the source of the problem. Even when our software does not cause these problems, the existence of these errors might cause us to incur significant costs, divert the attention of our technical personnel from our product development efforts, impact our reputation and lead to significant customer relations problems.

If our products or services fail to provide accurate information, or if our content or any other element of our products or services is associated with incorrect, inaccurate or faulty coding, billing, or claims submissions to Medicare or any other third-party payor, we could be liable to customers or the government, which could adversely affect our business.

Our products and content were developed based on the laws, regulations and third-party payor rules in existence at the time such software and content was developed. If we interpret those laws, regulations or rules incorrectly; the laws, regulations or rules materially change at any point after the software and content was developed; we fail to provide up-to-date, accurate information; or our products, or services are otherwise associated with incorrect, inaccurate or faulty coding, billing or claims submissions, then customers could assert claims against us or the government or qui tam relators on behalf of the government could assert claims against us under the Federal False Claims Act or similar state laws. The assertion of such claims and ensuing litigation, regardless of its outcome, could result in substantial costs to us, divert management’s attention from operations, damage our reputation and decrease market acceptance of our services. We attempt to limit by contract our liability to customers for damages. We cannot, however, limit liability the government could seek to impose on us under the False Claims Act. Further, the allocations of responsibility and limitations of liability set forth in our contracts may not be enforceable or otherwise protect us from liability for damages.

Factors beyond our control could cause interruptions in our operations, which may adversely affect our reputation in the marketplace and our business, financial condition and results of operations.

The timely development, implementation and continuous and uninterrupted performance of our hardware, network, applications, the Internet and other systems, including those which may be provided by third parties, are important facets in our delivery of products and services to our customers. Our ability to protect these processes and systems against unexpected adverse events is a key factor in continuing to offer our customers our full complement of products and services on time in an uninterrupted manner.

Our operations are vulnerable to interruption by damage from a variety of sources, many of which are not within our control, including without limitation: (1) power loss and telecommunications failures; (2) software and hardware errors, failures or crashes; (3) computer viruses and similar disruptive problems; (4) fire, flood and other natural disasters; and (5) attacks on our network or damage to our software and systems carried out by hackers or Internet criminals.

System failures that interrupt our ability to develop applications or provide our products and services could affect our customers’ perception of the value of our products and services. Delays or interruptions in the delivery of our products and services could result from unknown hardware defects, insufficient capacity or the failure of our website hosting and telecommunications providers to provide continuous and uninterrupted service. Additionally, we host some of our services and serve our customers through third-party data center hosting facilities. We do not control the operation of these facilities. From time to time, we may need to relocate our data or our customers’ data to alternative locations. Despite precautions taken during such moves, any difficulties experienced may impair the delivery of our services. We also depend on service providers that provide customers with access to our products and services. In addition, computer viruses may harm our systems causing us to lose data, and the transmission of computer viruses could expose us to litigation. In addition to potential liability, if we supply inaccurate information or experience interruptions in our ability to capture, store and supply information, our reputation could be harmed and we could lose customers. Any significant interruptions in our products and services could damage our reputation in the marketplace and have a negative impact on our business, financial condition and results of operations.

Unauthorized disclosure of confidential information provided to us by our customers or third parties, whether through breach of our secure network by an unauthorized party, employee theft or misuse, or otherwise, could harm our business.

The difficulty of securely transmitting confidential information has been a significant issue when engaging in sensitive communications over the Internet. Our business relies on using the Internet to transmit confidential information. We believe that any well-publicized compromise of Internet security may deter companies from using the Internet for these purposes.

Our services present the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or subcontractors with respect to third parties. If there was a disclosure of confidential information, or if a third party were to gain unauthorized access to the confidential information we possess, our operations could be seriously disrupted, our reputation could be harmed and we could be subject to claims pursuant to our agreements with our customers or other liabilities. In addition, if this were to occur, we could be perceived to have facilitated or participated in illegal misappropriation of funds, documents, or data and therefore be subject to civil or criminal liability or regulatory action. While we maintain professional liability insurance coverage in an amount that we believe is sufficient for our business, we cannot assure you that this coverage will prove to be adequate or will continue to be available on acceptable terms, if at all. A claim that is brought against us that is uninsured or under-insured could harm our business, financial conditions and results of operations. Even unsuccessful claims could result in substantial costs and diversion of management resources.

Risks related to government regulation

The healthcare industry is highly regulated. Any material changes in the political, economic or regulatory healthcare environment that affect the group purchasing business or the purchasing practices and operations of healthcare organizations, or that lead to consolidation in the healthcare industry, could require us to modify our services or reduce the funds available to providers to purchase our products and services.

Our business, financial condition and results of operations depend upon conditions affecting the healthcare industry generally and hospitals and health systems particularly. Our ability to grow will depend upon the economic environment of the healthcare industry generally as well as our ability to increase the number of programs and services that we sell to our customers. The healthcare industry is highly regulated and is subject to changing political, economic and regulatory influences. Factors such as changes in reimbursement policies for healthcare expenses, consolidation in the healthcare industry, regulation, litigation, and general economic conditions affect the purchasing practices, operation and, ultimately, the operating funds of healthcare organizations. In particular, changes in regulations affecting the healthcare industry, such as any increased regulation by governmental agencies of the purchase and sale of medical products, or restrictions on permissible discounts and other financial arrangements, could require us to make unplanned modifications of our products and services, or result in delays or cancellations of orders or reduce funds and demand for our products and services.

Because of the lingering effect of the weakened economy, cash flow and access to credit continues to be problematic for many healthcare delivery organizations. While we believe we are well positioned through our product and service offerings to assist hospitals and health systems who are dealing with increasing and intense financial pressures, it is unclear what long-term effects these conditions will have on the healthcare industry and in turn on our business, financial condition and results of operations.

In addition, in February 2009 the United States Congress enacted the HITECH Act, as part of the American Recovery and Reinvestment Act of 2009. The HITECH Act requires that hospitals and health systems make investments in their clinical information systems, including the adoption of electronic medical records. While we believe that increased emphasis on electronic medical records by hospitals and health systems will also drive demand for SaaS-based tools, such as ours, to help rationalize and standardize patient and clinical data for efficient and accurate use, we cannot be certain whether or when such demand will materialize nor can we be certain that we will be benefit from it.

In March 2010, President Obama signed into law the Patient Protection and Affordable Care Act (“PPACA”), amended by the Health Care and Education and Reconciliation Act of 2010 (collectively, the “Affordable Care Act”). The Affordable Care Act is a sweeping measure designed to expand access to affordable health insurance, control health care spending, and improve health care quality. The law includes provisions to tie Medicare provider reimbursement to health care quality and incentives; mandatory compliance programs; enhanced transparency disclosure requirements; increased funding and initiatives to address fraud and abuse; and incentives to state Medicaid programs to promote community-based care as an alternative to institutional long-term care services, among many others. In addition, the law provides for the establishment of a national voluntary pilot program to bundle Medicare payments for hospital and post-acute services, which could lead to changes in the delivery of health care services. Likewise, many states have adopted or are considering changes in health care policies as a result of state budgetary shortfalls. The timetable for implementing many provisions of the Affordable Care Act remains unsettled, and we do not know what effect the federal Affordable Care Act or state law proposals may have on our business.

If current or future government regulations are interpreted or enforced in a manner adverse to us or our business, we may be subject to enforcement actions, penalties, and other material limitations on our business.

Most of the products offered through our group purchasing contracts are subject to direct regulation by federal and state governmental agencies. We rely upon vendors who use our services to meet all quality control, packaging, distribution, labeling, hazard and health information notice, record keeping and licensing requirements. In addition, we rely upon the carriers retained by our vendors to comply with regulations regarding the shipment of any hazardous materials.

We cannot guarantee that the vendors are in compliance with applicable laws and regulations. If vendors or the providers with whom we do business have failed, or fail in the future, to adequately comply with any relevant laws or regulations, we could become involved in governmental investigations or private lawsuits concerning these regulations. If we were found to be legally responsible in any way for such failure we could be subject to injunctions, penalties or fines which could harm our business. Furthermore, any such investigation or lawsuit could cause us to expend significant resources and divert the attention of our management team, regardless of the outcome, and thus could harm our business.

In recent years, the group purchasing industry and some of its largest purchasing customers have been reviewed by the Senate Judiciary Subcommittee on Antitrust, Competition Policy and Consumer Rights for possible conflict of interest and restraint of trade violations. As a response to the Senate Subcommittee inquiry, our company joined other GPOs to develop a set of voluntary principles of ethics and business conduct designed to address the Senate’s concerns regarding anti-competitive practices. The voluntary code was presented to the Senate Subcommittee in March 2006. In addition, we maintain our own Standards of Business Conduct that provide guidelines for conducting our business practices in a manner that is consistent with antitrust and restraint of trade laws and regulations. There has not been any further inquiry by the Senate Subcommittee since March 2006. On August 11, 2009, we, and several other GPOs, received a letter from Senators Charles Grassley, Herb Kohl and Bill Nelson requesting information concerning the different relationships between and among our GPO and its customers, distributors, manufacturers and other vendors and suppliers, and requesting certain information about the services the GPO performs and the payments it receives. On September 25, 2009, we and several other GPOs received a request for information from the

Government Accountability Office (GAO), also concerning our GPO’s services and relationships with our customers. Subsequently, we, and other GPOs, received follow-up requests for additional information. We fully complied with all of these requests. On September 27, 2010, the GAO released a report titled “Group Purchasing Organizations — Services Provided to Customers and Initiatives Regarding Their Business Practices”. On that same day, the Minority Staff of the Senate Finance Committee released a report titled “Empirical Data Lacking to Support Claims of Savings with Group Purchasing Organizations”.

Congress, the Department of Justice, the Federal Trade Commission or other state or federal governing entity could at any time open a new investigation of the group purchasing industry, or develop new rules, regulations or laws governing the industry, that could adversely impact our ability to negotiate pricing arrangements with vendors, increase reporting and documentation requirements, or otherwise require us to modify our arrangements in a manner that adversely impacts our business and financial results. We may also face private or government lawsuits alleging violations arising from the concerns articulated by these governmental actors. We are involved on an ongoing basis in litigation, arising in the ordinary course of business or otherwise, which from time to time may include class actions involving consumers, shareholders, employees or injured persons, and claims relating to commercial, labor, employment, antitrust, securities or environmental matters. The outcome of litigation cannot be predicted with certainty and adverse litigation outcomes could adversely affect our financial results.

Our customers are highly dependent on payments from third-party healthcare payors, including Medicare, Medicaid and other government-sponsored programs, and reductions or changes in third-party reimbursement could adversely affect our customers and consequently our business.

Our customers derive a substantial portion of their revenue from third-party private and governmental payors, including Medicare, Medicaid and other government sponsored programs. Our sales and profitability depend, in part, on the extent to which coverage of and reimbursement for the products our customers purchase or otherwise obtain through us is available from governmental health programs, private health insurers, managed care plans and other third-party payors. These third-party payors exercise significant control over, and increasingly use their enhanced bargaining power to secure, discounted reimbursement rates and impose other requirements that may adversely impact our customers’ ability to obtain adequate reimbursement for products and services they purchase or otherwise obtain through us as a group purchasing member.

If third-party payors do not approve products for reimbursement or fail to reimburse for them adequately, our customers may suffer adverse financial consequences which, in turn, may reduce the demand for and ability to purchase our products or services. In addition CMS, which administers the Medicare and federal aspects of state Medicaid programs, has issued complex rules requiring pharmaceutical manufacturers to calculate and report drug pricing for multiple purposes, including the limiting of reimbursement for certain drugs. These rules generally exclude from the pricing calculation administrative fees paid by drug manufacturers to GPOs such as the company if the fees meet CMS’ “bona fide service fee” definition. There can be no assurance that CMS will continue to allow exclusion of GPO administrative fees from the pricing calculation, or that other efforts by payors to limit reimbursement for certain drugs will not have an adverse impact on our business. Further, we do not know what effect, if any, the healthcare reform legislation currently under consideration by the U.S. Congress will have on third-party reimbursement.

If we fail to comply with federal and state laws governing submission of false or fraudulent claims to government healthcare programs and financial relationships among healthcare providers, we may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs.

We are subject to federal and state laws and regulations designed to protect patients, governmental healthcare programs, and private health plans from fraudulent and abusive activities. These laws include anti-kickback restrictions and laws prohibiting the submission of false or fraudulent claims. These laws are complex and their application to our specific products, services and relationships may not be clear and may be applied to our business in ways that we do not anticipate. Federal and state regulatory and law enforcement authorities have recently increased enforcement activities with respect to Medicare and Medicaid fraud and abuse regulations and other reimbursement laws and rules. From time to time we and others in the healthcare industry have received inquiries or subpoenas to produce documents in connection with such activities. We could be required to expend significant time and resources to comply with these requests, and the attention of our management team could be diverted to these efforts. Furthermore, if we are found to be in violation of any federal or state fraud and abuse laws, we could be subject to civil and criminal penalties, and we could be excluded from participating in federal and state healthcare programs such as Medicare and Medicaid. The occurrence of any of these events could significantly harm our business and financial condition.

Provisions in Title XI of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibit the knowing and willful offer, payment, solicitation or receipt of remuneration, directly or indirectly, in return for the referral of patients or arranging for the referral of patients, or in return for the recommendation, arrangement, purchase, lease or order of items or services that are covered, in whole or in part, by a federal healthcare program such as Medicare or Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value such as gifts, discounts, rebates, waiver of payments or providing anything at less than its fair market value. Many states have adopted similar prohibitions against kickbacks and other practices that are intended to induce referrals which are applicable to all patients regardless of whether the patient is covered under a governmental health program or private health plan. We attempt to scrutinize our business relationships and activities to comply with the federal anti-kickback statute and similar laws; and we attempt to structure our sales and group purchasing arrangements in a manner that is consistent with the requirements of applicable safe harbors to these laws. We cannot assure you, however, that our arrangements will be protected by such safe harbors or that such increased enforcement activities will not directly or indirectly have an adverse effect on our business, financial condition or results of operations. Any determination by a state or federal agency that any of our activities or those of our vendors or customers violate any of these laws could subject us to civil or criminal penalties, could require us to change or terminate some portions of our operations or business, could disqualify us from providing services to healthcare providers doing business with government programs and, thus, could have an adverse effect on our business.

Our business, particularly our Revenue Cycle Management segment, is also subject to numerous federal and state laws that forbid the submission or “causing the submission” of false or fraudulent information or the failure to disclose information in connection with the submission and payment of claims for reimbursement to Medicare, Medicaid, federal healthcare programs or private health plans. These laws and regulations may change rapidly, and it is frequently unclear how they apply to our business. Errors created by our products or consulting services that relate to entry, formatting, preparation or transmission of claim or cost report information may be determined or alleged to be in violation of these laws and regulations. Any failure of our products or services to comply with these laws and regulations could result in substantial civil or criminal liability, could adversely affect demand for our services, could invalidate all or portions of some of our customer contracts, could require us to change or terminate some portions of our business, could require us to refund portions of our services fees, could cause us to be disqualified from serving customers doing business with government payors and could have an adverse effect on our business.

Federal and state privacy and security laws may increase the costs of operation and expose us to civil and criminal sanctions.

We must comply with extensive federal and state requirements regarding the use, retention and security of patient healthcare information. The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, which we refer to collectively as HIPAA, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. These restrictions and requirements are set forth in the Privacy Rule and Security Rule portions of HIPAA. The HIPAA Privacy Rule prohibits a covered entity from using or disclosing an individual’s protected health information unless the use or disclosure is authorized by the individual or is specifically required or permitted under the Privacy Rule. The Privacy Rule imposes a complex system of requirements on covered entities for complying with this basic standard. Under the HIPAA Security Rule, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf.

Our healthcare provider customers that engage in HIPAA-defined standard electronic transactions, and our own business operations as a healthcare clearinghouse, are directly subject to the HIPAA Privacy and Security Rules involving “covered entities”. Additionally, because some of our customers disclose protected health information to us so that we may use that information to provide certain consulting or other services to those customers, we are a “business associate” of those customers. In these cases, in order to provide customers with services that involve the use or disclosure of protected health information, the HIPAA Privacy and Security Rules require us to enter into business associate agreements with our customers. Such agreements must, among other things, provide adequate written assurances:

• as to how we will use and disclose the protected health information;

• that we will implement reasonable administrative, physical and technical safeguards to protect such information from misuse;

• that we will enter into similar agreements with our agents and subcontractors that have access to the information;

• that we will report security incidents and other inappropriate uses or disclosures of the information; and

• that we will assist the covered entity with certain of its duties under the Privacy Rule.

With the enactment of the HITECH Act, the privacy and security requirements of HIPAA have been modified and expanded. The HITECH Act applies certain of the HIPAA privacy and security requirements directly to business associates of covered entities. As such, and upon the enforcement date of a forthcoming final regulation implementing the HITECH Act’s privacy and security provisions, we will be required to directly comply with certain aspects of the Privacy and Security Rules in our capacity as a business associate, and will also be subject to enforcement for a violation of HIPAA standards. Significantly, the HITECH Act also establishes new mandatory federal requirements for both covered entities and business associates regarding notification of breaches of unsecured protected health information. These breach notification requirements are currently effective and being enforced.

Any failure or perception of failure of our products or services to meet HIPAA standards and related regulatory requirements could expose us to certain notification, penalty and/or enforcement risks and could adversely affect demand for our products and services, and force us to expend significant capital, research and development and other resources to modify our products or services to address the privacy and security requirements of our customers and HIPAA.

In addition to our obligations under HIPAA, most states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These state laws, if more stringent than HIPAA requirements, are not preempted by the federal requirements, and we are required to comply with them as well.

We are unable to predict what changes to HIPAA or other federal or state laws or regulations might be made in the future or how those changes could affect our business or the associated costs of compliance. For example, the federal Office of the National Coordinator for Health Information Technology (“ONCHIT”) is coordinating the development of national standards for creating an interoperable health information technology infrastructure based on the widespread adoption of electronic health records (“EHRs”) in the healthcare sector. In October 2010, the Certification Commission for Health Information Technology (“CCHIT”) announced it has tested and certified 33 electronic health record products under the Commission’s ONC-ATCB program, which certifies that the EHRs are capable of meeting the 2011/2012 criteria supporting Stage 1 meaningful use as approved by the Secretary of Health and Human Services. The certifications include 19 Complete EHRs, which meet all of the 2011/2012 criteria for either eligible provider or hospital technology, and 14 EHR Modules, which meet one or more—but not all—of the criteria. We are yet unable to predict what, if any, impact the creation of such standards will have on our products, services or compliance costs.

Failure by us to comply with any of the federal and state standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may injure our reputation and adversely affect our ability to retain customers and attract new customers.

HIPAA and its implementing regulations also mandate format, data content and provider identifier standards that must be used in certain electronic transactions, such as claims, payment advice and eligibility inquiries. Although our systems are fully capable of transmitting transactions that comply with these requirements, some payers and healthcare clearinghouses with which we conduct business may interpret HIPAA transaction requirements differently than we do or may require us to use legacy formats or include legacy identifiers as they make the transition to full compliance. In cases where payers or healthcare clearinghouses require conformity with their interpretations or require us to accommodate legacy transactions or identifiers as a condition of successful transactions, we attempt to comply with their requirements, but may be subject to enforcement actions as a result. In January 2009, CMS published a final rule adopting updated standard code sets for diagnoses and procedures known as ICD-10 code sets. A separate final rule also published by CMS in January 2009 resulted in changes to the formats to be used for electronic transactions subject to the ICD-10 code sets, known as Version 5010. While use of the ICD-10 code sets is not mandated until October 1, 2013 and the use of Version 5010 is not mandated until January 1, 2012, we have initiated the process to modify our payment systems and processes in preparation of their implementation. We may not be successful in responding to these changes and any changes in response that we make to our transactions and software may result in errors or otherwise negatively impact our service levels. We may also experience complications in supporting customers that are not fully compliant with the revised requirements as of the applicable compliance date.

If our customers who operate as not-for profit entities lose their tax-exempt status, those customers would suffer significant adverse tax consequences which, in turn, could adversely impact their ability to purchase products or services from us.

There has been a trend across the United States among state tax authorities to challenge the tax-exempt status of hospitals and other healthcare facilities claiming such status on the basis that they are operating as charitable and/or religious organizations. The outcome of these cases has been mixed with some facilities retaining their tax-exempt status while others have been denied the ability to continue operating under as not-for profit, tax-exempt entities under state law. In addition, many states have removed sales tax exemptions previously available to not-for-profit entities, and both the IRS and the United States Congress are investigating the practices of non-for profit hospitals. Those facilities denied tax exemptions could be subject to the imposition of tax penalties and assessments which could have a material adverse impact on their cash flow, financial strength and possibly ongoing viability. If the tax-exempt status of any of our customers is revoked or compromised by new legislation or interpretation of existing legislation, that customer’s financial health could be adversely affected, which could adversely impact our sales and revenue.

Use of proceeds

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. The exchange notes will evidence the same debt as the original notes tendered in exchange for exchange notes. Accordingly, the issuance of the exchange notes will not result in any change in our indebtedness.

The net proceeds of the original notes were approximately $310.1 million after deducting the initial purchaser’s discounts, commissions, fees and expenses relating to the issuance of the original notes. The net proceeds from the sale of the original notes, together with the borrowings from the Credit Agreement, were used to finance the purchase price of the Broadlane Acquisition and repay outstanding indebtedness of the Company and Broadlane Holdings.

The exchange offer

Purpose of the exchange offer

On November 16, 2010, we issued the original notes in a transaction exempt from registration under the Securities Act. Accordingly, the original notes may not be reoffered, resold or otherwise transferred in the United States, unless so registered or unless an exemption from the Securities Act registration requirements is available. Pursuant to a registration rights agreement with the initial purchasers of the original notes, we and the guarantors agreed, for the benefit of holders of the original notes, to:

•	use our commercially reasonable efforts cause to be filed a registration statement with the SEC with respect to a registered offer to exchange the original notes for exchange notes that will be issued under the same indenture, in the same aggregate principal amount as and with terms that are substantially identical in all material respects to the original notes, except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate and will not have registration rights;

•	use our commercially reasonable efforts to have the exchange offer registration statement remain effective under the Securities Act until the earlier of (i) 180 days after the closing date of the exchange offer and (ii) the date on which broker-dealers that receive exchange notes for their own account in exchange for original notes, where such original notes were acquired by such broker-dealers as a result of market-making activities or other trading activities, which broker-dealers we refer to herein as the “Participating Broker-Dealers”, have sold all exchange notes held by them;

•	promptly after the effectiveness of the exchange offer registration statement, commence the exchange offer; and

•	use our commercially reasonable efforts to complete the exchange offer no later than November 15, 2011.

For each original note tendered to us pursuant to the exchange offer, we will issue to the holder of such original note an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note surrendered in exchange therefor, or, if no interest has been paid on such original note, from the date of its original issue.

Under existing SEC interpretations, the exchange notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the exchange notes represents to us in the exchange offer that it is acquiring the exchange notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an affiliate of ours, within the meaning of Rule 405 under the Securities Act; provided, however, that Participating Broker-

Dealers receiving exchange notes in the exchange offer will be required to deliver a prospectus (or, to the extent permitted by law, make available a prospectus) with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the original notes) with the prospectus contained in the exchange offer registration statement.

Under the registration rights agreement, we have agreed to amend or supplement the prospectus contained in the exchange offer registration statement for a period of up to 180 days after the last exchange date (as such period may be extended pursuant to the registration rights agreement), in order to expedite or facilitate the disposition of any exchange notes by Participating Broker-Dealers consistent with the positions of the staff of the SEC recited above. Under the registration rights agreement, we have further agreed that Participating Broker-Dealers shall be authorized to deliver the prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated above.

A holder of original notes (other than certain specified holders) who wishes to exchange such original notes for exchange notes in the exchange offer will be required to represent that any exchange notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and that it is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of distribution.”

Shelf registration statement

In the event that:

•	we determine that the exchange offer is not available or the exchange offer may not be completed as soon as practicable after the last exchange date because it would violate any applicable law or applicable interpretations of the staff of the SEC;

•	the Exchange Offer is not for any other reason completed by November 15, 2011;

•	we receive a written request (“Shelf Request”) prior to the 30th day following the last exchange date from any initial purchaser representing that it holds original notes that are or were ineligible to be exchanged for exchange notes in the exchange offer, then, we will, subject to certain exceptions, use commercially reasonable efforts to:

•	cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a shelf registration statement providing for the sale of all the original notes by the selling holders thereof and

•	file and have become effective both an exchange offer registration statement with respect to all original notes and a shelf registration statement (which may be a combined registration statement with the exchange offer registration statement) with respect to offers and sales of original notes held by the initial purchasers that were ineligible to be exchanged in the exchange offer.

We will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes or the exchange notes, as the case may be. A holder selling such original notes or exchange notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

Liquidated damages

We will pay additional cash interest on the original notes and exchange notes, subject to certain exceptions, in the event that either:

•	the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or prior to November 15, 2011; or

•	in the case of a shelf registration statement requested by an initial purchaser, if such shelf registration statement becomes effective and thereafter either ceases to be effective or the prospectus contained therein ceases to be usable at any time during the shelf effectiveness period and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period.

Upon the occurrence of the former such event, the interest rate on the original notes will be increased by 0.25% per annum for the first 90-day period following November 15, 2011 (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1.00% per annum) until the exchange offer is completed, the shelf registration statement, if required, is declared effective or the notes become freely tradable under the Securities Act.

Upon the occurrence of the latter such event, but subject to certain exceptions, the interest rate on the original notes will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the shelf registration statement has again been declared effective or the prospectus again becomes usable; provided, however, that in no event shall any such additional interest or any additional interest payable pursuant to the foregoing exceed 1.00% per annum.

We will pay such additional interest on each scheduled interest payment date. Such additional interest will be in addition to any other interest payable from time to time with respect to the original notes and the exchange notes.

We will be entitled to consummate the exchange offer on the expiration date, provided that we have accepted all original notes previously validly tendered in accordance with the terms set forth in this prospectus and the applicable letter of transmittal.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires on the expiration date. The expiration date is 5:00 P.M., New York City time, on            , 2011 unless we, in our sole discretion, extend the period during which the exchange offer is open, in which event the expiration date is the latest time and date on which the exchange offer, as so extended by us, expires. We reserve the right to extend the exchange offer at any time and from time to time prior to the expiration date by giving written notice to Wells Fargo Bank, National Association, as the exchange agent, and by timely public announcement communicated in accordance with applicable law or regulation. During any extension of the exchange offer, all original notes previously tendered pursuant to the exchange offer and not validly withdrawn will remain subject to the exchange offer.

The exchange date will occur promptly after the expiration date. We expressly reserve the right to:

•	terminate the exchange offer and not accept for exchange any original notes if any of the events set forth below under “—Conditions to the exchange offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the original notes.

If any such termination or amendment occurs, we will notify the exchange agent in writing and either will issue a press release or will give written notice to the holders of the original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 P.M., New York City time, on the expiration date, we will exchange the exchange notes for the original notes on the exchange date.

Subject to compliance with Rule 14e-1(b) of the Exchange Act, if we waive any material condition to the exchange offer, or amend the exchange offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of original notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the exchange offer will be extended until the expiration of such five business day period.

This prospectus and the related letters of transmittal and other relevant materials will be mailed by us to record holders of original notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

Each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of distribution.”

Terms of the exchange offer

We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to accept for exchange in the applicable exchange offer any outstanding original notes that are validly tendered and not validly withdrawn on or before 5:00 P.M., New York City time, on the expiration date. Tenders of the original notes may be withdrawn at any time before 5:00 P.M., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. However, the exchange offer is subject to the terms of the registration rights agreement and the satisfaction of the conditions described under “—Conditions to the exchange offer.” Original notes may only be tendered in denominations of $2,000 and larger integral multiples of $1,000. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes surrendered in the exchange offer. Holders of original notes may tender less than the aggregate principal amount represented by their original notes if they appropriately indicate this fact on the letter of transmittal accompanying the tendered original notes or indicate this fact pursuant to the procedures for book-entry transfer described below.

As of March 31, 2011, $325.0 million in aggregate principal amount of the original notes were outstanding. Only a holder of the original notes, or the holder’s legal representative or attorney-in-fact, whose ownership is reflected in the records of Wells Fargo Bank, National Association, as registrar, or whose original notes are held of record by the depositary, may participate in the exchange offer. There will be no fixed record date for determining the eligible holders of the original notes who are entitled to participate in the exchange offer. We believe that, as of the date of this prospectus, no holder of original notes is our “affiliate,” as defined in Rule 405 under the Securities Act.

We will be deemed to have accepted validly tendered original notes when, as and if we give oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes and for purposes of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender or otherwise, certificates for the unaccepted original notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations under the Exchange Act, including Rule 14e-1.

Holders who tender their original notes in the exchange offer will not be required to pay brokerage commissions or fees or, following the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes under the exchange offer. We will pay all charges and expenses, other than transfer taxes in some circumstances, in connection with the exchange offer. See “—Solicitation of tenders; Expenses” for more information about the costs of the exchange offer.

We do not make any recommendation to holders of original notes as to whether to tender any of their original notes under the exchange offer. In addition, no one has been authorized to make any recommendation. Holders of original notes must make their own decision whether to participate in the exchange offer and, if the holder chooses to participate in the exchange offer, the aggregate principal amount of original notes to tender, after reading carefully this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

How to tender

The tender to us of original notes by you pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal.

General Procedures.  A holder of an original note may tender the same by (i) properly completing and signing the applicable letter of transmittal or a facsimile thereof (all references in this prospectus to the letter of transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer, which we refer to herein as a Book-Entry Confirmation, pursuant to the procedure described below), to the exchange agent at its address set forth on the inside back cover of this prospectus on or prior to the expiration date, (ii) complying with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below or (iii) complying with the guaranteed delivery procedures described below.

If tendered original notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange therefor are to be issued (and any untendered original notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. If the letter of transmittal is signed by a person other than the registered holder of any tendered original notes listed therein, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm, which we refer to herein as an Eligible Institution, that is a member of a recognized signature guarantee program, within the meaning of Rule 17Ad-15 under the Exchange Act, which we refer to herein as an Eligible Program. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by an Eligible Institution.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes should contact such holder promptly and instruct such holder to tender original notes on such beneficial owner’s behalf. If such beneficial owner wishes to tender such original notes himself, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering such original notes, either make appropriate arrangements to register ownership of the original notes in such beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

DTC has confirmed that any financial institution that is a participant in DTC’s system may use ATOP to tender. Participants in the program, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, may transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the original notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•  DTC has received an express acknowledgment from a participant in ATOP that is tendering original notes that are the subject of the Book-Entry Confirmation;

•  the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal; and

•  the agreement may be enforced against that participant.

Book-Entry Transfer.  The exchange agent will make a request to establish an account with respect to the original notes at The Depository Trust Company, which we refer to herein as the Book-Entry Transfer Facility, for purposes of the exchange offer promptly after receipt of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility’s systems may make book-entry delivery of original notes by causing the Book-Entry Transfer Facility to transfer such original notes into the exchange agent’s account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility’s ATOP procedures for transfer. Holders of original notes who are unable to deliver confirmation of the book-entry tender of their original notes into the exchange agent’s account at the Book-Entry Transfer Facility or all other documents required by the letter of transmittal to the exchange agent on or before the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below. However, although delivery of original notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, unless an agent’s message is received by the exchange agent in compliance with ATOP, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address specified on the inside back cover page of this prospectus on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

The method of delivery of original notes and all other documents is at your election and risk. If sent by mail, we recommend that you use registered mail, return receipt requested, obtain proper insurance, and complete the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

Guaranteed Delivery Procedures.  If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the expiration date, or the holders cannot complete the applicable procedures under ATOP on or before the expiration date, a tender may be effected if the exchange agent has received at its office listed on the inside back cover of this prospectus on or prior to the expiration date a letter or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the original notes are registered, the principal amount of the original notes and, if possible, the certificate numbers of the original notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the date of execution of such letter or facsimile transmission by the Eligible Institution, the original notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed letter of transmittal (and any other required documents). Unless original notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a Notice of Guaranteed Delivery that may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this prospectus and the related letter of transmittal.

A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the original notes (or a timely Book-Entry Confirmation) is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a Notice of Guaranteed Delivery or letter or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered original notes (or a timely Book-Entry Confirmation).

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of original notes will be determined by us and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of us, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer (including the letters of transmittal and the instructions thereto) will be final and binding.

Terms and conditions of the letters of transmittal

The letters of transmittal contain, among other things, the following terms and conditions, which are part of the exchange offer. The party tendering original notes for exchange, whom we refer to herein as the “Transferor”, exchanges, assigns and transfers the original notes to us and irrevocably constitutes and appoints the exchange agent as the Transferor’s agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the original notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes. The Transferor further agrees that acceptance of any tendered original notes by us and the issuance of exchange notes in exchange herefore shall constitute performance in full by us of our obligations under the registration rights agreement and that we shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal rights

Original notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth on the inside back cover of this prospectus or the holder must comply with the appropriate procedures of ATOP. Any notice of withdrawal other than in compliance with the appropriate procedures of ATOP must specify the person named in the letter of transmittal as having tendered the original notes to be withdrawn, the certificate numbers of the original notes to be withdrawn, the principal amount of original notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such original notes exchanged, and the name of the registered holder of such original notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn. If original notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn original notes, such notice of withdrawal must be delivered to the exchange agent and otherwise comply with the procedures of such facility. The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal or, in the case of book-entry transfer, the original notes will be credited to an account at the Book-Entry Transfer Facility. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and our determination will be final and binding on all parties.

Acceptance of original notes for exchange; Delivery of exchange notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made on the exchange date. For the purposes of the exchange offer, we shall be deemed to have accepted for exchange validly tendered original notes when, as and if we have given oral or written notice thereof to the exchange agent.

The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of original notes tendered by book-entry transfer into the exchange agent’s account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged original notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the expiration date or, if we terminate the exchange offer prior to the expiration date, promptly after the exchange offer is so terminated.

Conditions to the exchange offer

We are not required to accept or exchange, or to issue exchange notes in exchange for, any outstanding original notes. We may terminate or extend the exchange offer by oral or written notice to the exchange agent and by timely public announcement communicated in accordance with applicable law or regulation, if:

• any federal law, statute, rule, regulation or interpretation of the staff of the SEC has been proposed, adopted or enacted that, in our judgment, might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

• an action or proceeding has been instituted or threatened in any court or by any governmental agency that, in our judgment might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

• there has occurred a material adverse development in any existing action or proceeding that might impair our ability to proceed with the exchange offer or otherwise make it inadvisable to proceed with the exchange offer;

• any stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939;

• all governmental approvals necessary for the consummation of the exchange have not been obtained;

• there is a change in the current interpretation by the staff of the SEC which permits holders who have made the required representations to us to resell, offer for resale, or otherwise transfer exchange notes issued in the exchange offer without registration of the exchange notes and delivery of a prospectus; or

• a material adverse change shall have occurred in our business, condition, operations or prospects.

The foregoing conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by us) giving rise to such condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. In addition, we have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

Exchange agent

Wells Fargo Bank, National Association has been appointed as the exchange agent for the exchange offer. Letters of transmittal must be addressed to the exchange agent at its address set forth on the inside back cover page of this prospectus. Delivery to an address other than the one set forth herein, or transmissions of instructions via a facsimile number other than the one set forth herein, will not constitute a valid delivery.

Solicitation of tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We also will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the exchange offer. If given or made, you must not rely on such information or representations as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, at our discretion, we may take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of original notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of us by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Appraisal rights

You will not have appraisal rights in connection with the exchange offer.

Federal income tax consequences

The exchange of original notes for exchange notes will not be a taxable exchange for United States federal income tax purposes, and holders will not recognize any taxable gain or loss or any interest income as a result of such exchange. See “Material United States federal income tax considerations.”

Regulatory approvals

Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Accounting treatment

The exchange notes will be recorded at the same carrying value as the original notes. Accordingly, we will recognize no gain or loss for accounting purposes in connection with the exchange offer. Fees and expenses paid to third parties (such as accounting and legal fees and printing costs) will be expensed as incurred.

Other

Participation in the exchange offer is voluntary and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the terms of the original notes and the registration rights agreement. Holders of the original notes who do not tender their original notes in the exchange offer will continue to hold such original notes and will be entitled to all the rights and limitations applicable thereto under the indenture, except for any terms of the registration rights agreement, which by its terms, terminate or cease to have further effect as a result of the making of this exchange offer. See “Description of exchange notes.” All untendered original notes will continue to be subject to the restrictions on transfer set forth in the indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes not tendered and accepted in the exchange offer could be adversely affected. See “Risk factors—risks associated with the exchange offer—Your ability to sell your original notes may be significantly more limited and the price at which you may be able to sell your original notes may be significantly lower if you do not exchange them for registered exchange notes in the exchange offer.”

We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any original notes that are not tendered in the exchange offer.

Description of other indebtedness

Summarized below are the principal terms of the agreements that govern our indebtedness. This summary is not a complete description of all the terms of such agreements.

New Credit Facility

General

We were party to a credit agreement dated October 23, 2006, consisting of a senior secured term loan and a revolving line of credit that was administered by Bank of America. On November 16, 2010, in connection with the Broadlane Acquisition and the offering of the original notes, we entered into the Credit Agreement, consisting of a five-year $150 million senior secured revolving credit facility and a six-year $635 million senior secured term loan facility, with a syndicate of financial institutions and institutional lenders, Barclays Bank PLC, acting as administrative agent and collateral agent for the lenders, letter of credit issuer and swing line lender, and Barclays Capital and J.P. Morgan Securities LLC, acting as joint lead arrangers and joint bookrunners. The Company used the borrowings from the Credit Agreement and the net proceeds from the offering of senior notes to finance the purchase price of the Broadlane Acquisition and repay outstanding indebtedness of the Company and Broadlane Holdings.

The Credit Agreement consists of a six-year $635 million senior secured term loan facility and a five-year $150 million senior secured revolving credit facility, including a letter of credit sub-facility of $25 million and a swing line sub-facility of $25 million. Both the senior secured term loan and revolving credit facility charge a variable interest rate of LIBOR or an alternate base rate plus and applicable margin.

The Credit Agreement also permits the Company to, subject to the satisfaction of certain conditions and obtaining commitments therefor, add one or more incremental term loan facilities, increase the aggregate commitments under the senior secured revolving credit facility or add one or more incremental revolving credit facility tranches in an aggregate amount of up to $200 million, which may have the same guarantees, and be secured equally in all respects by the same collateral, as the senior secured term loan loans and the senior secured revolving credit loans.

All borrowings under our new senior secured credit facility are subject to the satisfaction of certain customary conditions.

The term loan facility matures on November 15, 2016 and the revolving loan facility matures on November 15, 2015. We are required to make quarterly principal amortization payments of approximately $1.6 million on the term loan facility. No principal payments are due on the revolving loan facility until the revolving facility maturity date. We are also required to prepay our debt obligations based on an excess cash flow calculation for the applicable fiscal year which is determined in accordance with the terms of our credit agreement.

As of March 31, 2011, we had a zero balance on our swing-line loan and $149.0 million was available under our revolving credit facility (after giving effect to $1.0 million of outstanding but undrawn letters of credit on such date). We also had $958.4 million of debt outstanding and a cash balance of $57.4 million as of March 31, 2011.

Interest and fees

The interest rates per annum applicable to loans (other than swing line loans) under the Credit Agreement are, at the Company’s option, equal to either (a) a eurodollar rate for one-, two-, three-, six-, or if agreed to by all relevant lenders, nine- or twelve-month interest periods or (b) an alternate base rate, in each case, plus an applicable margin based on the Company’s public corporate credit ratings. Interest rates per annum applicable to swing line loans are equal to the alternate base rate plus an applicable margin. We also pay a quarterly commitment fee on the undrawn portion of the revolving loan facility based on the same total leverage ratio and a quarterly fee equal to the applicable margin for a eurodollar rate loan on the aggregate amount of outstanding letters of credit.

The eurodollar rate will be determined by reference to the London inter-bank offer rate, which is the settlement rate established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan and the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve to which our lenders are subject. The eurodollar rate will include statutory reserves and will be subject to a minimum percentage to be determined based on our public corporate credit ratings (which such minimum percentage shall not apply to borrowings under the senior secured revolving credit facility). The alternate base rate will be the highest of (1) the prime commercial lender rate published by the Wall Street Journal as the “prime rate”, (2) the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York plus one-half of 1% and (3) the eurodollar rate for a one-month interest period plus 1%. The alternate base rate will be subject to a minimum percentage equal to the minimum percentage for the eurodollar rate plus 1%.

We are required to pay upfront fees to each lender under the senior secured term loan facility at closing equal to 1.00% of the stated principal amount of such lender’s term loans and to each lender under the senior secured revolving credit facility at closing equal to 1.50% of the commitments of such lender thereunder.

On the last day of each calendar quarter and upon termination, we are required to pay a letter of credit fee with respect to the average daily maximum amount available to be drawn under outstanding letters of credit equal to the spread over the eurodollar rate under the senior secured revolving credit facility. In addition, we are required to pay to the issuing bank customary issuance and administration fees, as well as a fronting fee on the last day of each calendar quarter and upon termination equal to one-eighth of 1% of the average daily amount available to be drawn under outstanding letters of credit.

On the last day of each calendar quarter we are required to pay to each lender a commitment fee in respect to any unused commitments under the senior secured revolving credit facility equal to 0.75% per annum, subject to a step-down to 0.50% per annum during any period where our total leverage ratio is less than 4.0 to 1.0.

Prepayments

The senior secured term loans amortize in equal quarterly installments of $1.5 million each, with the balance payable on the sixth anniversary of the closing date. Loans under our new senior-secured credit facility must be prepaid under certain circumstances, including with proceeds from certain post-closing debt issuances, asset sales and a portion of excess cash flow. Loans under the Credit Agreement may be voluntarily prepaid at any time, subject to minimum amounts, a 101% call premium on term loans if prepaid within the first year following the closing date and in each case, subject to customary LIBOR breakage costs.

Collateral and guarantors

All our obligations under the Credit Agreement are unconditionally guaranteed by each of our existing and subsequently acquired or organized wholly-owned restricted subsidiaries, except that the following subsidiaries shall not provide guarantees: (a) unrestricted subsidiaries, (b) subsidiaries with tangible assets and revenues each having a value of less than 2.5% of the consolidated tangible assets and consolidated revenues of MedAssets (provided that all such immaterial subsidiaries, on a consolidated basis, shall not account for more than 5.0% of the consolidated EBITDA of MedAssets), (c) any subsidiary prohibited by applicable law, rule or regulation from providing a guarantee or which would require governmental (including regulatory) consent or approval or which would result in adverse tax consequences and (d) not-for-profit subsidiaries.

All our obligations under the Credit Agreement are also secured by substantially all of our assets and the assets of each guarantor (subject to certain exceptions), including, but not limited to (1) a perfected pledge of all of the equity securities of each direct wholly-owned restricted subsidiary of MedAssets and of each subsidiary guarantor (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the equity securities of such foreign subsidiary) and (2) perfected security interests in, and mortgages on, substantially all tangible and intangible personal property and material fee-owned real property of MedAssets and each subsidiary guarantor (including but not limited to accounts receivable, inventory, equipment, general intangibles (including contract rights), investment property, intellectual property, material fee-owned real property, material intercompany notes and proceeds of the foregoing).

Restrictive covenants and other matters

The Credit Agreement contains certain customary negative covenants, including limitations on the incurrence of debt, limitations on liens, limitations on fundamental changes, limitations on asset sales and sale leasebacks, limitations on investments, limitations on dividends or distributions on, or redemptions of, equity interests, limitations on prepayments or redemptions of unsecured or subordinated debt, limitations on negative pledge clauses, limitations on transactions with affiliates and limitations on changes to the Company’s fiscal year. The Credit Agreement also includes maintenance covenants of maximum ratios of consolidated total indebtedness (subject to certain modifications) to consolidated EBITDA (subject to certain modifications) and minimum cash interest coverage ratios. We are required to maintain compliance with a maximum consolidated total debt to adjusted EBITDA leverage ratio of 6.50 to 1.0 and a minimum consolidated interest coverage ratio of 2.0 to 1.0 beginning as of March 31, 2011. The consolidated total debt to adjusted EBITDA leverage ratio and the consolidated interest coverage ratio thresholds adjust in future periods.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of insolvency or bankruptcy, material judgments, certain events under ERISA, actual or asserted failures of any guaranty or security document supporting the Credit Agreement to be in full force and effect and changes of control. If an event of default occurs, the lenders under the Credit Agreement would be entitled to take various actions, including acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor under applicable law.

Description of exchange notes

The Company will issue the notes (the “Exchange Notes”) under an indenture (the “Indenture”) among itself, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Exchange Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture is unlimited in aggregate principal amount, although the issuance of Exchange Notes will be limited to $325.0 million. We may issue an unlimited principal amount of additional notes (the “Additional Exchange Notes”) from time to time after this exchange offering without notice to or the consent of the holders of the Exchange Notes. Such Additional Exchange Notes will have identical terms and conditions as the Exchange Notes other than Issue Date, issue price and the first interest payment date. We will only be permitted to issue such Additional Exchange Notes if at the time of such issuance, we are in compliance with the covenant described under the caption “Certain covenants—Limitation on indebtedness.” Any Additional Exchange Notes will be part of the same issue as the Exchange Notes that we are currently offering and will vote on all matters with the holders of the Exchange Notes as a single class.

This description of Exchange Notes is intended to be a useful overview of the material provisions of the Exchange Notes and the Indenture, and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Since this description of Exchange Notes is only a summary, you should refer to the Indenture for a more comprehensive description of the obligations of the Company and your rights. The Company will make a copy of the indenture available to the holders and to prospective investors upon request.

You will find the definitions of certain capitalized terms used in this description under the heading “—Certain definitions.” For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to MedAssets, Inc. and not to its subsidiaries. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the Indenture.

General

The Exchange Notes will:

• be general unsecured, senior obligations of the Company;

• be limited to an aggregate principal amount of $325.0 million, subject to our ability to issue Additional Exchange Notes;

• mature on November 15, 2018;

• be unconditionally guaranteed on a senior basis by each Restricted Subsidiary that borrows under or guarantees, and any future domestic Restricted Subsidiary that borrows under or guarantees, the Senior Credit Facility. See “Subsidiary guarantees”;

• be issued in denominations of $2,000 and larger integral multiples of $1,000;

• be represented by one or more registered Exchange Notes in global form, but in certain circumstances may be represented by Exchange Notes in definitive form. See “Book-entry settlement and clearance”;

• rank equally in right of payment to any existing and future senior Indebtedness of the Company;

• be effectively subordinated to all Secured Indebtedness of the Company (including the Senior Credit Facility) to the extent of the value of the assets or property securing such Indebtedness; and

• will be senior in right of payment to any future Subordinated Indebtedness of the Company to the extent that such future Subordinated Indebtedness provides by its terms that it is subordinated to the Notes.

Interest on the Exchange Notes will:

• accrue at the rate of 8% per annum;

• accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

• be payable in cash semi-annually in arrears on May 15 and November 15, commencing on November 15, 2011;

• be payable to the holders of record on May 1 and November 1 immediately preceding the related interest payment dates; and

• be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the notes; paying agent and registrar

We will pay principal of, premium, if any, and interest on the Exchange Notes at the office or agency designated by the Company, except that we may, at our option, pay interest on the Exchange Notes by check mailed to holders of the Exchange Notes at their registered address as it appears in the Registrar’s books. We have initially designated the Trustee to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Exchange Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Exchange Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Exchange Note.

Optional redemption

Except as described below, the Exchange Notes are not redeemable until November 15, 2014. On and after November 15, 2014, the Company may, at its option, redeem all or, from time to time, a part of the Exchange Notes upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount of the Exchange Notes to be redeemed) plus accrued and unpaid interest and Additional Interest on the Exchange Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 15 of the years indicated below:

Year	Percentage

2014	104.000%
2015	102.000%
2016 and thereafter	100.000%

At any time prior to November 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate original principal amount of Exchange Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Exchange Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 108% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

(1) at least 65% of the aggregate original principal amount of Exchange Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Exchange Notes) remains outstanding immediately after each such redemption; and

(2) the redemption occurs within 90 days after the closing of such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Exchange Note is registered at the close of business, on such record date, and no Additional Interest will be payable to holders whose Exchange Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the

Exchange Notes are listed or, if the Exchange Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Exchange Note of $2,000 in original principal amount or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption relating to such Exchange Note will state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note.

In addition, at any time prior to November 15, 2014, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, the Company may redeem all or part of the Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Mandatory redemption; offers to purchase; open market purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, the Company may be required to offer to purchase the Exchange Notes as described under the caption “Repurchase at the option of holders.” We may at any time and from time to time acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Ranking

The Exchange Notes will be general unsecured obligations of the Company that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all existing and future liabilities of the Company that are not so subordinated and will be effectively subordinated to all of our Secured Indebtedness (to the extent of the value of the assets or property securing such Indebtedness) and all liabilities of our Subsidiaries that do not guarantee the Exchange Notes. In the event of bankruptcy, liquidation, reorganization or other winding up of the Company or the Subsidiary Guarantors or upon a default in payment with respect to, or the acceleration of, any Indebtedness under the Senior Credit Facility or other senior Secured Indebtedness, the assets and property of the Company and the Subsidiary Guarantors that secure such senior Secured Indebtedness will be available to pay obligations on the Notes and the Subsidiary Guarantees only after all Indebtedness under such Senior Credit Facility and other senior Secured Indebtedness has been repaid in full from such assets or property. We advise you that there may not be sufficient assets or property remaining to pay amounts due on any or all of the Exchange Notes and the Subsidiary Guarantees then outstanding.

As of March 31, 2011:

• outstanding Indebtedness of the Company and the Subsidiary Guarantors was $958.4 million (which does not include the Deferred Payment Amount), $633.4 million of which was secured; and

• the Company had no Subordinated Obligations (other than intercompany liabilities).

Subsidiary guarantees

On the Issue Date, each of the Company’s Restricted Subsidiaries that borrows under or guarantees the Senior Credit Facility will, jointly and severally, unconditionally guarantee, on a senior unsecured basis, all of the Company’s obligations under the Exchange Notes and the Indenture. In addition, any domestic Restricted Subsidiary that in the future borrows under or guarantees the Senior Credit Facility will also be required to become a Subsidiary Guarantor. The Subsidiary Guarantors will agree to pay, in addition to the amounts described above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees.

Each of the Guarantees of the Exchange Notes:

• will be a general unsecured senior obligation of each Guarantor;

• will rank equally in right of payment with any existing and future senior indebtedness of each such entity; and

• will be effectively subordinated to all Secured Indebtedness (including the Guarantee of the Senior Credit Facility) of each such entity.

The Exchange Notes will be structurally subordinated to all liabilities of Subsidiaries of the Company that do not guarantee the Exchange Notes.

As of March 31, 2011:

• the Subsidiary Guarantors had no outstanding Indebtedness (excluding intercompany liabilities and Guarantees under the Senior Credit Facility and the Indenture); and

• the Subsidiary Guarantors had no Guarantor Subordinated Obligations (other than intercompany liabilities).

Although the Indenture will limit the amount of indebtedness that Restricted Subsidiaries may Incur, such Indebtedness may be substantial.

Any Subsidiary Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk factors—Federal and state statutes would allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from us or the guarantors.”

Each Subsidiary Guarantee by a Subsidiary Guarantor will provide by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) the occurrence of (i) any sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or of all of the assets and property of such Subsidiary Guarantor (other than by lease), which sale, exchange, transfer or other disposition is made in compliance with the applicable provisions of the Indenture, including the covenants “Repurchase at the option of holders—Sales of assets and subsidiary stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and “Certain covenants—Merger and consolidation”;

(b) unless an Event of Default has occurred and is continuing, the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Senior Credit Facility (including by reason of the termination of the Senior Credit Facility); provided that if such Subsidiary Guarantor has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under the covenant “Certain covenants—Limitation on indebtedness,” such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full or discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under “Certain covenants—Limitation on indebtedness”;

(c) the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions described in “Certain covenants—Limitation on restricted payments” and the definition of Unrestricted Subsidiary; or

(d) the Company exercising its legal defeasance or covenant defeasance option as described under “—Defeasance” or the Company’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Repurchase at the option of holders

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Exchange Notes as described under “—Optional redemption,” each holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or larger integral multiples of $1,000) of such holder’s Exchange Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Exchange Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Exchange Notes as described under “—Optional redemption,” the Company will mail a notice (the “Change of Control Offer”) to each holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder’s Exchange Notes at a purchase price in cash equal to 101% of the principal amount of such Exchange Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Exchange Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(4) accept for payment all Exchange Notes or portions of Exchange Notes (equal to $2,000 or larger integral multiples of $1,000) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(5) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions of Exchange Notes properly tendered and not withdrawn; and

(6) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Exchange Notes or portions of Exchange Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Exchange Notes properly tendered and not withdrawn the Change of Control Payment for such Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Exchange Note equal in principal amount to any unpurchased portion of the Exchange Notes surrendered, if any; provided that each such new Exchange Note will be in a principal amount of $2,000 or larger integral multiples of $1,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Exchange Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Exchange Notes properly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of such compliance.

The occurrence of events that would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Indebtedness of the Company may contain prohibitions on certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Exchange Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company’s ability to pay cash to the holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchase. See “Risk factors—We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.”

The Change of Control provisions described above may deter or make more difficult certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Exchange Notes may require the Company to make an offer to repurchase the Exchange Notes as described above. The provisions under the indenture relative to the Company’s obligation to make an offer to repurchase the Exchange Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Exchange Notes.

Sales of assets and subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined as of the date of contractually agreeing to such Asset Sale) of the Capital Stock, property or assets subject to such Asset Sale;

(2) such fair market value (including the fair market value of all such non-cash consideration) shall be determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate);

(3) at least 75% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(4) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Company or a Restricted Subsidiary within 365 days from the later of the date of consummation of such Asset Sale or the receipt of such Net Available Cash, as follows:

(a) to repay, prepay, defease, redeem, purchase or otherwise retire (and to permanently reduce commitments with respect thereto in the case of revolving borrowings): (x) Indebtedness or other obligations under the Senior Credit Facility; (y) Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) that is secured by a Lien (other than Indebtedness owed to an Affiliate of the Company); or (z) Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) that is secured by a Lien (other than Indebtedness owed to the Company or an Affiliate of the Company);

(b) in the case of an Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, to repay, prepay, defease, redeem, purchase or otherwise retire (and to permanently reduce commitments with respect thereto in the case of revolving borrowings) Indebtedness of such Restricted Subsidiary or any other Restricted Subsidiary that is not a Subsidiary Guarantor;

(c) to permanently reduce obligations under any other Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably reduce obligations, under the Exchange Notes as provided under “—Optional Redemption,” through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase their Exchange Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Exchange Notes that would otherwise be prepaid; or

(d) to invest in, purchase or otherwise acquire Additional Assets, or to make payments (including without limitation prepayments and progress payments) in connection with such investment, purchase or other acquisition;

provided that pending the final application of any such Net Available Cash in accordance with clause (a), (b), (c) or (d) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture; provided further that in the case of clause (d), a binding commitment shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 360 days of such commitment (an “Acceptable Commitment”), it being understood that if an Acceptable Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then all such Net Available Cash not so applied shall constitute Excess Proceeds.

For the purposes of clause (3) above and for no other purpose, the following will be deemed to be cash:

(1) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Exchange Notes or the Subsidiary Guarantees) that are assumed by the transferee of any such Capital Stock, property or assets and from which the Company and all Restricted Subsidiaries have been validly released from further liability therefor;

(2) any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in such conversion) within 270 days following the closing of such Asset Sale; and

(3) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate), taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value).

Notwithstanding the foregoing, the 75% limitation referred to in the prior paragraph shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, if the proceeds before tax would have complied with the aforementioned 75% limitation.

Any Net Available Cash from Asset Sales that is not applied or invested as provided in the preceding paragraph will be deemed to constitute “Excess Proceeds.” On the 366th day after the later of the date of consummation of the applicable Asset Sale and the receipt of Net Available Cash with respect thereto, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer (“Asset Sale Offer”) to all holders of Exchange Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase the maximum principal amount of Exchange Notes and any such Pari Passu Indebtedness to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Exchange Notes and Pari Passu Indebtedness plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Exchange Notes and Pari Passu Indebtedness so properly tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Exchange Notes surrendered by holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Exchange Notes, and the trustee or agent for the Pari Passu Indebtedness shall select the Pari Passu Indebtedness, to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”). No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Asset Sale Offer Amount”) or, if less than the Asset Sale Offer Amount has been so validly tendered, all Exchange Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer.

If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name an Exchange Note is registered at the close of business on such record date, and no Additional Interest will be payable to holders who tender Exchange Notes pursuant to the Asset Sale Offer.

Pending the final application of any Net Available Cash pursuant to this covenant, the Company and its Restricted Subsidiaries may apply such Net Available Cash temporarily to reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Exchange Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Exchange Notes or portions thereof were accepted for payment by the Company in accordance with the terms of the related covenant set forth in the Indenture and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Sale Offer Period) mail or deliver to each tendering holder of Exchange Notes an amount equal to the purchase price of the Exchange Notes so validly tendered and not properly withdrawn by such holder and accepted by the Company for purchase, and the Company will promptly issue a new Exchange Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Exchange Note to such holder, in a principal amount equal to any unpurchased portion of the Exchange Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Exchange Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Exchange Notes pursuant to the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such compliance.

The Senior Credit Facility provides that certain asset dispositions would constitute a default thereunder. Future Indebtedness of the Company may contain similar restrictions. Moreover, the exercise by the holders of their right to require the Company to repurchase the Exchange Notes could cause a default under such Indebtedness, even if the Asset Sale itself does not. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Exchange Notes, the Company could seek the consent of its lenders to the purchase of Exchange Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Exchange Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such other agreements.

Certain covenants

Suspension of covenants

Following the first day (the “Suspension Date”) that:

(a) the Exchange Notes have an Investment Grade Rating from both of the Ratings Agencies; and

(b) no Default has occurred and is continuing under the Indenture;

the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the headings below:

• “Repurchase at the option of holders—Sales of assets and subsidiary stock,”

• “—Limitation on indebtedness,”

• “—Limitation on restricted payments,”

• “—Limitation on restrictions on distributions from restricted subsidiaries,”

• “—Limitation on affiliate transactions,” and

• Clause (4) of “—Merger and consolidation”

(collectively, the “Suspended Covenants”). If at any time following a Suspension Date the Exchange Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing (such date, the “Reinstatement Date”), then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until a subsequent Suspension Date occurs (in which event the Suspended Covenants shall no longer be in effect until a subsequent Reinstatement Date occurs).

Notwithstanding the reinstatement of the Suspended Covenants upon a Reinstatement Date, no Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Exchange Notes or the Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below), or any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable

Suspended Covenants remained in effect during such period. The period of time between Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

On each Reinstatement Date, all Indebtedness Incurred during the applicable Suspension Period will be classified to have been Incurred pursuant to the first paragraph of “—Limitation on indebtedness” or one of the clauses set forth in the second paragraph of “—Limitation on indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of such Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the first or second paragraph of “—Limitation on indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (3) of the second paragraph of “—Limitation on indebtedness.” Calculations made after each Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on restricted payments” will be made as though the covenants described under “—Limitation on restricted payments” had been in effect since the Issue Date and throughout any and all Suspension Periods. Accordingly, Restricted Payments made during a Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on restricted payments” to the extent required by such covenant. For purposes of determining compliance with the covenant described under “Repurchase at the option of holders—Sales of assets and subsidiary stock,” on the Reinstatement Date, the Net Available Cash from all Asset Sales not applied in accordance with such covenant will be deemed reset at zero. The Company will provide written notice to the Trustee of the occurrence of any Suspension Date or Reinstatement Date.

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

See “Risk Factors—The trading prices for the notes will be directly affected by many factors, including our credit rating.”

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) if on the date of such Incurrence and after giving effect thereto on a pro forma basis the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; provided that the aggregate principal amount of Indebtedness that may be Incurred pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $25.0 million at any one time outstanding.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

(1) Indebtedness of the Company or any Restricted Subsidiary Incurred under a Credit Facility (including the Senior Credit Facility) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), in an aggregate amount at any time outstanding up to $950.0 million less the aggregate principal amount of all principal repayments of Indebtedness under Credit Facilities with Net Available Cash from Asset Sales made pursuant to clause (4)(a) of the first paragraph of “Repurchase at the option of holders—Sales of assets and subsidiary stock” in satisfaction of the requirements of such covenant;

(2) Indebtedness represented by the Original Notes (including any Subsidiary Guarantee) and any Exchange Notes (including any Subsidiary Guarantee thereof but other than any Additional Exchange Notes);

(3) Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (7), (9), (11) and (14));

(4) Guarantees by the Company or its Restricted Subsidiaries of Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee, as the case may be;

(5) Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(a) if the Company is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Exchange Notes;

(b) if a Subsidiary Guarantor is the obligor on Indebtedness owing to a Non-Guarantor Subsidiary, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

(c) (i) any subsequent issuance or transfer of Capital Stock or other event that results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii) any sale or other transfer of any such indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an Incurrence of such indebtedness by the Company or such Restricted Subsidiary, as the case may be.

(6) Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise either in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Person is acquired, either:

(a) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to such acquisition and the Incurrence of such Indebtedness pursuant to this clause (6); or

(b) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries is at least equal to the Consolidated Coverage Ratio immediately prior to such acquisition or merger;

(7) Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8) Indebtedness (including Capitalized Lease Obligations, Attributable Indebtedness, mortgage financings or purchase money obligations) of the Company or a Restricted Subsidiary Incurred to finance any part of the purchase price for, or the cost of design, lease, construction, repair, maintenance, installation or improvement of, any property (real or personal), plant or equipment used or to be used in the business of the Company or a Restricted Subsidiary (or the Capital Stock of any Person owning any such property, plant or equipment (but no other material assets other than cash or cash equivalents)) and any Indebtedness of the Company or a Restricted Subsidiary that serves to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness Incurred pursuant to this clause (8), in principal amount not to exceed the greater of (x) $35.0 million and (y) 2.0% of Total Assets in the aggregate at any one time outstanding together with all other Indebtedness issued under this clause (8) then outstanding;

(9) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion or performance Guarantees (not for borrowed money) provided in the ordinary course of business, and any letters of credit functioning as or supporting any of the foregoing;

(10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification Incurred or assumed in connection with the acquisition or disposition of, or adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of, any business, property or assets of the Company or any business, property, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, property, assets or a Subsidiary for the purpose of financing such acquisition;

(11) (a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished, refinanced or otherwise covered within five Business Days of Incurrence or (b) Indebtedness owed on a short-term basis of no longer than 30 days to banks or financial institutions Incurred in the ordinary course of business that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Subsidiaries;

(12) the Incurrence or issuance by the Company or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund, refinance, replace, exchange, renew, repay or extend any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (2), (3), (6) and this clause (12) or any Indebtedness issued to so refund, refinance, replace, exchange, renew, repay or extend such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance costs, accrued interest and fees and expenses in connection therewith prior to its respective maturity;

(13) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of preferred Stock not permitted by this clause (13);

(14) Indebtedness represented by the Deferred Payment Obligation;

(15) Indebtedness consisting of the financing of (a) insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business;

(16) Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

(17) Indebtedness of any Foreign Subsidiary of the Company in an aggregate principal amount outstanding at one time pursuant to this clause (17) not to exceed the greater of (x) $50.0 million and (y) 5% of the amount of Total Assets attributable to Foreign Subsidiaries of the Company that are Restricted Subsidiaries; and

(18) in addition to the items referred to in clauses (1) through (17) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount that, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (18) and then outstanding, will not exceed the greater of (x) $50.0 million and (y) 3.0% of Total Assets;

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will divide and classify such item of Indebtedness on the date of Incurrence and may later divide and reclassify such item of Indebtedness in any manner that complies with this covenant and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(4) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be deemed to be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) and the liquidation preference thereof, exclusive of any accrued dividends;

(5) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(6) the principal amount of any Indebtedness outstanding in connection with a securitization transaction or series of securitization transactions is the amount of obligations outstanding under the legal documents entered into as part of such transaction that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase relating to such transaction; and

(7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value or original issue discount, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) the principal amount or liquidation preference thereof in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries, for so long as it is an Unrestricted Subsidiary, to Incur any Indebtedness (including the issuance of any shares of Disqualified Stock), other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “—Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness;

provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1) declare or pay any dividend or make any distribution (whether made in cash, securities or other assets or property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than:

(a) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(b) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

(2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3) make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, the Deferred Payment Obligation or any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(a) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Subsidiary Guarantor owing to and held by the Company or any other Subsidiary Guarantor permitted under clause (5) of the second paragraph of the covenant “—Limitation on indebtedness”; or

(b) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations (other than the Deferred Payment Obligation) purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) make any Restricted Investment;

(all such payments and other actions referred to in clauses (1) through (4) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default shall have occurred and be continuing (or would result therefrom);

(b) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company is able to Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the “—Limitation on indebtedness” covenant; and

(c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments made pursuant to clauses (1), (2), (3), (4), (6), (7), (8), (9), (10), (11), (12), (13) and (14) of the next succeeding paragraph) would not exceed the sum of (without duplication):

(i) 50% of the Company’s Consolidated Net Income for the period (treated as one accounting period) from the start of the first full fiscal quarter of the Company immediately prior to the Issue Date to the end of the Company’s most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements prepared on a consolidated basis in accordance with GAAP are available;

(ii) 100% of the aggregate Net Cash Proceeds and the fair market value, as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate), of marketable securities or other property received by the Company since the Issue Date from the issue or sale of its Capital Stock (other than Disqualified Stock) or as a capital contribution, other than:

(A) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust (to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); and

(B) Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied to redeem Notes in compliance with the provisions set forth under the second paragraph of the caption “—Optional redemption”;

(iii) 100% of any cash dividends or cash distributions received directly or indirectly by the Company or a Subsidiary Guarantor after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income;

(iv) the amount by which Indebtedness (other than the Deferred Payment Obligation) of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries (other than debt owing to and held by a Subsidiary of the Company) convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

(v) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, or repayments of loans or advances or other transfers of property or assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments);

(B) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee); or

(C) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1) a Restricted Payment made by exchange for, or out of the proceeds of, a substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company; provided, however, that the amount of Net Cash Proceeds from such sale of Capital Stock that is utilized for such Restricted Payment will be excluded from clause (c)(ii) of the preceding paragraph;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Deferred Payment Obligation or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for, or out of the proceeds of, the substantially concurrent sale of Guarantor Subordinated Obligations so long as such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and constitute Refinancing Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of, the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to the covenant described under “—Limitation on indebtedness” and constitutes Refinancing Indebtedness;

(4) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Deferred Payment Obligation or Subordinated Obligation (a) at a purchase price not greater than 101% of the principal amount of such Deferred Payment Obligation or Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the “Repurchase at the option of holders—Change of control” covenant or (b) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the “Repurchase at the option of holders—Sales of assets and subsidiary stock” covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Sale Offer, as applicable, as provided in such covenant with respect to the Exchange Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(5) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this provision;

(6) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of the Company held by any existing or former employees, officers, directors, management or consultants of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate employees, officers, directors, management or consultants entered into in the ordinary course of business or approved by the Board of Directors of the Company; provided that such Capital Stock was received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided further that such redemptions or repurchases pursuant to this clause will not exceed $10.0 million in the aggregate during any fiscal year (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year), subject to a maximum payment in any fiscal year of $25.0 million, although such amount in any fiscal year may be increased by an amount not to exceed:

(a) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Capital Stock of any of the Company’s direct or indirect parent companies, in each case to existing or former employees, officers, directors, management or consultants of the Company, any Subsidiary of the Company that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments (provided that the amount of Net Cash Proceeds from such sales or contributions that is utilized for redemptions or repurchases pursuant to this clause (6) will be excluded from clause (c)(ii) of the preceding paragraph); plus

(b) the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in the clauses (a) and (b) of this clause (6);

(7) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries Incurred in accordance with the covenant described under “—Limitation on indebtedness”;

(8) the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock: (a) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise or exchange price thereof, or (b) made in lieu of withholding taxes resulting from the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock;

(9) in the event the Transactions are consummated, any payments made in connection with the Transactions as described in the Offering Memorandum (as defined in the indenture governing the notes);

(10) the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries to the extent the Investments in such Unrestricted Subsidiaries were Restricted Investments;

(11) other Restricted Payments in an aggregate amount, which, when taken together with all other Restricted Payments made pursuant to this clause (11) (as reduced by the amount of capital repaid or otherwise returned from any such Restricted Payments that constituted Restricted Investments in the form of cash and Cash Equivalents (exclusive of items reflected in Consolidated Net Income) not to exceed $35.0 million;

(12) payments in lieu of the issuance of fractional shares in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Capital Stock or other securities convertible into or exchangeable for Capital Stock and repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants, other rights to purchase Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(13) the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Restricted Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations; and

(14) the payment, prepayment, repurchase or redemption of the Deferred Payment Obligation;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (6), (10), (11) and (14), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date such Restricted Payment is made of the assets, securities or other property proposed to be declared, paid, made, purchased, redeemed, retired, defeased or acquired pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount. With respect to any non-cash Restricted Payment, such fair market value shall be determined by an Officer of the Company (as evidenced by an Officers’ Certificate).

As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments and/or Permitted Investments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment and/or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or incur any Lien securing Indebtedness (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the Incurrence of such Liens:

(1) in the case of Liens securing Subordinated Obligations or Guarantor Subordinated Obligations, the Exchange Notes and related Subsidiary Guarantees are secured by a Lien on such property, assets or proceeds that is senior to such Liens; or

(2) in all other cases, the Exchange Notes and related Subsidiary Guarantees are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Any Lien created for the benefit of holders of the Exchange Notes pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(a) the Senior Credit Facility or any other agreement or instrument in effect at or entered into on the Issue Date;

(b) the Indenture, the original Notes, the Exchange Notes and the Subsidiary Guarantees;

(c) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition, merger or consolidation (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property and assets);

(d) any amendment, restatement, modification, renewal, supplement, extension, refunding, replacement or refinancing of an agreement referred to in clauses (a), (b), (c) or this clause (d); provided, however, that the encumbrances or restrictions contained in such amendment, restatement, modification, renewal, supplement, extension, refunding, replacement or refinancing is, in the good faith judgment of the Company, not materially more restrictive, when taken as a whole, than the encumbrances and restrictions contained in any of the agreements or instruments referred to in clauses (a), (b) or (c) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged or consolidated with or into the Company or a Restricted Subsidiary, whichever is applicable;

(e) in the case of clause (3) of the first paragraph of this covenant, Permitted Liens or Liens otherwise permitted to be Incurred under the provisions of the covenant described under “—Limitation on liens” that limit the right of the debtor to dispose of property or assets subject to such Liens;

(f) purchase money obligations, mortgage financings, Capitalized Lease Obligations and similar obligations or agreements permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant with respect to the property or assets acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved in connection therewith or thereby (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto);

(g) agreements for the sale, transfer or other disposition of property or assets, including without limitation customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or a portion of the Capital Stock, property or assets of such Subsidiary;

(h) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business or as required by insurance surety or bonding companies;

(i) any provisions in joint venture agreements, partnership agreements, LLC agreements and other similar agreements, which (x) are customary or (y) as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate), do not adversely affect the Company’s ability to make payments of principal or interest payments on the Exchange Notes when due;

(j) any provisions in leases, subleases, licenses, asset sale agreements, sale/leaseback agreements or stock sale agreements and other agreements entered into by the Company or any Restricted Subsidiary that (x) are customary and entered into in the ordinary course of business or (y) do not adversely affect the Company’s ability to make payments of principal or interest payments on the Exchange Notes when due, as determined in good faith by an officer of the Company (as evidenced by an Officers’ Certificate);

(k) applicable law or any applicable rule, regulation or order, or any license, permit or other authorization issued by any governmental or regulatory authority; or

(l) Credit Facilities or other debt arrangements Incurred by the Company or any Restricted Subsidiary, or Preferred Stock issued by any Restricted Subsidiary, in accordance with “—Limitation on indebtedness,” that are not materially more restrictive, when taken as a whole, than those applicable in either the Indenture or the Senior Credit Facility on the Issue Date, which, as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate), do not adversely affect the Company’s ability to make payments of principal or interest payments on the Notes when due.

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving payments or consideration in excess of $1.0 million unless:

(1) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, when taken as a whole, than those that would have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate;

(2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company and the Board of the Directors of the Company shall have determined in good faith that such Affiliate Transaction satisfies the criteria in clause (1) above); and

(3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $35.0 million, the Company has received a written opinion from an Independent Financial Advisor (a) that such Affiliate Transaction is not materially less favorable, when taken as a whole, than those that might reasonably have been obtained in a comparable transaction at the time of such transaction on an arm’s-length basis with a Person who is not an Affiliate, or (b) as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view.

The preceding paragraph will not apply to:

(1) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among any Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with “—Limitation on indebtedness;”

(2) any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on restricted payments” and the definition of “Permitted Investments”;

(3) any employment, consulting, service or termination agreement, or indemnification arrangement, entered into by the Company or a Restricted Subsidiary with a current or former director, officer or employee of the Company or a Restricted Subsidiary; the payment of compensation or expense reimbursement to any current or former director, officer or employee of the Company or a Restricted Subsidiary (including amounts paid pursuant to employee benefit, employee stock option or similar plans); or any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, restricted stock unit plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of directors, officers and employees of the Company or a Restricted Subsidiary approved by the Board of Directors of the Company;

(4) the payment of reasonable fees and expense reimbursements to current or former directors of the Company or any Restricted Subsidiary;

(5) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices, in an aggregate amount not in excess of $10.0 million outstanding at any time;

(6) any agreement as in effect as of the Issue Date, as such agreement may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders in the reasonable determination of an Officer of the Company (as evidenced by an Officers’ Certificate);

(7) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the holders, in the reasonable determination of an Officer of the Company (as evidenced by an Officers’ Certificate), than the applicable agreement as in effect on the date of such acquisition, merger or consolidation;

(8) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of an Officer of the Company (as evidenced by an Officers’ Certificate), such transactions are on terms that are not materially less favorable, when taken as a whole, to the Company or the relevant Restricted

Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(9) any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights with respect thereto;

(10) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter or opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms-length basis from a Person that is not an Affiliate; and

(11) the Transactions and the payment of all fees and expenses related to the Transactions, in each case as disclosed in the Offering Memorandum (as defined in the indenture governing the notes).

SEC reports

Notwithstanding that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is otherwise required to report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, so long as the Notes are outstanding (unless defeased in a legal defeasance), the Company will (a) file with the SEC (unless the SEC will not accept such filing), and (b) make available to the Trustee and, upon written request, the registered holders of the Exchange Notes, without cost to any holder, from and after the Issue Date:

(1) within the time periods specified by the Exchange Act (including all applicable extension periods), an annual report on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2) within the time periods specified by the Exchange Act (including all applicable extension periods), a quarterly report on Form 10-Q (or any successor or comparable form); and

(3) all current reports that would be required to be filed with the SEC on Form 8-K (or any successor or comparable form).

In the event that the Company is not permitted to file such reports with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act reports to the Trustee and the holders of the Exchange Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified by the Exchange Act (including all applicable extension periods), which requirement may be satisfied by posting such reports on its website within the time periods specified by this covenant.

Notwithstanding the foregoing, the availability of the reports referred to in paragraphs (1) through (3) above on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system, including the SEC’s Interactive Data Electronic Application system) and the Company’s website within the time periods specified above will be deemed to satisfy the above delivery obligation.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements, and in management’s discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, the Company and the Subsidiary Guarantors have agreed that they will make available to the holders and to prospective investors, upon the request of such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Exchange Notes are not freely transferable under the Securities Act. For purposes of this covenant, the Company and the Subsidiary Guarantors will be deemed to have furnished the reports to the Trustee and the holders of Exchange Notes as required by this covenant if it has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Merger and consolidation

The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) is the Company or will be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States; provided that if such Person is not a corporation, such Person will immediately cause a Subsidiary that is a corporation to be added as a co-issuer of the Exchange Notes under the Indenture;

(2) the Successor Company (if other than the Company) assumes all of the obligations of the Company under the Exchange Notes and the Indenture pursuant to a supplemental indenture or other documentation or instruments in forms reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Company, if applicable, under the Registration Rights Agreement;

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four fiscal-quarter period,

(a) the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “—Limitation on indebtedness” covenant, or

(b) the Consolidated Coverage Ratio for the Successor Company would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(5) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have confirmed in writing to the Trustee that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Exchange Notes and, if applicable, that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(6) the Successor Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture referenced in clause (2) comply with the Indenture.

Notwithstanding the preceding clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company so long as no Capital Stock of the Restricted Subsidiary is distributed to any Person other than the Company, and

(2) the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, convey, transfer or otherwise dispose of all or substantially all of its properties and assets any Person (other than to the Company or another Subsidiary Guarantor) unless:

(1) (a) if such entity remains a Subsidiary Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory thereof and, if applicable, shall assume by written agreement all the obligations of the Subsidiary Guarantor under the Registration Rights Agreement; (b) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Exchange Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (c) immediately after giving effect to such transaction, no Default of Event of Default shall have occurred and be continuing; and (d) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

(2) the transaction is made in compliance with the covenant described under “Repurchase at the option of holders—Sales of assets and subsidiary stock” (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of the Indenture needs to be applied in accordance therewith at such time) and this “—Merger and consolidation” covenant.

In addition, the Company will not, directly or indirectly, lease, or permit any Subsidiary Guarantor to lease, all or substantially all of the properties of it and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture and the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, any Subsidiary Guarantor may (x) merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company, or (y) merge with a Restricted Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia, as long as the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, the sale, lease, assignment, conveyance, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

The Company and a Subsidiary Guarantor, as the case my be, will be released from its obligations under the indenture and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under the Indenture, but, in the case of a lease of all or substantially all its properties and assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

Future subsidiary guarantors

The Company will cause each Restricted Subsidiary that borrows under or guarantees the Senior Credit Facility on the Issue Date, and any domestic Restricted Subsidiary that borrows under or guarantees the Senior Credit Facility thereafter, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest (including Additional Interest, if any) in respect of the Exchange Notes on a senior basis and all other obligations under the Indenture. Notwithstanding the foregoing, in the event (a) a Subsidiary Guarantor is released and discharged in full from all of its obligations under its Guarantees of the Senior Credit Facility, and (b) such Subsidiary Guarantor has not Incurred any Indebtedness in reliance on its status as a Subsidiary Guarantor under the covenant “—Limitation on indebtedness” or such Subsidiary Guarantor’s obligations under such Indebtedness are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under the covenant “—Limitation on indebtedness,” then the Subsidiary Guarantee of such Subsidiary Guarantor shall be automatically and unconditionally released or discharged.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Each Subsidiary Guarantee shall also be released in accordance with the provisions of the Indenture described under “Subsidiary guarantees.”

Events of default

Each of the following is an Event of Default:

(1) default in any payment of interest or Additional Interest (as required by the Registration Rights Agreement) on any Exchange Note when due, continued for 30 days;

(2) default in the payment of principal of or premium, if any, on any Exchange Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Company to comply with its obligations under “Certain covenants—Merger and consolidation” (other than its obligations under clause (5) of the first paragraph) or the failure by any Subsidiary Guarantor to comply with its obligations under clauses (1)(b), (1)(c), (1)(d) and (2) of the third paragraph of “Certain covenants—Merger and consolidation,” in each case continued for 30 days;

(4) failure by the Company or any Subsidiary Guarantor to comply for 30 days after notice as provided below with any of its obligations under the covenants described under “Repurchase at the option of holders—Change of control” or—“Sale of Assets and Subsidiary Stock” above (in each case, other than (a) a failure to purchase Exchange Notes that constitutes an Event of Default under clause (2) above or (b) a failure to comply with “Certain covenants—Merger and consolidation” that constitutes an Event of Default under clause (3) above;

(5) subject to the second and third paragraphs below, failure by the Company to comply for 60 days after notice as provided below with “Certain covenants—SEC reports”;

(6) failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice as provided below with its other covenants and agreements contained in the Indenture;

(7) default by the Company or any Restricted Subsidiary under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(a) is caused by a failure, after the expiration of the grace period provided in such Indebtedness, to pay principal of, or interest or premium, if any, on such Indebtedness (“payment default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $35.0 million or more;

(8) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”);

(9) failure by the Company or any Restricted Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $35.0 million (net of any amounts that are covered by insurance provided by a reputable and creditworthy insurance company), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(10) any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

However, a default under clauses (4), (5) and (6) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in aggregate principal amount of the then outstanding Exchange Notes provide written notice to the Company of the default and the Company does not cure such default within the time specified in clauses (4), (5) and (6) of this paragraph after receipt of such notice.

Notwithstanding the foregoing, the Indenture will provide that, to the extent elected by us, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the Indenture, which are described above under “—Certain covenants—SEC reports,” will, for the first 60 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Exchange Notes at an annual rate equal to 0.25% of the principal amount of the Exchange Notes. If we so elect, such additional interest will accrue on all outstanding Exchange Notes from and including the date on which the Event of Default relating to the failure to comply with the reporting obligations in the Indenture first occurs to but not including the earlier of (a) the 120th day thereafter or (b) date on which such Event of Default is cured or waived by the holders of a majority in principal amount of the outstanding Exchange Notes. On such 120th day (or earlier, if the Event of Default relating to the reporting obligations under the Indenture is cured or waived by the holders of a majority in principal amount of the outstanding Exchange Notes prior to such 120th day), such additional interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 120th day, the Exchange Notes will be subject to acceleration as provided below. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Exchange Notes in the event of the occurrence of any other Event of Default. In the event we do not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the Exchange Notes will be subject to acceleration as provided below.

In order to elect to pay the additional interest on the Exchange Notes as the sole remedy during the first 120 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in the Indenture in accordance with the immediately preceding paragraph, we must notify all holders of Exchange Notes and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs. We may make such an election with respect to the Exchange Notes.

If an Event of Default (other than an Event of Default described in clause (8) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default and that it is a “notice” to the Company, or the holders of at least 25% in aggregate principal amount of the then outstanding Exchange Notes by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Exchange Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Exchange Notes because an Event of Default described in clause (7) under “—Events of default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Exchange Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Exchange Notes that became due solely because of the acceleration of the Exchange Notes, have been cured or waived. If an Event of Default described in clause (8) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in aggregate principal amount of the then outstanding Exchange Notes may waive all past defaults (except with respect to a continuing Default or Event of Default with respect to nonpayment of principal, premium or interest on the Exchange Notes) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Exchange Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the

Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee satisfactory indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Exchange Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in aggregate principal amount of the then outstanding Exchange Notes have requested the Trustee, by notice in writing, to pursue the remedy;

(3) such holders have offered the Trustee reasonably satisfactory security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in aggregate principal amount of the then outstanding Exchange Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care and skill that a prudent person would use, under the circumstances, in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification from the holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Exchange Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Except as provided in the next two succeeding paragraphs, the Indenture, any Subsidiary Guarantee and the Exchange Notes issued thereunder may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding Exchange Notes (including without limitation, consents obtained in connection with a purchase of Exchange Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Exchange Notes (including, without limitation, consents obtained in connection with a purchase of Exchange Notes). However, without the consent of each holder of an outstanding Note adversely affected, no amendment, supplement or waiver may, among other things:

(1) reduce the amount of Exchange Notes whose holders must consent to an amendment;

(2) reduce the stated rate of interest or extend the stated interest payment date of the Exchange Notes;

(3) reduce the principal of or extend the Stated Maturity of any Exchange Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, or Additional Interest, if any, on the Exchange Notes issued thereunder (except a rescission of acceleration of the Exchange Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the then outstanding Exchange Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5) reduce the premium payable upon the redemption or repurchase of any Exchange Note or change the time at which any Exchange Note may be redeemed or repurchased as described above under “—Optional redemption,” “Repurchase at the option of holders—Change of control” or “Repurchase at the option of holders—Sales of assets and subsidiary stock” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”);

(6) make any Exchange Note payable in money other than that stated in the Exchange Note;

(7) otherwise impair the right of any holder to receive payment of principal, premium, if any, and interest on such holder’s Exchange Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Exchange Notes;

(8) make any change in the amendment provisions that require each holder’s consent or in the waiver provisions; or

(9) modify the Subsidiary Guarantees in any manner materially adverse to the holders of the Exchange Notes.

Notwithstanding the foregoing, without the consent of any holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Exchange Notes to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency;

(2) provide for the assumption by a successor entity (or co-issuer) of the obligations of the Company or any Subsidiary Guarantor under the Indenture (whether through merger, consolidation, sale of all or substantially all of assets, properties or otherwise);

(3) provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes (provided that the uncertificated Exchange Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Exchange Notes are described in Section 163(f)(2)(B) of the Code);

(4) add Guarantees with respect to the Exchange Notes or release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or the Indenture in accordance with the applicable provisions of the Indenture;

(5) secure the Exchange Notes;

(6) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

(7) make any change that does not materially adversely affect the rights of any holder under the Indenture;

(8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9) provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture;

(10) provide for the issuance of Additional Exchange Notes under the Indenture;

(11) comply with the provisions described under “Subsidiary guarantees” or “Certain covenants—Future subsidiary guarantors”; or

(13) conform the text of the Indenture, the Exchange Notes or the Subsidiary Guarantees to any provision of this “Description of exchange notes” to the extent that such provision in this “Description of exchange notes” is intended to be a verbatim recitation of a provision of the Indenture, the Exchange Notes or the Subsidiary Guarantees (as certified in an Officers’ Certificate delivered to the Trustee).

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any holder of Exchange Notes given in connection with a tender of such holder’s Exchange Notes will not be rendered invalid by such tender. After an amendment or supplement under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company may, at its option and at any time, elect to have all of its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding Exchange Notes issued under the Indenture (“legal defeasance”) except for:

(1) the rights of holders of outstanding Exchange Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Exchange Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Exchange Notes issued thereunder concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the legal defeasance provisions of the Indenture.

If the Company exercises the legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “Repurchase at the option of holders” and under the covenants described under “—Certain covenants” (other than “—Merger and consolidation”), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary and the judgment default provision described under “—Events of default” above and the limitations contained in clause (3) under “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default with respect to the Exchange Notes. If the Company exercises its covenant defeasance option, payment of the Exchange Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7), (8) (with respect only to Significant Subsidiaries or any group of Restricted Subsidiaries that taken together would constitute a Significant Subsidiary) or (9) under “—Events of default” above or because of the failure of the Company to comply with clause (4) under “—Certain covenants—Merger and consolidation” above.

In order to exercise either legal defeasance or covenant defeasance under the Indenture:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Exchange Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Exchange Notes issued thereunder on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Exchange Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Exchange Notes issued thereunder, when:

(1) either:

(a) all Exchange Notes that have been authenticated, except lost, stolen or destroyed Exchange Notes that have been replaced or paid and Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, or will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of the Exchange Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2) the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

(3) the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Exchange Notes issued thereunder at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Exchange Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities law.

Notices

Notices given by publication will be deemed given on the first date on which publication is made; notices delivered by hand will be deemed given at the time of delivery; notices sent by overnight air courier guaranteeing next-day delivery will be deemed given the next Business Day after timely delivery to the courier; and notices given by first-class mail, postage prepaid, will be deemed given three Business Days after mailing.

Concerning the trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Exchange Notes.

The holders of a majority in aggregate principal amount of the then outstanding Exchange Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent man would under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Exchange Notes, unless such holder has offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

Governing law

The Indenture provides that it and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary or (b) assumed in connection with the acquisition of property or assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger or acquisition, and Indebtedness secured by a Lien encumbering any property or asset acquired by such specified Person. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary and, with respect to clause (b) of the preceding sentence, on the date of consummation of such acquisition of property or assets. The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or merges with or into the Company or a Restricted Subsidiary or such property or assets are acquired, which Indebtedness of such Person will not be deemed to be Indebtedness of the Company or any Restricted Subsidiary.

“Acquisition” means the acquisition by the Company of Broadlane Intermediate Holdings, Inc. contemplated by the Purchase Agreement.

“Additional Assets” means:

(1) any property, plant, equipment or other asset (excluding any asset classified as a current asset under GAAP), including improvements thereto through capital expenditures or otherwise, to be used, or that is useful, in a Similar Business;

(2) all or substantially all of the assets of a Similar Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(4) Capital Stock in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in a Similar Business.

“Additional Interest” means the additional interest payable as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to an Exchange Note on any date of redemption, the greater of:

(1) 1.0% of the principal amount of such Exchange Note; and

(2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Exchange Note on November 15, 2014, (each such redemption price being described under “Optional Redemption”) plus (ii) all required interest payments due on such Exchange Note through November 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Exchange Note.

“Asset Sale” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a disposition of Capital Stock, property or other assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2) the disposition of Cash Equivalents in the ordinary course of business;

(3) a disposition of equipment, inventory, receivables or other tangible or intangible assets or property in the ordinary course of business;

(4) a disposition of obsolete, damaged or worn out property or equipment or property or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries;

(5) a disposition pursuant to a Sale/Leaseback Transaction;

(6) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to “Certain covenants—Merger and consolidation” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(7) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary;

(8) for purposes of “Repurchase at the option of holders—Sales of assets and subsidiary stock” only, the making of a Permitted Investment or a disposition subject to “Certain covenants—Limitation on restricted payments”;

(9) dispositions of property or assets in a single transaction or series of related transactions with an aggregate fair market value in any fiscal year of less than $10.0 million;

(10) the creation or incurrence of a Permitted Lien or any other Lien created or incurred in compliance with the covenant described under the caption “Certain covenants—Limitation on liens,” and dispositions in connection therewith;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under the caption “Certain covenants—Limitation on indebtedness”;

(13) a surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business;

(14) foreclosure on assets or property; and

(15) any sale or other disposition of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee of the board of directors;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers of such company or the Board of Directors of the sole member or the managing member thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the city in which the corporate trust office of the Trustee is located (currently in Atlanta, Georgia) are authorized or required by law to close.

“Cape Girardeau Lease” means the Company’s lease obligations related to its Cape Girardeau, Missouri facility.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, participations (including rights to receive a share of profits or losses), equity appreciation rights or other equivalents (however designated) of or in equity of such Person, including any Preferred Stock or any limited liability company, membership or partnership interests (whether general or limited), together with any and all warrants, options or other rights to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty, in each case, other than any obligation in respect of the Cape Girardeau Lease.

“Cash Equivalents” means:

(1) U.S. dollars, or in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from either Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc.;

(4) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or “A” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc. or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(7) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (6) above.

“Change of Control” means:

(1) the Company becomes aware (by way of a report or an other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) of the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of their assets); or

(2) the sale, assignment, lease, conveyance, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(3) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement entered into by the Company or any Restricted Subsidiary designed or intended to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Common Stock” means with respect to any Person, any and all shares of, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage

Ratio includes an incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or properties or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets or properties that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary) or an acquisition of assets or property, including any acquisition of assets or property occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or properties or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any disposition or any Investment or acquisition of assets or property that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period,

Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company to reflect adjustments (i) required or permitted under Regulation S-X and (ii) at the option of the Company, to reflect expected improvements to Consolidated EBITDA resulting from cost savings and synergies in connection with any acquisition or disposition based on specifically identified actions that have been taken or are expected to be taken within 12 months of the date of the relevant acquisition or disposition so long as such improvement is expected to be reflected in the Company’s Consolidated EBITDA within four fiscal quarters following the date such actions are taken; provided, that in connection with the Acquisition, to the extent not otherwise included in determining Consolidated EBITDA under the pro forma provisions set forth above, all adjustments as are consistent with those set forth in the calculation of “Pro Forma Adjusted EBITDA” for the twelve months ended September 30, 2010 in “Summary historical and pro forma financial data” in the Offering Memorandum (as defined in the indenture governing the notes) shall be included. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a) Consolidated Interest Expense; plus

(b) Consolidated Income Taxes; plus

(c) consolidated depreciation expense; plus

(d) consolidated amortization expense or impairment charges; plus

(e) other non-cash charges reducing Consolidated Net Income, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); plus

(f) the amount of any Restructuring Charges and expenses or charges related to any proposed or consummated Equity Offering, Investment, acquisition, disposition, Incurrence of Indebtedness or recapitalization (including the Transactions); provided that any amounts added to Consolidated Net Income for Restructuring Charges pursuant to this clause will not exceed, in any four fiscal quarter period, the greater of (i) $20.0 million and (ii) 10% of Consolidated EBITDA of such Person as otherwise determined in accordance with this definition for such four fiscal quarter period with such pro forma adjustments as are consistent with the definition of Consolidated Coverage Ratio;

(2) decreased (without duplication) by non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period), and

(3) increased or decreased by (without duplication) the following items reflected in Consolidated Net Income:

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133;

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk); and

(c) effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Acquisition and any completed acquisition.

Notwithstanding the foregoing, clauses (1)(b) through (e) relating to amounts of a Non-Guarantor Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Non-Guarantor Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (1)(b) through (e) are in excess of those necessary to offset a net loss of such Non-Guarantor Subsidiary or if such Non-Guarantor Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Non-Guarantor Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Non-Guarantor Subsidiary or its stockholders.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense (without duplication):

(1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations, other than, in each case, any interest expense in respect of the Cape Girardeau Lease;

(2) amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par), but excluding amortization or write off of debt issuance costs and non-recurring bridge, commitment and other financing fees and provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3) non-cash interest expense, but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person;

(6) costs associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the Consolidated Interest Expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

(9) Receivables Fees; and

(10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio, the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis (without duplication):

(1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2) solely for the purpose of determining the amount available for Restricted Payments under clause 4(c)(i) of “Certain covenants—Limitation on restricted payments,” any net income (but not loss) of any Restricted Subsidiary (other than a Subsidiary Guarantor) if such Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3) through (6) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain or loss (less all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary, other than in the ordinary course of business;

(4) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments;

(5) any net after-tax extraordinary gain or loss;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash compensation charges; and

(8) any increase in amortization or depreciation resulting from purchase accounting adjustments in connection with the Acquisition and any other acquisition consummated following the Issue Date.

“Credit Facility” means, with respect to the Company or any Subsidiary Guarantor or any Restricted Subsidiary that is a Foreign Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities or indentures with banks or other institutional lenders or trustees providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of notes or other debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract or option contract with respect to foreign exchange rates or currency values, or other similar agreement as to which such Person is a party or a beneficiary.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Deferred Payment Amount” means $125.0 million payable in cash by the Company to Broadlane Holdings, LLC on or before January 4, 2012, pursuant to, and subject to adjustment in accordance with, the Purchase Agreement.

“Deferred Payment Obligation” means, collectively, (i) the Deferred Payment Amount and (ii) the Seller Note.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition, redemption or payment of, on or with respect to such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:

(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Exchange Notes or the date the Exchange Notes are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Repurchase at the option of holders—Change of control” and “Repurchase at the option of holders—Sales of assets and subsidiary stock” unless such repurchase or redemption complies with “Certain covenants—Limitation on restricted payments.”

“Equity Offering” means a public offering or private placement for cash by the Company of Capital Stock (other than Disqualified Stock), other than (x) public offerings with respect to the Company’s Capital Stock registered on Form S-4 or S-8, (y) an issuance to any Subsidiary of the Company or (z) any offering of the Company’s Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, properties, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to its Subsidiary Guarantee.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

“holder” means a Person in whose name an Exchange Note is registered on the Registrar’s books.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of incurrence);

(4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, other than (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);

(6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset or property of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset or property at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor) and any Indebtedness of a partnership of which such Person is a general partner to the extent there is recourse to such Person by contract or operation of law for such Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and

(10) to the extent not otherwise included in this definition, the amount of obligations outstanding under the legal documents entered into as part of a securitization transaction or series of securitization transactions that would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase outstanding relating to a securitization transaction or series of securitization transactions.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Interest Rate Agreement” means, with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of property, assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of “Certain covenants—Limitation on restricted payments,”

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate “Investment” in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate)) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer (in each case, as determined in good faith by an Officer of the Company (as determined in good faith by an Officer of the Company (as evidenced by an Officers’ Certificate)).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s Investors Service, Inc. and BBB- (or the equivalent) by Standard & Poor’s Ratings Group, Inc., in each case, with a stable or better outlook (or the equivalent rating from any replacement Rating Agency).

“Issue Date” means November 16, 2010.

“Lien” means, with respect to any asset or property, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset or property and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Net Available Cash” from an Asset Sale means the aggregate cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets or property received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, brokerage and investment banking fees and expenses, title and recording tax expenses, commissions and other fees, expenses and direct costs (including, without limitation, employee severance and relocation costs and expenses) Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness that is secured by any assets or property subject to such Asset Sale, in accordance with the terms of any Lien upon such assets or property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale;

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets or property disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale; and

(5) until received by the selling person, any portion of the purchase price from an Asset Sale placed in escrow or withheld by the purchaser, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Sale or otherwise in connection with such Asset Sale.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Controller, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Exchange Notes.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company or a Restricted Subsidiary;

(2) any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) commission, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices in an aggregate amount not in excess of $10.0 million at any one time outstanding;

(7) any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) in satisfaction of judgments or in compromise, settlement or resolution of any litigation, arbitration or other dispute; or

(c) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with “Repurchase at the option of holders—Sales of assets and subsidiary stock” or any other disposition of assets or property not constituting an Asset Sale;

(9) Investments in existence on the Issue Date;

(10) Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with “Certain covenants—Limitation on indebtedness”;

(11) Guarantees of Indebtedness issued in accordance with “Certain covenants—Limitations on indebtedness”;

(12) Investments made in connection with the funding of contributions under any nonqualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans;

(13) Investments by the Company or any of its Restricted Subsidiaries, when taken together with all other Investments made pursuant to this clause (13) since the Issue Date that are at that time outstanding, having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at the time of such Investment not to exceed the greater of $35.0 million and 2.0% of Total Assets;

(14) Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; and

(15) Investments arising from the factoring or purchase of accounts receivable owing to hospitals and other healthcare providers in an aggregate amount for all such Investments pursuant to clause (15) not to exceed $30.0 million (net of any cash return from such Investments received by the Company and its Restricted Subsidiaries as a result of the receipt of collections thereunder or upon the disposition thereof).

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness and other obligations of the Company and its Restricted Subsidiaries under (i) a Credit Facility permitted to be Incurred under the Indenture under the provisions described in clause (1) of the second paragraph under “Certain covenants—Limitation on indebtedness”) and (ii) in respect of Indebtedness in excess of the maximum amount of Indebtedness permitted to be secured by Liens pursuant to the foregoing subclause (i), so long as, in the case of this subclause (ii), immediately after giving effect to the Incurrence of such Indebtedness on the date such Indebtedness is Incurred (or, in the case of Indebtedness incurred pursuant to revolving commitments under any Credit Facility, on the date such revolving commitments are provided) on a pro forma basis the Secured Leverage Ratio would not exceed 3.25 to 1.0;

(2) Liens by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, in connection with good faith pledges or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases, or Liens to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(3) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, suppliers’, vendors’, materialmen’s and repairmen’s Liens or similar Liens, Incurred in the ordinary course of business;

(4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith provided appropriate reserves to the extent required pursuant to GAAP have been made in respect thereof;

(5) Liens to secure surety, stay, appeal, indemnification, performance or similar bonds or letters of credit or bankers’ acceptances or similar obligations; provided, however, that such letters of credit do not constitute Indebtedness, or Liens with respect to insurance premium financing;

(6) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Hedging Obligations so long as any related Indebtedness is permitted to be Incurred under the Indenture;

(8) leases, licenses, subleases and sublicenses of assets or property (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9) judgment and attachment Liens and Liens arising by reason of a court order or decree and notices of lis pendens and associated rights related to litigation being contested in good faith, in each case not giving rise to an Event of Default;

(10) Liens securing Indebtedness (including Capitalized Lease Obligations, Attributable Indebtedness, mortgage financings and purchase money obligations) permitted under clause (8) of the second paragraph under “Certain covenants—Limitation on indebtedness,” which Liens cover only assets or property acquired, financed, designed, leased, constructed, repaired, maintained, installed or improved with or by such Indebtedness (including any proceeds thereof, accessions thereto and any upgrades or improvements thereto); provided that the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so financed, designed, leased, constructed, repaired, maintained, installed or improved;

(11) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off, revocation, refund or chargeback or similar rights and remedies as to deposit or securities accounts or other funds or instruments maintained with a depositary institution; provided that:

(a) such deposit or securities account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit or securities account is not intended by the Company or any Restricted Subsidiary to provide Collateral to the depository institution;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13) Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14) Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to such Person became a Restricted Subsidiary or merged or consolidated with or into the Company or a Restricted Subsidiary and were not Incurred in connection with, or in contemplation of, such event; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15) Liens on property (including Capital Stock) at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens were in existence prior to such acquisition and were not Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens do not extend to any other property owned by the Company or any Restricted Subsidiary;

(16) Liens securing Indebtedness or other obligations of the Company owing to a Restricted Subsidiary, or of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a receivables entity);

(17) Liens securing the Exchange Notes and Subsidiary Guarantees;

(18) Liens securing Refinancing Indebtedness incurred to refinance, refund, replace, defease, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (13), (14), (15), (17) and (18) of this definition, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20) Liens in favor of the Company or any Restricted Subsidiary;

(21) Liens securing Indebtedness and other obligations (other than Subordinated Obligations and Guarantor Subordinated Obligations) in an aggregate principal amount outstanding at any one time not to exceed $15.0 million;

(22) other non-consensual Liens incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(23) Liens that may be deemed to exist by virtue of contractual provisions that restrict the ability of the Company or any of its Restricted Subsidiaries from incurring or creating Liens on their assets or property;

(24) Liens securing cash management obligations (that do not constitute Indebtedness) incurred in the ordinary course of business;

(25) Liens upon properties or assets of Foreign Subsidiaries to secure obligations permitted to be incurred by Foreign Subsidiaries.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Purchase Agreement” means the stock purchase agreement by and among Broadlane Intermediate Holdings, Inc., Broadlane Holdings, LLC and the Company dated as of September 14, 2010 pursuant to which the Company has agreed to acquire 100% of the outstanding capital stock of the Broadlane Intermediate Holdings, Inc.

“Rating Agencies” means Standard & Poor’s Ratings Group, Inc. and Moody’s Investors Service, Inc. or if Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both shall not make a rating on the Exchange Notes publicly available, a nationally recognized statistical Rating Agency or agencies, as the case may be, selected by the Company (as certified by resolution of the Board of Directors) which shall be substituted for Standard & Poor’s Ratings Group, Inc. or Moody’s Investors Service, Inc. or both, as the case may be.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary, Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary or Indebtedness of any Subsidiary Guarantor that refinances Indebtedness of the Company or any Subsidiary Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Exchange Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Exchange Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees incurred in connection therewith);

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Exchange Notes or the Subsidiary Guarantee on terms not materially less favorable, when taken as a whole, to the holders as those contained in the documentation governing the Indebtedness being refinanced; and

(5) Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Subsidiary Guarantor.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein and, with respect to any Additional Exchange Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Restructuring Charges” means all charges and expenses caused by or attributable to any restructuring, severance, relocation, consolidation, closing, integration, business optimization or transition, signing, retention or completion bonus or curtailments or modifications to pension and post-retirement employee benefit plans.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness for borrowed money of the Company or any of its Restricted Subsidiaries secured by a Lien on any assets of the Company or any of its Restricted Subsidiaries (other than (i) Hedging Obligations permitted to be Incurred pursuant to clause (7) of the second paragraph under “Certain covenants—Limitation on indebtedness” and (ii) the Exchange Notes, to the extent secured by any such Lien).

“Secured Leverage Ratio,” as of any date of determination, means the ratio of:

(1) the outstanding principal amount of Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis in accordance with GAAP (provided, that for purposes of this definition, any undrawn revolving commitments under a secured credit facility shall be deemed to be Secured Indebtedness in the full amount of such undrawn revolving commitments for so long as such commitments are outstanding); to

(2) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to such date for which financial statements prepared on a consolidated basis in accordance with GAAP are available; provided, however, that Consolidated EBITDA shall be determined for purposes of this definition with such pro forma adjustment consistent with the definition of Consolidated Coverage Ratio.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Seller Note” means that certain subordinated promissory note to be entered into by the Company if all or a portion of the Deferred Payment Amount is not paid in cash on or prior to January 4, 2012, in an amount equal to the unpaid amount.

“Senior Credit Facility” means that certain senior secured credit agreement of the Company and certain of its Subsidiaries with Barclays Bank PLC, as administrative agent, and the other parties thereto, dated on or about the Issue Date, including any related notes, Guarantees, instruments and agreements executed in connection therewith, as amended, modified, renewed, refunded, replaced, restructured, restated or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, provided that such additional Indebtedness is Incurred in accordance with the covenant described under “Certain covenants—Limitation on indebtedness”).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, or that constitutes a reasonable extension or expansion thereof.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Exchange Notes pursuant to a written agreement. For the avoidance of doubt, the Deferred Payment Amount shall not constitute a Subordinated Obligation.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantee” means, individually, any Guarantee of payment of the original notes and the Exchange Notes by a Subsidiary Guarantor pursuant to the terms of the indenture with respect to the original notes and the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Subsidiary Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with the Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with the Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Total Assets” means, at any date, the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer available on such date, without giving effect to any amortization of the amount of intangible assets since September 30, 2010.

“Transactions” means, collectively, the Acquisition, the offering of the initial notes, the entering into of and the initial borrowings under the Senior Credit Facility, the repayment of debt occurring on the Issue Date and the offering of the Exchange Notes.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to November 15, 2014; provided, however, that if the period from the redemption date to November 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries has not Guaranteed any Capital Stock or Indebtedness of or have any Investment in, the Company or any Restricted Subsidiary and does not hold any Liens on any property or assets of the Company or any Restricted Subsidiary;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will for so long as it is an Unrestricted Subsidiary, consist of Non-Recourse Debt;

(3) the aggregate fair market value of all outstanding Investments of the Company and its Restricted Subsidiaries in such Subsidiary complies with “Certain covenants—Limitation on restricted payments” or constitutes a Permitted Investment;

(4) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) except as permitted by the covenant above under the caption “Certain covenants—Limitation on affiliate transactions,” on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company or such Restricted Subsidiary, when taken as a whole, than those that would have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company after the issue Date shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an

Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the “Certain covenants—Limitation on indebtedness” covenant on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of that is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government obligations evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Book-entry settlement and clearance

General

The exchange notes issued in exchange for original notes will be represented by a global note in registered form without interest coupons attached (collectively, the “Global Notes”). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, or “DTC participants,” or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and
•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC’s settlement system are controlled by DTC and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers of the original notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Like DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream, société anonyme (“Clearstream”) hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the exchange notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have exchange notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated exchange notes; and
•	will not be considered the owners or holders of the exchange notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of exchange notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the exchange notes represented by a global note will be made by us or the Paying Agent, through the Trustee, to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee nor any of our respective agents will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Cross-market transfers of global notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant dollar global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee, nor any of our respective agents, will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants or the Common Depository of their obligations under the rules and procedures governing their operations.

Certificated exchange notes

Exchange notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related exchange notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;
•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated exchange notes; or

•	certain other events provided in the indenture should occur.

Material United States federal income tax considerations

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the exchange offer and the ownership and disposition of exchange notes. This discussion does not purport to be a complete analysis of all potential tax effects. This discussion only applies to holders of notes that are held as capital assets who are exchanging original notes for exchange notes in the exchange offer.

This summary does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income and estate tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a pass-through entity or a person who is an investor in a pass-through entity;

•	a U.S. Holder (as defined below) whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisor.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below. If any entity classified as a partnership for United States federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your tax advisors.

This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of notes. If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the purchase, ownership and disposition of the notes, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Exchange offer

The exchange of original notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes. As a result:

•	a holder of original notes will not recognize taxable gain or loss as a result of the exchange of original notes for exchange notes pursuant to the exchange offer;
•	the holding period of the exchange notes should include the holding period of the original notes surrendered in exchange therefor; and
•	a holder’s adjusted tax basis in the exchange notes should be the same as such holder’s adjusted tax basis in the original notes surrendered in exchange therefor.

U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of the exchange notes who or that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or
•	under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to United States federal income taxation regardless of its source; or
•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Payments of stated interest

Stated interest on a note will generally be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes.

Market discount

If a U.S. Holder purchases a note for an amount that is less than stated redemption price at maturity, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. A U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the market discount accrued on the note at the time of the payment or disposition unless this market discount has been previously included in income by the holder pursuant to an election by the holder to include market discount in income as it accrues or pursuant to an election to include in gross income all interest that accrues on any note (including stated interest, market discount and de minimis market discount, as adjusted by any bond premium) in accordance with a constant yield method based on the compounding of interest. If the note is disposed of in certain nontaxable transactions, accrued market discount will be includible as ordinary income to the U.S. holder as if such holder had sold the note in a taxable transaction at its then fair market value. In addition, the holder may be required to defer, until the maturity of the note or its earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such note.

Bond premium

If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than stated interest, the holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than stated interest and the holder may elect to amortize this premium over the remaining term of the note. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset stated interest required to be included in such holder’s income with respect to the note in that accrual period. A U.S. holder who elects to amortize bond premium must reduce his tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service.

Sale, exchange, retirement, redemption or other disposition of notes

Your adjusted tax basis in a note will, in general, be your cost for that note reduced by any cash payments on the note other than stated interest, adjusted for bond premium amortization and market discount, as discussed above. Upon the sale, exchange, retirement, redemption or other disposition of a note, you will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other disposition (less an amount equal to any accrued but unpaid interest, which will be taxable as ordinary income for United States federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. Subject to the market discount rules discussed above, any gain or loss will be capital gain or loss. Capital gains of non-corporate U.S. Holders derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a “Non-U.S. Holder” of notes. “Non-U.S. Holder” means a beneficial owner of a note, other than a partnership for United States federal income tax purposes, that is not a U.S. Holder (as defined under “—U.S. Holders” above).

Special rules may apply to you if you are subject to special treatment under the Code, including if you are a “controlled foreign corporation” or a “passive foreign investment company.” If you are such a Non-U.S. Holder, you should consult your own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to you.

United States federal withholding tax

Subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment of interest on a note under the “portfolio interest” rule, provided that:

•	interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;
•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;
•	you are not a controlled foreign corporation that is related to us through stock ownership;
•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of interest made to you will be subject to a 30% United States federal withholding tax unless you provide us or our paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”). Alternative documentation may be applicable in certain situations. The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement, redemption or other disposition of a note.

United States federal income tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of your effectively connected earnings and profits attributable to such interest, subject to adjustments. Interest that is effectively connected with a U.S. trade or business will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied.

Any gain realized on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case you will be taxed in the same manner as discussed above with respect to effectively connected interest, or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met (in which case you will be subject to a 30% United States federal income tax on any gain recognized (except as otherwise provided by an applicable income tax treaty), which may be offset by certain United States source losses).

United States federal estate tax

If you are a non-U.S. Holder for estate tax purposes, your estate will not be subject to United States federal estate tax on notes owned by you at the time of your death, provided that any payment to you of interest on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” rule described above under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information reporting and backup withholding

U.S. Holders

In general, information reporting requirements will apply to certain payments of interest paid on notes and to the proceeds of a sale or other disposition (including a retirement or redemption) of a note paid to you (unless you are an exempt recipient). A backup withholding tax may apply to such payments and proceeds if you fail to provide a taxpayer identification number or a certification that you are not subject to backup withholding.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Information reporting will also generally apply to payments of interest made to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding (currently at a rate of 28%) with respect to payments of interest on the notes that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the required certification that you are a Non-U.S. Holder described above in the fifth bullet point under “—Non-U.S. holders—United States Federal Withholding Tax”, or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including a retirement or redemption) of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify to the payor under penalties of perjury that you are a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase, exchange, holding and disposition of the notes (including the exchange of the initial notes for the exchange notes) by employee benefit plans that are subject to Title I of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (“IRAs”) and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under similar laws).

In considering the purchase, exchange, holding or disposition of the notes with a portion of the assets of any

Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, and Section 4975 of the Code imposes an excise tax on “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions unless, in each case, an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt-status. The acquisition, exchange and/or holding of notes by an ERISA Plan with respect to which we or the initial purchasers of the original notes are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition, exchange and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises discretionary authority or control or renders investment advice with respect to the assets involved in the transaction) solely by reason of providing services to the ERISA Plan or by relationship to a service provider, provided that the ERISA Plan receives no less, nor pays no more, than adequate consideration for the transaction.

There can be no assurance that all of the conditions of any such exemptions will be satisfied. Because of the foregoing, the exchange notes should not be purchased, exchanged or held by any person investing “plan assets” of any Plan, unless such purchase, exchange and holding of such exchange notes will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Each purchaser and holder of the notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of a note will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable similar laws for which there is no applicable statutory, regulatory or administrative exemption.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing or exchanging the notes (and holding the initial notes or exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the notes, including the exchange of the initial notes for the exchange notes.

Plan of distribution

Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes that will be issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by the holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of the notes who is an “affiliate” (within the meaning of the Securities Act) of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a Participating Broker-Dealer who acquired original notes in a transaction other than as part of its market-making or other trading activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes: (1) will not be able to rely on the interpretations by the staff of the SEC set forth in the above-mentioned no-action letters; (2) will not be able to tender its original notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each Participating Broker-Dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-marketing activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until            , 2011, all Participating Broker-Dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any such sale of exchange notes by broker-dealers. Exchange notes received by Participating Broker-Dealers for their own account, pursuant to the exchange offer, may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer or the purchasers of any such exchange notes. Any Participating Broker-Dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letters of transmittal state that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Legal matters

The validity of the exchange notes and the guarantees offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

Experts

The consolidated financial statements of MedAssets, Inc. as of December 31, 2010, and for the year then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference in the registration statement on Form S-4 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report, on the effectiveness of internal control over financial reporting as of December 31, 2010, contains an explanatory paragraph which states that our audit of internal control over financial reporting of MedAssets, Inc. excluded an evaluation of internal control over financial reporting of the Broadlane Group.

The consolidated financial statements of MedAssets, Inc. as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP (formerly known as BDO Seidman, LLP), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where you can find more information

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including MedAssets, that file electronically with the SEC.

We maintain a website at http://www.medassets.com. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information on or accessible from our website is not incorporated by reference and is not a part of this prospectus.

Information filed with the SEC by the Company is “incorporated by reference” in the prospectus. This means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that the Company later files with the SEC will automatically update and supersede this information. The documents listed below and any future filings made with the SEC by MedAssets under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this exchange offer are being incorporated herein by reference:

• Annual Report on Form 10-K, for the fiscal year ended December 31, 2010 filed on March 1, 2011;

• Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2011 filed on May 10, 2011;

• Current Reports on Forms 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K), filed on May 4, 2001, May 6, 2011, May 13, 2011 and May 26, 2011; and

• Definitive Proxy Statement on Schedule 14A, filed on May 2, 2011.

You may request a copy of any or all of the documents incorporated by reference in this prospectus, at no cost, by writing or calling our offices at the following address:

100 North Point Center East, Suite 200
Alpharetta, Georgia 30022
(678) 323-2500
Attention: Company Secretary

OFFERS TO EXCHANGE

$325.0 million principal amount of its 8.0% senior notes due 2018 registered under the Securities Act of 1933 for any and all outstanding $325.0 million principal amount of its 8.0% senior notes due 2018

PROSPECTUS

Dealer Prospectus Delivery Obligations

Until            , 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            , 2011

Part II

Information not required in Prospectus

Item 20.	Indemnification of Directors and Officers.

Delaware law and our amended and restated certificate of incorporation provide that we will, under certain situations, indemnify person made or threatened to be made a party to a proceeding, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company). No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery (the “Court of Chancery”) or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Company for such expenses which the Court of Chancery or such other court shall deem proper. Reference is made to Section 145 of the Delaware General Corporation Law for a full statement of the indemnification rights under Delaware law.

The Company has entered into director and officer indemnification agreements with certain of our directors and officers. The indemnification agreements provide that the Company will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted or required by the laws of the State of Delaware, against any and all claims based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the indemnitee in his or her capacity as a director, officer, employee or agent, including as a member of any committee of the board of directors, of the Company or as a director, officer, employee, member, manager, trustee or agent, including as a member of any committee of the board of directors or similar governing body, of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which the indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by the indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) above, or (iii) the indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) above or any actual, alleged or suspected act or failure to act by the indemnitee in connection with any obligation or restriction imposed upon the indemnitee by reason of such status. The indemnification agreements provide that the indemnitee shall have the right to advancement by the Company prior to the final disposition of any indemnifiable claim of any and all actual and reasonable expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the indemnitee. For the duration of an indemnitee’s service as a director and/or officer of the Company and for a reasonable period of time thereafter, which such period may be determined by the Company in its sole discretion, the Company is obligated to use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.

We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 21.	Exhibits and Financial Statement Schedules.

(A)  Exhibits.

A list of exhibits filed with this Registration Statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21(a) by reference.

(B)  Financial Statement Schedule.

See Financial Statement Schedule attached hereto as Schedule II.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statements as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MEDASSETS, INC.

By:	/s/ John A. Bardis
Name: John A. Bardis

Title:	President and Chief Executive Officer

Power of Attorney

We, the undersigned directors and officers of MedAssets, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Bardis Name: John A. Bardis	Chairman of the Board of Directors , President and Chief Executive Officer (Principal Executive Officer)	July 22, 2011

/s/ Charles O. Garner Name: Charles O. Garner	Chief Financial Officer (Principal Financial Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Chief Accounting Officer (Principal Accounting Officer)	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director, Chief Operating Officer	July 22, 2011

/s/ Samantha Trotman Burman Name: Samantha Trotman Burman	Director	July 22, 2011

/s/ Harris Hyman IV Name: Harris Hyman IV	Director	July 22, 2011

/s/ Vernon R. Loucks, Jr. Name: Vernon R. Loucks, Jr.	Director	July 22, 2011

/s/ Terrence J. Mulligan Name: Terrence J. Mulligan	Director	July 22, 2011

/s/ C.A. Lance Piccolo Name: C.A. Lance Piccolo	Director	July 22, 2011

/s/ John C. Rutherford Name: John C. Rutherford	Director	July 22, 2011

/s/ Samuel K. Skinner Name: Samuel K. Skinner	Director	July 22, 2011

/s/ Bruce F. Wesson Name: Bruce F. Wesson	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Aspen Healthcare Metrics LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Aspen Healthcare Metrics LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Aspen Healthcare Metrics LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel Piro Name: Daniel Piro	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Analytical Systems, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized , in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Analytical Systems, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Analytical Systems, LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Stephanie Alexander Name: Stephanie Alexander	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Supply Chain Systems, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Supply Chain Systems, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Supply Chain Systems, LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Net Revenue Systems, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Net Revenue Systems, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Net Revenue Systems, LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rand A. Ballard Name: Rand A. Ballard	Vice President, Director (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Dominic & Irvine, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Dominic & Irvine, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Dominic & Irvine, LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Services LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Services LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Services LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John A. Bardis Name: John A. Bardis	President, Director (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Broadlane Intermediate Holdings, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Broadlane Intermediate Holdings, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Broadlane Intermediate Holdings, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Broadlane NY, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Broadlane NY, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Broadlane NY, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Ventures, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Ventures, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Ventures, LLC, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, MedAssets Insurance Solutions, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

MedAssets Insurance Solutions, LLC

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of MedAssets Insurance Solutions, LLC C, do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Health Equipment Logistics and Planning, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Health Equipment Logistics and Planning, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Health Equipment Logistics and Planning, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Healthcare Performance Partners, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

Healthcare Performance Partners, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of Healthcare Performance Partners, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, KP Select, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

KP Select, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of KP Select, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, The Broadlane Group, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 22nd day of July, 2011.

The Broadlane Group, Inc.

By:	/s/ Jonathan H. Glenn
Name: Jonathan H. Glenn

Title:	Vice President and Secretary

Power of Attorney

We, the undersigned officers of The Broadlane Group, Inc., do hereby constitute and appoint Jonathan H. Glenn and Charles O. Garner, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph Greskoviak Name: Joseph Greskoviak	President (Principal Executive Officer)	July 22, 2011

/s/ Lance M. Culbreth Name: Lance M. Culbreth	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer) (Principal Accounting Officer)	July 22, 2011

/s/ John A. Bardis Name: John A. Bardis	Director	July 22, 2011

/s/ Rand A. Ballard Name: Rand A. Ballard	Director	July 22, 2011

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 24, 2008)
3.2	Amended and Restated By-laws of the Company (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 24, 2008)
3.3	Certificate of Formation of Aspen Healthcare Metrics LLC (f/k/a Aspen Acquisition LLC), as amended
3.4	Limited Liability Company Agreement of Aspen Healthcare Metrics LLC (f/k/a Aspen Acquisition LLC)
3.5	Amended and Restated Certificate of Formation of MedAssets Analytical Systems, LLC (f/k/a Aspen Healthcare Information Services, LLC), as amended
3.6	Limited Liability Company Agreement of MedAssets Analytical Systems, LLC (f/k/a Aspen Healthcare Information Services, LLC)
3.7	Certificate of Formation of MedAssets Supply Chain Systems, LLC, as amended
3.8	Limited Liability Company Agreement of MedAssets Supply Chain Systems, LLC
3.9	Certificate of Formation of MedAssets Net Revenue Systems, LLC (f/k/a OSI Systems, LLC), as amended
3.10	Limited Liability Company Agreement of MedAssets Net Revenue Systems, LLC (f/k/a OSI Systems, LLC)
3.11	Certificate of Formation of Dominic & Irvine, LLC (f/k/a Dolphin Acquisition, LLC), as amended
3.12	Amended and Restated Limited Liability Company Agreement of Dominic & Irvine (f/k/a Dolphin Acquisition, LLC)
3.13	Certificate of Formation of MedAssets Services LLC (f/k/a MedAssets Financial Services LLC), as amended
3.14	Amended and Restated Limited Liability Company Agreement of MedAssets Services LLC (f/k/a MedAssets Financial Services LLC)
3.15	Certificate of Incorporation of Broadlane Intermediate Holdings, Inc., as amended
3.16	By-laws of Broadlane Intermediate Holdings, Inc.

Exhibit No.	Exhibit Description

3.17	Certificate of Incorporation of Broadlane NY, Inc., as amended
3.18	By-laws of Broadlane NY, Inc.
3.19	Certificate of Formation of MedAssets Ventures, LLC (f/k/a Broadlane Ventures, LLC), as amended
3.20	Operating Agreement of MedAssets Ventures, LLC (f/k/a Broadlane Ventures, LLC), as amended
3.21	Certificate of Formation MedAssets Insurance Solutions, LLC (f/k/a Broadlane Ventures I, LLC), as amended
3.22	Operating Agreement of MedAssets Insurance Solutions, LLC (f/k/a Broadlane Ventures I, LLC), as amended
3.23	Certificate of Incorporation of Health Equipment Logistics and Planning, Inc., as amended
3.24	By-laws of Health Equipment Logistics and Planning, Inc.
3.25	Certificate of Incorporation of KP Select, Inc.
3.26	By-laws of KP Select, Inc.
3.27	Amended and Restated Certificate of Incorporation of The Broadlane Group, Inc. (f/k/a Broadlane, Inc. and Tendex, Inc.), as amended
3.28	By-laws of The Broadlane Group, Inc. (f/k/a Broadlane, Inc. and Tendex, Inc.)
3.29	Certificate of Incorporation of Healthcare Performance Partners, Inc. (f/k/a HPP Acquisition, Inc.), as amended
3.30	By-Laws of Healthcare Performance Partners, Inc. (f/k/a HPP Acquisition, Inc.), as amended
4.1
Indenture, dated as of November 16, 2010, among MedAssets, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010) (the “Indenture”)

4.2
Registration Rights Agreement, dated November 16, 2010 by and among the Company, the guarantors named therein and J.P. Morgan Securities LLC, for itself and on behalf of the several initial purchasers listed therein

4.3	Form of Exchange Global 8.0% Senior Notes due 2018 (Incorporated by reference to Exhibit B of the Indenture)
5.1	Opinion of Willkie Farr & Gallagher LLP

Exhibit No.	Exhibit Description

10.1	MedAssets Inc. 2004 Long-Term Incentive Plan (as amended) (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 No. 333-145693)
10.2	1999 Stock Incentive Plan (as amended) (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 No. 333-145693)
10.3
Credit Agreement, dated as of November 16, 2010, among MedAssets, Inc., each financial institution from time to time party thereto, Barclays Bank PLC, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, Bank of America, National Association, Fifth Third Bank and Raymond James Bank, FSB, as Co-Documentation Agents and General Electric Corporation as Senior Managing Agent (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010)

10.4
Employment Agreement, dated as of August 21, 2007, by and between the Company and John A. Bardis (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 No. 333-145693)

10.5
Employment Agreement, dated as of August 21, 2007, by and between the Company and Rand A. Ballard (Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 No. 333-145693)

10.6
Employment Agreement, dated as of August 21, 2007, by and between the Company and Jonathan H. Glenn (Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 No. 333-145693)

10.7
Employment Agreement, dated as of August 21, 2007, by and between the Company and L. Neil Hunn (Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1 No. 333-145693)

10.8
Form of Indemnification Agreement entered into by the Company with each of its executive officers and directors (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1 No. 333-145693)

10.9	MedAssets, Inc. Long Term Performance Incentive Plan (Incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Form DEF 14A filed on September 30, 2008)
10.10	Form of Stock Appreciation Right (non-performance based) Grant Notice and Agreement (Incorporated by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 11, 2009)
10.11	Form of Stock Appreciation Right (performance based) Grant Notice and Agreement (Incorporated by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 11, 2009)
10.12	Form of Restricted Stock (non-performance based) Grant Notice and Agreement (Incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on March 11, 2009)

Exhibit No.	Exhibit Description

10.13	Form of Restricted Stock (performance based) Grant Notice and Agreement (Incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on March 11, 2009)
10.14
Employment Agreement, dated as of November 16, 2010, by and between the Company and Lance M. Culbreth (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K filed on November 19, 2010)

10.15
Employment Agreement, dated as of November 16, 2010, by and between the Company and Patrick Ryan (Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K filed on November 19, 2010)

10.16
Employment Agreement, dated as of January 7, 2011, by and between the Company and Charles Garner (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 10, 2011)

12.1	Statement re Computation of Ratio of Earnings to Fixed Charges
21.1	List of Company Subsidiaries
23.1	Consent of KPMG, LLP with respect to the consolidated financial statements of the Company
23.2	Consent of BDO USA, LLP with respect to the consolidated financial statements of the Company
23.3	Consent of Willkie Farr & Gallagher LLP (included in the opinion referred to in 5.1 above)
24.1	Power of Attorney with respect to the Company and the Subsidiary Guarantors (included in the signature pages hereto)
25.1	Statement of Eligibility of Trustee
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letter to Clients
99.4	Form of Letter to Nominees